      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1996


                                                       REGISTRATION NO. 333-4164
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          GREENWICH AIR SERVICES, INC.
             (Exact name of registrant as specified in its charter)
                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                           --------------------------

           DELAWARE                          3724                  58-1758941
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                                P.O. BOX 522187
                              MIAMI, FLORIDA 33152
                                 (305) 526-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ROBERT J. VANARIA
      SENIOR VICE PRESIDENT OF ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                          GREENWICH AIR SERVICES, INC.
                                P.O. BOX 522187
                              MIAMI, FLORIDA 33152
                                 (305) 526-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                WITH COPIES TO:

          ANDREW HULSH, Esq.
     Greenberg, Traurig, Hoffman,                HOWARD L. SHECTER, Esq.
    Lipoff, Rosen & Quentel, P.A.              Morgan, Lewis & Bockius LLP
         1221 Brickell Avenue                        101 Park Avenue
         Miami, Florida 33131                    New York, New York 10178
            (305) 579-0500                            (212) 309-6000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________________
    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / / _____________________
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                                                                                             ADDRESS, INCLUDING ZIP
                             STATE OR OTHER   PRIMARY STANDARD                            CODE, AND TELEPHONE NUMBER,
                              JURISDICTION       INDUSTRIAL                                 INCLUDING AREA CODE, OF
                                   OF          CLASSIFICATION        I.R.S. EMPLOYER         REGISTRANT'S PRINCIPAL
           NAME              INCORPORATION       CODE NUMBER      IDENTIFICATION NUMBER        EXECUTIVE OFFICES
- ---------------------------  --------------  -------------------  ---------------------  ------------------------------
Gas Turbine Corporation           Delaware             3724               06-1391887     51 Bardley Park Rd.
                                                                                          P.O. Box 1258
                                                                                          East Granby, CT 06026
                                                                                          (305) 526-7000
Greenwich Turbine, Inc.           Delaware             1629               06-1419037     51 Bardley Park Rd
                                                                                          P.O. Box 1258
                                                                                          East Granby, CT 06026
                                                                                          (305) 526-7000
GASI Engine Services              Delaware             3724                --            P.O. Box 522187
Corporation                                                                               Miami, FL 33152
                                                                                          (305) 526-7000
Gas Turbine Test                  Delaware             3724               11-3137992     51 Bardley Park Rd
Corporation                                                                               P.O. Box 1258
                                                                                          East Granby, CT 06026
                                                                                          (305) 526-7000
Greenwich Foreign Sales           Barbados             3724                --            P.O. Box 522187
Corporation                                                                               Miami, FL 33152
                                                                                          (305) 526-7000
Greenwich Air                     Delaware             3724                --            P.O. Box 522187
Services -- Texas, L.P.                                                                   Miami, FL 33152
                                                                                          (305) 526-7000
McAllen Components, L.P.          Delaware             3724                --            P.O. Box 522187
                                                                                          Miami, FL 33152
                                                                                          (305) 526-7000

                          GREENWICH AIR SERVICES, INC.
                             CROSS-REFERENCE SHEET
  PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF
                   INFORMATION REQUIRED BY ITEMS OF FORM S-1.

ITEM NUMBER AND HEADING IN FORM S-1 REGISTRATION STATEMENT                         LOCATION IN PROSPECTUS
- ------------------------------------------------------------------  ----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus........................  Outside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus............................................  Inside Front and Outside Back Cover Pages
       3.  Summary Information, Risk Factors and Ratio of Earnings
            to Fixed Charges......................................  Prospectus Summary; Risk Factors; Selected
                                                                     Historical Financial Data
       4.  Use of Proceeds........................................  Prospectus Summary; Use of Proceeds; Management's
                                                                     Discussion and Analysis of Financial Condition and
                                                                     Results of Operations
       5.  Determination of Offering Price........................  Underwriting
       6.  Dilution...............................................  Not Applicable
       7.  Selling Security Holders...............................  Not Applicable
       8.  Plan of Distribution...................................  Outside Front Cover Page; Underwriting
       9.  Description of Securities to be Registered.............  Prospectus Summary; Capitalization; Dividend Policy;
                                                                     Description of Notes
      10.  Interests of Named Experts and Counsel.................  Legal Matters
      11.  Information with Respect to the Registrant.............  Outside Front and Inside Front Cover Pages;
                                                                     Prospectus Summary; Risk Factors; The Aviall
                                                                     Acquisition; Concurrent Transactions;
                                                                     Capitalization; Unaudited Pro Forma Combined
                                                                     Financial Information; Selected Historical
                                                                     Financial Data; Management's Discussion and
                                                                     Analysis of Financial Condition and Results of
                                                                     Operations; Industry Overview; Business;
                                                                     Management; Certain Transactions; Principal
                                                                     Stockholders; Description of Capital Stock;
                                                                     Description of Certain Indebtedness; Description of
                                                                     Notes; Financial Statements
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities........................  Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             SUBJECT TO COMPLETION

                                  JUNE 4, 1996


PROSPECTUS

$150,000,000
                                                                   [LOGO]
GREENWICH AIR SERVICES, INC.
   % SENIOR NOTES DUE 2006

The % Senior Notes Due 2006 (the "Notes") are being offered (the "Note Offering") by Greenwich Air Services, Inc. ("Greenwich" or the "Company") and
will mature on                  , 2006. Interest  on the Notes  will be  payable
semi-annually  on                  and                 of  each year, commencing
            , 1996. The Notes will be redeemable at the option of the Company at
any time, in whole or in part, on or after             , 2001, at the redemption
prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. Upon a Change in Control (as defined herein), holders of the Notes may require the Company to purchase all or a portion of the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes--Repurchase at the Option of Holders Upon a Change of Control."

The Notes will be senior unsecured obligations of the Company, will rank PARI PASSU with all unsubordinated, unsecured indebtedness of the Company, and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes will also be guaranteed on a senior unsecured basis by the Subsidiary Guarantors (as defined) and jointly secured on a PARI PASSU basis with indebtedness under the New Credit Facility (as defined) by a pledge of 65% of the capital stock of Aviall U.K. As of March 31, 1996, after giving effect to the Note Offering and the Initial Drawdown (as defined) under the New Credit Facility, the total consolidated indebtedness of the Company would have been $239.6 million.

Concurrent with the Note Offering, the Company is offering 3,400,000 shares and a selling stockholder is offering 600,000 shares of Class B Common Stock of the Company (the "Class B Common Stock") to the public (the "Common Stock Offering"). Consummation of the Note Offering is not contingent upon consummation of the Common Stock Offering, and there can be no assurance that the Common Stock Offering will be consummated. Consummation of the Note Offering is contingent upon, and will occur simultaneously with, the consummation of the New Credit Facility and the Aviall Acquisition (as defined).

SEE "RISK FACTORS" BEGINNING ON PAGE 12 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ------------------------------------------------------------------------------------------------------
                                                  PRICE TO          UNDERWRITING      PROCEEDS TO
                                                  PUBLIC(1)         DISCOUNT          COMPANY(2)
Per Note........................................         %                 %                 %
Total...........................................         $                 $                 $
- ------------------------------------------------------------------------------------------------------

(1)  Plus  accrued interest, if  any, from                , 1996  to the date of
     delivery.

(2)  Before  deducting  expenses  payable  by   the  Company  estimated  to   be
     $          .

The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made through the facilities of The Depository
Trust Company, on or about             , 1996.

SALOMON BROTHERS INC
                            OPPENHEIMER & CO., INC.
                                                         DILLON, READ & CO. INC.
The date of this Prospectus is             , 1996

One of the Company's four 100,000-pound thrust test cells with computerized real-time data retrieval and trim balance systems used to performance test high by-pass engines. The Company operates a total of ten engine test cells.

    IN CONNECTION WITH THE NOTE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) AND PRO FORMA FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. THE CONSUMMATION OF THE NOTE OFFERING WILL OCCUR CONCURRENTLY WITH, AND IS CONDITIONED UPON, THE CONSUMMATION OF (I) GREENWICH'S ACQUISITION (THE "AVIALL ACQUISITION") OF THE COMMERCIAL GAS TURBINE ENGINE SERVICE AND ENGINE COMPONENTS REPAIR BUSINESS OF AVIALL, INC. AND AVIALL SERVICES, INC. (COLLECTIVELY, "AVIALL") AND (II) A $175.0 MILLION SENIOR SECURED REVOLVING CREDIT FACILITY (THE "NEW CREDIT FACILITY"). THE NOTE OFFERING IS ANTICIPATED TO OCCUR CONCURRENTLY WITH, BUT IS NOT CONTINGENT UPON, THE COMMON STOCK OFFERING. IN THE EVENT THAT THE COMMON
STOCK OFFERING IS NOT CONSUMMATED, BUT THE NOTE OFFERING AND THE NEW CREDIT FACILITY ARE CONSUMMATED, GREENWICH WILL PAY $80.4 MILLION OF THE PURCHASE PRICE FOR THE AVIALL BUSINESS (AS DEFINED BELOW) BY THE DELIVERY OF UP TO $55.0 MILLION IN SHARES OF ITS CLASS B COMMON STOCK TO AVIALL, AND THE BALANCE WILL BE PAID IN CASH THROUGH ADDITIONAL BORROWINGS UNDER THE NEW CREDIT FACILITY. ALL INFORMATION IN THIS PROSPECTUS ASSUMES (I) A PUBLIC OFFERING PRICE IN THE COMMON STOCK OFFERING OF $25 1/4 PER SHARE, THE CLOSING PRICE OF THE CLASS B COMMON STOCK AS REPORTED BY THE NASDAQ NATIONAL MARKET ON MAY 10, 1996, (II) NO
EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION IN CONNECTION WITH THE COMMON STOCK OFFERING AND (III) THE DISTRIBUTION ON MAY 8, 1996 BY GREENWICH OF ONE SHARE OF CLASS B COMMON STOCK FOR EACH SHARE OF GREENWICH'S CLASS A COMMON STOCK OUTSTANDING ON APRIL 18, 1996. PRO FORMA INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO (I) THE NOTE OFFERING, (II) THE AVIALL ACQUISITION, (III) INITIAL BORROWINGS UNDER THE NEW CREDIT FACILITY OF $74.4 MILLION (THE "INITIAL DRAWDOWN") AND (IV) THE COMMON STOCK OFFERING, IN EACH CASE AS IF IT HAD OCCURRED ON OCTOBER 1, 1994, UNLESS OTHERWISE INDICATED. ALL REFERENCES TO FISCAL YEARS REFER TO THE FISCAL YEAR OF GREENWICH ENDED SEPTEMBER 30 UNLESS THE CONTEXT OTHERWISE INDICATES.

    ALL REFERENCES TO (I) COMMON STOCK INCLUDE BOTH THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK, (II) "GREENWICH" MEAN GREENWICH AIR SERVICES, INC. AND ITS CONSOLIDATED SUBSIDIARIES BEFORE GIVING EFFECT TO THE AVIALL ACQUISITION, (III) THE "AVIALL BUSINESS" MEAN THE COMMERCIAL GAS TURBINE ENGINE SERVICE AND ENGINE COMPONENTS REPAIR BUSINESS OF AVIALL BEFORE GIVING EFFECT TO THE AVIALL ACQUISITION AND (IV) THE "COMPANY" MEAN GREENWICH AND ITS CONSOLIDATED SUBSIDIARIES AFTER GIVING EFFECT TO THE AVIALL ACQUISITION.

                                  THE COMPANY

    On April 19, 1996, Greenwich and Aviall signed a definitive purchase agreement for the acquisition by Greenwich of the gas turbine engine service and engine components repair business of Aviall. The combination of Greenwich and the Aviall Business will create the largest and most diversified independent gas turbine engine repair and overhaul company in the world. On a pro forma basis, the Company would have had combined sales of $701.1 million and EBITDA (as defined below) of $63.1 million in fiscal 1995.

GREENWICH

    Greenwich is a leading independent provider of repair and overhaul services for gas turbine aircraft engines used to power Boeing 707, 727, 737 and 747; McDonnell Douglas DC-8, DC-9, DC-10 and MD-80; Airbus A-300; Lockheed L-1011; and a variety of military aircraft. Greenwich also services aeroderivative engines used in a variety of industrial and marine applications. In addition, Greenwich manages government and military service and maintenance programs and provides for the sale and refurbishment of gas turbine power plants (with electrical power output of up to 120 megawatts) in various countries around the world.

    Greenwich provides services to more than 400 customers including passenger airlines such as Carnival Airlines, Continental Airlines and VASP Brazilian Airlines; freight and package air carriers such as Emery Worldwide Airlines and United Parcel Service; banks and leasing companies such as The CIT Group and International Air Leases; utilities and industrial users such as Commonwealth
Edison, Dow Chemical and Southern California Gas; and military and government programs such as those involving the United States government, Boeing and Lockheed Martin. Greenwich's principal engine repair, overhaul and testing facilities are located at Miami International Airport, Miami, Florida; Bradley International Airport, East Granby, Connecticut; JFK International Airport, New York, New York; and Westover Airport, Chicopee, Massachusetts. Greenwich's net sales have increased from $75.8 million in fiscal 1991 to $196.3 million in fiscal 1995.

THE AVIALL BUSINESS

    The Aviall Business is the leading independent provider of gas turbine aircraft engine maintenance and engine components repair services. The Aviall Business provides repair and overhaul services for gas turbine engines used to power Boeing 727, 737, 747 and 767; McDonnell Douglas DC-9, DC-10, MD-11, MD-80 and MD-90; and Airbus A-300, A-319, A-320, A-321, A-330 and A-340 aircraft, and also services turboprop engines predominantly used by regional air carriers. The primary customer base of the Aviall Business includes major and regional commercial air and freight and package carriers such as America West, British Airways, Continental Airlines, Federal Express, Southwest Airlines and USAir. The engine repair and overhaul operations of the Aviall Business are located in Dallas, Texas; Fort Worth, Texas; and Prestwick, Scotland, and its components repair operations are located in McAllen, Texas.

    Aviall's engine repair and overhaul operations date back to 1932, and in 1955, it became the world's first major independent gas turbine engine repair facility. These operations have been owned by Aviall since Aviall was spun-off from Ryder System, Inc. ("Ryder") in 1993. The Aviall Business' net sales have increased to $504.8 million in 1995 from $482.9 million in 1993. The Aviall Business has spent in excess of $84.0 million over the last five calendar years to build state-of-the-art engine repair and overhaul facilities and to develop programs designed to provide the fastest overhaul turnaround time in the engine repair and overhaul industry. However, its operating income has declined significantly over this period. These declines in profitability can be attributed to a variety of factors, including unfavorable pricing granted to certain customers, inefficiencies in its overhaul operations, expenses associated with reengineering its facilities, and significant costs and penalties on specific contracts where the Aviall Business was unable to meet contractual requirements.

THE INDUSTRY

    The Company believes that the worldwide market for aircraft gas turbine engine repair and overhaul services is approximately $6.5 billion. Growth of the engine repair and overhaul market is primarily driven by the activity of the commercial aviation industry. Such market is projected to grow over the next ten years at an annual rate of 4% in North America, 8% in the Asia-Pacific region and 6% in Latin America. Approximately 55% of this market is currently serviced by operators of the engines, principally major commercial airlines, for their own engine needs. The remaining gas turbine engines are serviced by commercial airlines, the original equipment manufacturers ("OEMs") and by a limited number of independent operators, including the Company. Commercial airlines, OEMs and independent operators compete on the ability to provide services tailored to each customer's requirements, turnaround times, breadth of services offered and price.

    The repair and overhaul of aircraft engines is regulated by governmental agencies throughout the world, including the Federal Aviation Administration (the "FAA") and the British Civil Aviation Authority (the "BCAA"), and is supplemented by guidelines established by OEMs which generally require that engines be overhauled and certain engine components and parts be replaced after a certain number of flight hours or cycles (take-offs and landings). Engine maintenance costs can range from $100,000 for certain repairs to as much as $1.5 million or more for a complete engine overhaul.

    Certain trends within the aviation industry favoring independent overhaul providers include:

    -OUTSOURCING OF COMMERCIAL ENGINE SERVICES. In order to lower costs, many passenger airlines and freight and package carriers are seeking to outsource their engine servicing. Airlines such as British Airways, Continental Airlines, Southwest Airlines and USAir currently utilize third parties, and other airlines are expected to follow as labor agreements allow.

    -OUTSOURCING OF MILITARY MAINTENANCE SERVICES. It is estimated that the U.S.
     military market is greater than the commercial aircraft market for engine and aircraft maintenance and related services. The closing of military bases and reductions in personnel have resulted in an increase in the demand for these services in the commercial marketplace. As additional bases are closed or realigned, this trend is expected to continue.

    -INCREASED AIR TRAVEL. It is estimated that world air travel will grow by 70% by 2005 and the number of passenger and freight and package delivery aircraft in service will increase by 47%, which should substantially increase the demand for engine repair and overhaul services.

    -START-UP  AIRLINES.  Deregulation of  the aviation  industry in  the United
     States and the European Community, relatively low barriers to entry and excess capacity in equipment, as well as increased consumer demand for air travel, has led to the emergence of several low cost start-up airlines. Because start-up airlines generally do not invest in the infrastructure necessary to service their aircraft, many outsource all of their engine repair and overhaul services. Start-up airlines also tend to use older aircraft with engines that require greater servicing. Consequently, the Company believes that the growth of start-up airlines is increasing demand for independent engine repair and overhaul services.

    -GROWTH OF DEMAND FOR AIR FREIGHT AND PACKAGE DELIVERY. The demand for air freight and package delivery is projected to grow at an average annual rate of 7% over the next 20 years. This trend is expected to result in the continued growth of established carriers such as Airborne Express, Emery Worldwide Airlines, Federal Express and United Parcel Service, and has caused the emergence of new cargo carriers such as Atlas Air and Polar Air. Many of these carriers also use older aircraft, increasing the demand for engine repair and overhaul services.

    -LEASING COMPANIES. The number of aircraft owned by financial institutions or leasing companies, many of which use independent engine repair and overhaul services, has grown from just over 200 aircraft in 1986 to over 1,000 aircraft in 1995.

THE AVIALL ACQUISITION

    On April 19, 1996, Greenwich entered into a definitive agreement to acquire the gas turbine engine service and engine components repair business of Aviall for a purchase price estimated to be approximately $239.0 million (net of assumed liabilities). The purchase price of the Aviall Business, $5.6 million in estimated expenses related to the Aviall Acquisition and the New Credit Facility and amounts needed to repay certain existing indebtedness of $55.3 million will be financed through approximately $80.4 million of net proceeds from the Common Stock Offering, approximately $145.1 million of net proceeds of the Note Offering and approximately $74.4 million from the Initial Drawdown. In the event that the Common Stock Offering is not consummated, but the Note Offering and the New Credit Facility are consummated, Greenwich will pay $80.4 million of the purchase price for the Aviall Business by the delivery of up to $55.0 million in shares of its Class B Common Stock to Aviall, and the balance will be paid in cash through additional borrowings under the New Credit Facility.

COMPETITIVE ADVANTAGES

    The Company believes that its principal competitive advantages are:

    -WORLDWIDE LEADER. The Company will be the world's largest independent gas turbine engine repair and overhaul company and will have major facilities strategically located in the United States and in Europe. In addition, the Company believes that its base of over 500 customers will be the largest and most diversified of all independent providers of gas turbine repair and overhaul services.

    -FULL SERVICE PROVIDER.  Upon consummation  of the  Aviall Acquisition,  the
     Company will provide repair and overhaul services on 14 engine lines and 50 engine models, supporting the world's five leading gas turbine engine manufacturers -- CFM International, General Electric, International Aero Engines, Pratt & Whitney and Rolls Royce. The Company believes that no other independent overhaul company or OEM has this breadth of capabilities.

    -EFFICIENT PROVIDER. The Company believes that it will continue to provide its customers with a high level of service at competitive prices, as a result of existing and anticipated productivity of its work force, efficient production techniques and the ability to acquire inventory and fixed assets at costs which will improve combined profit margins and reduce the cost of entry into new product lines.

    -STRONG ENTREPRENEURIAL MANAGEMENT  TEAM. Greenwich's  operating income  has grown at a compound annual growth rate of 43% since 1993. In 1994, Greenwich acquired the assets of Gas Turbine Corporation East Granby Division (the "GTC Division"), a company with revenues of approximately 83% of Greenwich's revenues at the time of the acquisition. Greenwich successfully integrated the GTC Division and improved its operating performance and profitability through the reduction of personnel, the elimination of duplicate functions, the rationalization of product lines and the realignment of overhaul services among Greenwich's facilities.

COMPANY STRATEGY

    INTEGRATION PLAN

    The Company's strategy following the Aviall Acquisition is to improve the profitability of the Aviall Business, enhance services offered to the Company's customers and to maintain Greenwich's historical efficiency. The Company intends to implement this strategy by:

    -ACHIEVING COST REDUCTIONS. The Aviall Acquisition will enable the Company to eliminate duplicative functions currently being performed by both Greenwich and the Aviall Business in the areas of administration, finance, sales, marketing, purchasing, technical and field services, and management information systems ("MIS systems"). The Company will also eliminate a portion of certain other corporate overhead charges which have historically been allocated by Aviall to the Aviall Business. In addition, the Company will benefit by having Greenwich utilize the Aviall Business' components repair facility to perform work that Greenwich formerly contracted out to third parties.

    -IMPROVING  OPERATING EFFICIENCIES. Greenwich believes that it is one of the most efficient providers of gas turbine engine repair and overhaul services. The Company intends to achieve greater production and operating efficiencies by realigning engine repair and overhaul services among its several facilities. The Company also intends to integrate the MIS systems which have been successfully utilized by Greenwich with those of the Aviall Business. These MIS systems are expected to provide the Company's management with the ability to monitor operating costs utilizing real-time data while enhancing the information flow to the Company's customers.

    -IMPROVING CONTRACTUAL PERFORMANCE. Greenwich believes that its experienced and entrepreneurial management team will enable the Aviall Business to improve engine turnaround time and reduce related contractual penalties through increased productivity of the Aviall Business' domestic workforce and improved operating and production efficiencies. The Aviall Business incurred contractual penalties of approximately $6.2 million in 1995, primarily for late deliveries on scheduled engine overhauls.

    STRATEGIC OBJECTIVES

    Upon integration of Greenwich and the Aviall Business, the Company's long-term strategic objectives will be to improve its profitability, maintain its position as the world's largest independent provider of gas turbine engine repair and overhaul services, and accelerate its growth. The Company's strategic objectives may be summarized as follows:

    -SERVICE NEW ENGINE LINES AND MODELS. Greenwich has successfully implemented a strategy to increase the number of engine lines and models serviced by its facilities, thereby creating new market opportunities while offering its customers one-stop shopping capability. The Company will continue this strategy and seek to develop servicing capabilities for additional high by-pass and high horsepower gas turbine engines. Many of the Company's existing customers use engines for which the Company currently has no servicing capabilities and development of such capabilities would present the Company with opportunities to expand the services provided to these customers.

    -OFFER ADDITIONAL SERVICES TO EXISTING CUSTOMERS. Many of the engine lines and models serviced by the Aviall Business are not currently serviced by Greenwich and many of the engine lines and models serviced by Greenwich are not currently serviced by the Aviall Business. The Company believes that opportunities exist to provide services to customers of both Greenwich and the Aviall Business for engine lines and models previously serviced by competitors. Continental Airlines is the only major customer serviced by both Greenwich and the Aviall Business.

    -SERVICE AERODERIVATIVE ENGINE LINES. Certain  of the engine lines  serviced by the Company for its airline and cargo customers have aeroderivative engine lines used in industrial, marine and military applications. Greenwich has been successful in providing service to the aeroderivative gas turbine engine market, resulting in sales growth in these services from $10.5 million in 1992 to $19.0 million in 1995.

    -EXPAND SERVICE TO REGIONAL CARRIERS. The Aviall Business is a leading provider of engine repair and overhaul services for the PW-100, an engine predominantly used by regional carriers. The Company believes that this market has the potential for substantial growth and that the Company will be well-positioned to capture a larger share of this market.

    The Company maintains its principal executive offices at 4590 N.W. 36th Street, Building 23, Miami International Airport, Miami, Florida, 33122, and its telephone number is (305) 526-7000.

                                  THE OFFERING

Notes Offered.....................  $150,000,000  principal amount of    %  Senior Notes due
                                    2006.
Maturity..........................  The Notes will mature on              , 2006.
Interest Payment Dates............  Interest on the  Notes is payable  semiannually on  each
                                              and           , commencing           , 1996.
Optional Redemption...............  The  Notes  will  be  redeemable at  the  option  of the
                                    Company at any time,  in whole or in  part, on or  after
                                              ,  2001,  at the  redemption prices  set forth
                                    herein, plus accrued and unpaid interest, if any, to the
                                    date of redemption.
Sinking Fund......................  None.
Change of Control.................  Upon a Change of Control (as defined), the Company  will be  required to make an offer to purchase the Notes at a
                                    purchase price  equal to  101% of  the principal  amount
                                    thereof plus accrued and unpaid interest, if any, to the
                                    date   of  purchase.   See  "Description   of  Notes  --
                                    Repurchase at the  Option of  Holders Upon  a Change  of
                                    Control."
Ranking...........................  The  Notes  are  senior  unsecured  obligations  of  the
                                    Company, will rank PARI PASSU with other unsubordinated,
                                    unsecured indebtedness  of the  Company, and  will  rank
                                    senior  in  right of  payment  to all  existing  and any
                                    future subordinated  indebtedness  of the  Company.  The
                                    Notes  will  also be  guaranteed  on a  senior unsecured
                                    basis by  the  Subsidiary Guarantors  (as  defined)  and
                                    jointly  secured on a PARI PASSU basis with indebtedness
                                    under the New Credit Facility by a pledge of 65% of  the
                                    capital  stock of Aviall Limited.  As of March 31, 1996,
                                    after giving effect to  the Note Offering, Common  Stock
                                    Offering,   the  Aviall  Acquisition   and  the  Initial
                                    Drawdown, the  total  consolidated indebtedness  of  the
                                    Company  would have  been approximately  $239.6 million.
                                    See "Risk Factors  -- Substantial Leverage;  Restrictive
                                    Covenants,"  "Capitalization,"  "Description  of Certain
                                    Indebtedness" and "Description of Notes."
Certain Covenants.................  The Indenture (as  defined) for the  Notes will  contain limitations  on, among other  things, (a) the Incurrence
                                    of additional Company  Indebtedness, (b) the  Incurrence
                                    of  Indebtedness or  the issuance of  Preferred Stock by
                                    Restricted Subsidiaries,  (c) the  payment of  dividends
                                    and other distributions with respect to Capital Stock of
                                    the  Company and the  purchase, redemption or retirement
                                    of Capital  Stock  of the  Company,  (d) the  making  of
                                    certain  Investments,  (e)  the  incurrence  of  certain
                                    Liens, (f)  sale  and leaseback  transactions,  (g)  the
                                    issuance  and  sale  of Capital  Stock  of,  and certain
                                    payments by, Restricted Securities, (h) Asset Sales  (as
                                    defined)  by the Company or the Restricted Subsidiaries,
                                    (i) transactions with Affiliates, (j) the designation of
                                    Restricted  and  Unrestricted  Subsidiaries,  (k)  Guar-
                                    antees  of  Indebtedness  by  the  Company's  Restricted
                                    Subsidiaries  and   (l)  consolidations,   mergers   and
                                    transfers of assets. See "Description of Notes."

Concurrent Transactions...........  Concurrently with the Note Offering, the Company is con-
                                    ducting the Common Stock Offering by means of a separate
                                    Prospectus  (the  Note  Offering  and  the  Common Stock
                                    Offering  are  together  referred   to  herein  as   the
                                    "Offerings").  The Note Offering will occur concurrently
                                    with, and is contingent upon, consummation of the Aviall
                                    Acquisition  and  the  New  Credit  Facility.  The  Note
                                    Offering  is anticipated to occur concurrently with, but
                                    is not contingent upon,  the consummation of the  Common
                                    Stock  Offering, and no assurance  can be given that the
                                    Common Stock Offering will be consummated.  Concurrently
                                    with  the  consummation  of the  Note  Offering  and the
                                    Aviall Acquisition, the  Company will refinance  certain
                                    existing indebtedness through the New Credit Facility, a
                                    $175.0 million senior secured revolving credit facility.
                                    Pursuant   to   the   Initial   Drawdown,   the  Company
                                    anticipates that it will initially borrow  approximately
                                    $74.4  million  under the  New  Credit Facility.  In the
                                    event that the Common  Stock Offering is not  consummat-
                                    ed,  but the Note  Offering and the  New Credit Facility
                                    are consummated, Greenwich will pay $80.4 million of the
                                    purchase price for the  Aviall Business by the  delivery
                                    of  up to $55.0 million in  shares of its Class B Common
                                    Stock to Aviall, and  the balance will  be paid in  cash
                                    through  additional  borrowings  under  the  New  Credit
                                    Facility. See  "Concurrent Transactions,"  "Management's
                                    Discussion  and  Analysis  of  Financial  Condition  and
                                    Results of Operations -- Pro Forma Liquidity and Capital
                                    Resources" and "Description of Certain Indebtedness."
Use of Proceeds...................  The net  proceeds from  the  Offerings and  the  Initial
                                    Drawdown   are  estimated  to  be  approximately  $299.9
                                    million   ($314.3   million    if   the    Underwriters'
                                    over-allotment  option  is exercised  in full).  The net
                                    proceeds from  the Offerings  and the  Initial  Drawdown
                                    will  be used to  pay the purchase  price for the Aviall
                                    Acquisition  of  $239.0  million  and  $5.6  million  in
                                    expenses  relating to  the New  Credit Facility  and the
                                    Aviall Acquisition  and  to refinance  certain  existing
                                    indebtedness of $55.3 million. See "Use of Proceeds."
Risk Factors......................  An  investment  in  the  Notes  offered  hereby involves
                                    certain  risks  including   (i)  Substantial   Leverage;
                                    Restrictive    Covenants;   (ii)   Risks   of   Business
                                    Integration; (iii) Declining Operating Income of  Aviall
                                    Business;   (iv)  Dependence  Upon  Key  Customers;  (v)
                                    Unfavorable Agreements and Penalties; (vi)  Competition;
                                    (vii)  Potential Labor Issues;  (viii) Dependence on Key
                                    Suppliers;  (ix)  Dependence  on  Key  Management;   (x)
                                    Control by Principal Stockholders; (xi) Defense Spending
                                    Reductions;   (xii)   Airline  Industry   Risks;  (xiii)
                                    Government Regulation;  (xiv) Environmental  Regulation;
                                    (xv)  Product Liability Risks; (xvi) Risks Relating to a
                                    Change of  Control  and  (xvii) Absence  of  a  Previous
                                    Market for the Notes. See "Risk Factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following summary historical and pro forma financial data should be read in conjunction with Greenwich's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus and the Aviall Business' Combined Financial Statements and Notes thereto included elsewhere in this Prospectus as well as the information appearing in "Unaudited Pro Forma Combined Financial Information," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                  FISCAL YEAR ENDED SEPTEMBER 30, 1995
                                                        --------------------------------------------------------
                                                                 HISTORICAL
                                                        ----------------------------          PRO FORMA
                                                                         AVIALL       --------------------------
                                                         GREENWICH    BUSINESS (1)     ADJUSTMENTS    COMBINED
                                                        -----------  ---------------  -------------  -----------
INCOME STATEMENT DATA:
  Net sales...........................................  $   196,320     $ 504,755       $            $   701,075
  Gross profit........................................       31,362        42,196          20,394         93,952
  Income from operations..............................       17,725        12,150          25,084         54,959
  Interest expense....................................        7,951        19,216          (2,227)        24,940
  Net income (loss)...................................        6,201        (9,780)         22,130         18,551
  Fully-diluted weighted average number of shares.....   12,836,406                                   16,236,406
  Fully-diluted earnings per share....................  $      0.54                                  $      1.18
  Ratio of earnings to fixed charges (2)..............          2.1x                                         2.1x
OTHER FINANCIAL DATA:
  EBITDA (3)..........................................  $    19,932     $  31,809       $  11,407    $    63,148
  Depreciation and amortization.......................        1,815        19,659         (13,677)         7,797
  Capital expenditures................................        2,725        13,246                         15,971
  Pro forma total debt to EBITDA......................                                                       3.8x
  Pro forma EBITDA to interest expense................                                                       2.5x


                                                                    SIX MONTHS ENDED MARCH 31, 1996
                                                        --------------------------------------------------------
                                                                 HISTORICAL
                                                        ----------------------------          PRO FORMA
                                                                         AVIALL       --------------------------
                                                         GREENWICH    BUSINESS (4)     ADJUSTMENTS    COMBINED
                                                        -----------  ---------------  -------------  -----------
INCOME STATEMENT DATA:
  Net sales...........................................  $   118,625     $ 264,749       $            $   383,374
  Gross profit........................................       18,703        11,097          12,993         42,793
  Income (loss) from operations.......................       10,961        (6,392)         15,641         20,210
  Interest expense....................................        3,635         9,087            (593)        12,129
  Net income (loss)...................................        4,418       (56,219)         56,730          4,929
  Fully-diluted weighted average number of shares.....   12,844,590                                   16,244,590
  Fully-diluted earnings per share....................  $      0.35                                  $      0.31
  Cash dividends declared per share of common stock...  $      0.01                                  $      0.01
  Ratio of earnings to fixed charges (2)..............          2.6x                                         1.6x
OTHER FINANCIAL DATA:
  EBITDA (3)..........................................  $    11,980     $   3,636       $   8,604    $    24,220
  Depreciation and amortization.......................        1,019        10,028          (7,037)         4,010
  Capital expenditures................................        1,737         4,530                          6,267
  Pro forma EBITDA to interest expense................                                                       2.0
BALANCE SHEET DATA (AT PERIOD END):
  Working capital.....................................  $    98,178     $ 132,331       $  18,901    $   249,410
  Total assets........................................      188,298       463,038         (84,901)       566,435
  Total debt..........................................       65,653        17,954         155,947        239,554
  Stockholders' equity (Aviall investment)............       50,873       300,829        (220,479)       131,223

                                                        FISCAL YEARS ENDED                             SIX MONTHS ENDED
                                                           SEPTEMBER 30,                                  MARCH 31,
                                  ---------------------------------------------------------------  ------------------------
GREENWICH                             1991          1992        1993        1994         1995         1995         1996
- --------------------------------  -------------  ----------  ----------  -----------  -----------  -----------  -----------
HISTORICAL OPERATING DATA:
  Net sales.....................  $    75,821(5) $   62,009  $   69,467  $   105,233  $   196,320  $    83,147  $   118,625
  Gross profit..................       13,576        12,779      14,391       17,259       31,362       13,228       18,703
  Income from operations........        9,150         6,902       8,698       10,253       17,725        7,757       10,961
  Interest expense..............        3,678         2,950       3,039        4,758        7,951        3,813        3,635
  Net income....................        3,469         2,506       3,374        3,346        6,201        2,359        4,418
  Fully-diluted weighted average
   number of shares.............    9,972,000     9,648,000   8,000,000   12,574,654   12,836,406   13,102,190   12,844,590
  Fully-diluted earnings per
   share........................  $      0.35    $     0.26  $     0.42  $      0.33  $      0.54  $      0.21  $      0.35
  Cash dividends declared per
   share of common stock........                                                                                $      0.01
  Ratio of earnings to fixed
   charges (2)..................          2.3x          2.2x        2.5x         1.9x         2.1x         1.9x         2.6x
OTHER FINANCIAL DATA:
  EBITDA (3)....................  $    10,090    $    7,803  $    9,696  $    11,609  $    19,932  $     8,676  $    11,980
  Depreciation and
   amortization.................          829           807         950        1,285        1,815          875        1,019
  Capital expenditures..........          243         1,791       5,128        1,691        2,725          586        1,737
BALANCE SHEET DATA (AT PERIOD
 END)
  Working capital...............  $    33,329    $   39,430  $   46,010  $    76,078  $    87,829  $    83,480  $    98,178
  Total assets..................       50,376        59,102      67,708      138,423      185,620      160,210      188,298
  Total debt....................       26,338        29,411      35,686       74,985       67,880       79,537       65,653
  Stockholders' equity..........       10,620        13,126      15,951       27,963       36,788       30,322       50,873

                                                                  FISCAL YEARS ENDED           SIX MONTHS ENDED
                                                                     DECEMBER 31,                 MARCH 31,
                                                            -------------------------------  --------------------
AVIALL BUSINESS                                               1993       1994       1995     1995 (4)   1996 (4)
- ----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
HISTORICAL OPERATING DATA:
  Net sales...............................................  $ 482,938  $ 490,390  $ 504,755  $ 267,067  $ 264,749
  Gross profit............................................     62,374     53,167     42,196     30,342     11,097
  Income (loss) from operations...........................     32,368     17,776     12,150     14,048     (6,392)
  Interest expense........................................     13,984     18,171     19,216      9,958      9,087
  Net income (loss).......................................      7,606     (4,407)    (9,780)     2,459    (56,219)
  Ratio of earnings to fixed charges (2)..................        2.2x                             1.4x
OTHER FINANCIAL DATA:
  EBITDA (3)..............................................  $  48,545  $  35,031  $  31,809  $  23,377  $   3,636
  Depreciation and amortization...........................     16,177     17,255     19,659      9,329     10,028
  Capital expenditures....................................     14,501     21,572     13,246      9,807      4,530
BALANCE SHEET DATA (AT PERIOD END)
  Working capital.........................................  $ 194,602  $ 226,000  $ 175,436  $ 195,033  $ 132,331
  Total assets............................................    482,255    500,376    463,337    479,861    463,038
  Total debt..............................................     25,299     19,731     17,509     23,061     17,954
  Aviall investment.......................................    343,311    390,888    347,786    365,206    300,829

- ------------------------------
(1) Historical financial information presented for the Aviall Business is for the year ended December 31, 1995.

(2) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes, change in accounting, extraordinary items and fixed charges. Fixed charges consist of interest on indebtedness, including, if any, the amortization of debt issue costs, accretion of debt discount, interest expense accrued in accordance with EITF Issue No. 86-15 and one-third of rental expense (which is deemed representative of the interest factor therein). Earnings for the Aviall Business were insufficient to cover fixed charges in the historical fiscal years ended December 31, 1994 and 1995 and for the six months ended March 31, 1996 by $395, $7,066 and $55,046 (including $39,567 of restructuring costs), respectively.

(3) EBITDA represents net income (loss) before the cumulative effect of change in accounting plus provisions for income taxes, interest expense, depreciation and amortization, restructuring costs, and any charge related to any premium or penalty paid in connection with redeeming and retiring any indebtedness prior to its stated maturity. While EBITDA should not be construed as a substitute for income from operations, net income (loss) or cash flows from operating activities in analyzing the Company's operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity, and to determine the Company's ability to service debt.

(4) Historical financial information presented for the Aviall Business for the six months ended March 31, 1995 and 1996 includes the three months ended December 31, 1994 and 1995, respectively, which is also included in the summary historical financial information of the Aviall Business for the fiscal years ended December 31, 1994 and 1995, respectively.

(5) Includes $7,075 in revenues derived from the de-emphasized structural aircraft services business.

                                  RISK FACTORS

    In evaluating an investment in the Notes offered hereby, prospective investors should carefully consider the following factors together with the other information in this Prospectus.

    SUBSTANTIAL LEVERAGE; RESTRICTIVE COVENANTS. On a pro forma basis, the Company's total indebtedness on March 31, 1996 would have been $239.6 million, and the ratio of total debt to total capitalization as of March 31, 1996 would have been 0.65:1 ($264.9 million and 0.71:1, respectively, if the Company elects to issue Class B Common Stock as partial payment of the purchase price for the Aviall Acquisition in lieu of consummating the Common Stock Offering). The consequences of such leverage include, but are not limited to, the following:
(i) the Company will have significantly increased cash requirements for debt service; (ii) financial and other covenants and operating restrictions imposed by the terms of the New Credit Facility and the indenture (the "Indenture") entered into in connection with the Note Offering will require the Company to meet certain financial tests and will limit, among other things, its ability to borrow additional funds or to dispose of assets; (iii) the Company may be at a competitive disadvantage if the Company is more highly leveraged than its competitors; (iv) a downturn in the Company's business will have a more significant impact on its results of operations and (v) the Company will have approximately $86.0 million of indebtedness ranking pari passu to the Notes which will be secured by certain assets of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness. If the Company is in default under the New Credit Facility, the lenders thereunder could foreclose upon such collateral, which would have a material adverse effect upon the Company and the holders of Notes. The Company's ability to meet its debt service obligations will depend upon its ability successfully to integrate the Aviall Business with existing operations and other factors, many of which are not within its control, including fluctuating interest rates and general economic conditions. See "The Aviall Acquisition," "Concurrent Transactions," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources" and "Description of Certain Indebtedness."

    RISKS OF BUSINESS INTEGRATION. There can be no assurance that the Company will be able to integrate the operations of Greenwich and the Aviall Business successfully. The full benefits of a business combination of Greenwich and the Aviall Business will require the integration of administrative, finance, purchasing, engineering, sales and marketing organizations; the coordination of production efforts; and the implementation of appropriate operational, financial and management systems and controls. Such benefits will also be dependent upon an increase in the productivity of the workforce of the Aviall Business and the ability to meet performance requirements under specific contracts. These will require substantial attention from the senior management of Greenwich which has limited experience integrating the operations of acquired companies. Greenwich also has limited experience in conducting foreign operations such as the operations of the Aviall Business in Prestwick, Scotland. If the Company fails successfully to integrate Greenwich and the Aviall Business, the Company's business, results of operations and financial condition would be materially adversely affected. In addition, the Unaudited Pro Forma Combined Financial Information contains adjustments relating to the integration of the Aviall Business. Although these adjustments are based upon available information and certain assumptions the Company considers reasonable as of the date of this Prospectus, actual amounts could differ from those set forth therein. Moreover, no assurance can be given that the anticipated impact of the integration of the Aviall Business upon the Company's financial condition and results of operations as presented in such pro forma information will be as presented. See "Unaudited Pro Forma Combined Financial Information."

    DECLINING OPERATING INCOME OF AVIALL BUSINESS. During each of the three years ended December 31, 1993, 1994 and 1995, operating income of the Aviall Business was $32.4 million, $17.8 million and $12.2 million, respectively. This decline in operating income was primarily due to unprofitable results at certain of the Aviall Business' domestic engine service facilities, which the Company believes can be attributed to a variety of factors, including unfavorable pricing granted to certain customers, inefficiencies in its overhaul operations, high operating costs, contractual penalties for failing to meet agreed-upon turnaround times on completion of engine services and unfavorable customer contracts. A combination of price pressure from key commercial airline customers and inefficiencies or high operating costs could contribute to further declines in operating income or losses from certain of the domestic engine service operations purchased from Aviall, as well as erosion of the profit contributions from the Company's other operating facilities. No assurance can be given that the cost-saving and other measures intended to be implemented by the Company will be sufficient to enable these facilities to increase their level of profitability or to operate profitably in the future. A substantial reduction in anticipated consolidated earnings as a result of the occurrence of losses from consolidated operations of the Company could result in defaults under the New Credit Facility, the Notes or its 8% Convertible Subordinated Debentures due 2000 (the "Debentures"). Any such default would have a material adverse effect upon the Company's business and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources."


    DEPENDENCE ON KEY CUSTOMERS. The Company is dependent upon certain of its principal customers. USAir, Continental Airlines and Southwest Airlines accounted for approximately 19%, 17% and 12%, respectively, of the net sales derived by the Aviall Business, and the top five customers of the Aviall Business accounted for approximately 59% of its combined net sales, during the year ended December 31, 1995. Continental Airlines and Emery Worldwide Airlines accounted for approximately 18% and 10%, respectively, of Greenwich's net sales, and the top five customers of Greenwich accounted for approximately 44% of Greenwich's net sales, during fiscal 1995. On a pro forma basis, Continental Airlines would have accounted for approximately 17% of the Company's net sales, and the top five customers of the Company would have accounted for approximately 47% of the Company's net sales in fiscal 1995. The Aviall Business is currently seeking to renegotiate or extend certain long-term agreements under which engine repair and overhaul services are being provided to certain of its customers, including the agreement with USAir which will expire in October 1996. In addition, a significant engine repair and a overhaul agreement with CFM International, Inc. will expire on December 31, 1996 unless renewed. No assurance can be given that any or all of these agreements will be modified, renewed or extended on terms which are commercially favorable to the Company. The loss of any one or more of the Company's major customers could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and "Business -- Customers."


    UNFAVORABLE  AGREEMENTS AND  PENALTIES.   The pricing  and related  terms of
certain of the Aviall Business' long-term agreements with major customers, including penalties for failure to achieve agreed-upon turnaround times, have contributed to the significant declines in profitability of the Aviall Business. The Aviall Business suffered turnaround time penalties under certain engine services agreements of approximately $700,000 and $6.2 million in 1994 and 1995, respectively. Agreements, which represented net sales aggregating approximately $62.8 million in 1995 (12% of net sales) of the Aviall Business, provide for payments based upon revenue per flight hour of a customer's entire fleet of a specified engine type. Under such agreements, commonly referred to as "power-by-the-hour" agreements, the Aviall Business performs required repair and overhaul services for the engines covered by such agreement and receives a specified fee for each hour those engines are operated. Profitability under this type of agreement is dependent upon accurate estimates, including the number of hours to be flown and the extent of repairs required to be made to the engines covered by the agreement. The Company believes that certain of such "power-by-the-hour" agreements contributed negative cash flow and low gross margins to the Aviall Business in its fiscal year ended December 31, 1995. In December 1995, the Aviall Business adjusted its estimates under certain of these agreements and recorded a charge to earnings of $5.2 million. No assurance can be given that the adjusted estimates are accurate or that the Company will not incur similar charges or experience negative cash flow or low gross margins under these agreements. Furthermore, no assurance can be given that the Company will be able to improve operating efficiencies sufficiently or to renegotiate more favorable terms under such agreements so as to enable the Company to improve its overall profit margins and avoid continuing penalties or losses under certain of these agreements.

    COMPETITION. The Company is subject to intense competition in providing engine repair and overhaul services from certain of the major domestic and international commercial airlines, OEMs and other independent service centers, certain of which competitors have substantially greater capital and other resources than the Company. OEMs may also link the sale of aircraft engines with packages providing for financing terms and repair and overhaul services for both new engines and engines which are currently in use. See "Industry Overview" and "Business -- Competition."

    POTENTIAL LABOR ISSUES. The Aviall Business located at the Dallas, Texas engine service facility and the Fort Worth, Texas repair and test facility are represented by separate unions. Under the terms of the Purchase Agreement with Aviall, neither Greenwich nor the Company will assume Aviall's collective bargaining agreements with such unions. The Company intends to offer employment to those hourly employees of the Dallas and Fort Worth facilities as the Company requires and deems qualified. Recently, proposals were made to the unions representing the Dallas and Fort Worth employees to accept certain contractual concessions. Although the concessions were ratified by the Fort Worth employees subject to approval by the Dallas employees, the Dallas employees rejected such proposals. Following consummation of the Aviall Acquisition, no assurance can be given that the Company will be able to initially hire a sufficient number of hourly employees upon acceptable terms to meet its immediate needs, or that the Company would not be subject to labor disruption or other labor disputes which could materially adversely affect operations. In addition, no assurance can be given that, if the Company elects to reduce or shut down operations in Dallas or Fort Worth, the relocation of engine services to its other facilities will be accepted by major customers, or that such relocation can be accomplished without significant expense or disruption of operations. See "Business -- Employees."

    DEPENDENCE ON KEY SUPPLIERS. The Company is dependent on certain domestic and international OEMs for many of the key parts and components for the engines which it services. Many of these OEMs maintain their own gas turbine engine overhaul and repair facilities and compete with the Company for business from major commercial airlines and other customers. Although the Company believes that these manufacturers will continue to adhere to their current policy of supporting qualified independently-owned engine service providers, if their policy should change or if certain OEMs require scarce parts for their own overhaul and repair operations, the Company may incur shortages in the supply of required parts and components. An inability by the Company to maintain access to parts and components on commercially reasonable terms would have a material adverse effect on the Company's business, financial condition and results of operations.

    DEPENDENCE ON KEY MANAGEMENT. The Company's operations are dependent in part upon the expertise of certain key employees. Loss of the services of such employees, particularly Eugene P. Conese, the Chairman and Chief Executive Officer, or Eugene P. Conese, Jr., the President and Chief Operating Officer, could adversely affect the Company. The Company does not maintain key man life insurance for any of its executive officers.

    CONTROL BY PRINCIPAL STOCKHOLDERS. As of March 31, 1996, Eugene P. Conese, the Chairman of the Board and Chief Executive Officer of the Company, and his wife own of record and beneficially an aggregate of 55% of the Class A Common Stock and 55% of the Class B Common Stock and Eugene P. Conese, Jr., the President and Chief Operating Officer of the Company, owns of record and beneficially 3% of the Company's outstanding Class A Common Stock and 3% of the Class B Common Stock. Upon consummation of the Common Stock Offering, Eugene P. Conese and members of his immediate family will own in the aggregate approximately 58% of the outstanding Class A Common Stock and will control all decisions on matters submitted to a vote of the Company's stockholders. See "Principal Stockholders."

    DEFENSE SPENDING REDUCTIONS. Approximately 14% and 13% of Greenwich's net sales in fiscal 1995 and for the six months ended March 31, 1996, respectively, were derived from services provided for the United States military and other domestic and foreign government agencies, either directly or to prime contractors under military and government contracts. On a pro forma basis, sales to military and government agencies would have accounted for approximately 6% of sales in fiscal 1995. To date, reductions in the federal government's defense spending have not resulted in a decrease in net sales from military and other governmental programs. The Company believes that recent closings of military aircraft bases and reductions in personnel may increase the number of military gas turbine engines available for servicing by independent contractors, such as the Company, although no assurance can be given in this regard. Nevertheless, the Company cannot predict whether reductions in defense and governmental spending in general will adversely affect the Company's results of operations in the future. See "Business -- Engine Services -- Government Programs."

    AIRLINE INDUSTRY RISKS. In past years, the airline industry has been adversely affected by a number of factors, including increased fuel and labor costs and intense price competition. Several passenger airline carriers have encountered significant financial difficulties, resulting in certain of such carriers ceasing to conduct business or seeking protection from creditors under the federal bankruptcy laws. Certain passenger airline carriers have continued to operate under the protection of the federal bankruptcy laws and have continued to provide business to engine service providers such as the Company. However, in the event that any of the Company's customers cease to conduct business or seek protection from creditors under the federal bankruptcy laws, the Company would be classified as a general unsecured creditor to the extent that it does not have a priority mechanic's lien on the engines of such customer being serviced by the Company and may be forced to incur substantial losses from the write-off of accounts receivable. The loss of any of the Company's significant customers could result in a decrease in the Company's net sales and could have a material adverse effect upon the Company's business. In addition, a number of the historical customers of Greenwich are smaller domestic and foreign passenger airlines, freight and package carriers, charter airlines and aircraft leasing companies, which may also suffer from the factors adversely affecting the airline industry generally. As a result, certain of the Company's customers may pose credit risks to the Company. The Company's inability to collect receivables from a large engine repair, refurbishment or overhaul project could adversely affect its results of operations for a particular period. Although the bad debt losses of both Greenwich and the Aviall Business have averaged less than 1% of net sales in each of their respective last three fiscal years, there can be no assurance that such bad debt losses will not materially increase in the future.

    GOVERNMENT REGULATION. FAA and BCAA regulations require that aircraft engines serviced in the United States and the United Kingdom be serviced by a certified provider such as the Company. The Company is also required to maintain certifications from other foreign governments in order to service their local aircraft. Although the Company believes that it possesses all required domestic and foreign governmental certifications, including FAA certifications entitling it to service all gas turbine aircraft engine lines and models in its domestic facilities, the revocation or limitation of its FAA or BCAA certification would have a material adverse effect on its operations. See "Business -- Government Regulation."

    ENVIRONMENTAL REGULATION. The Company's business operations and facilities are subject to a number of federal, state, local and foreign environmental laws and regulations, including requirements under the Clean Air Act Amendments of 1990 relating to the discharge of air pollutants into the environment. Although the Company believes that its operations and facilities are in material compliance with all federal, state, local and foreign environmental laws and regulations, no assurance can be given that future changes either in such laws, regulations or interpretations thereof or in the nature of the Company's operations will not require the Company to make significant additional capital expenditures in order to effect compliance. See "Business -- Environmental Matters."

    PRODUCT LIABILITY RISKS. The Company currently has in force aviation products, premises and hangarkeepers insurance, which the Company believes provides coverage in amounts and on terms that are generally consistent with industry practice. The Company also has insurance coverage for liability in connection with the industrial or marine gas turbine engines that it services. To date, the Company has not experienced any significant uninsured or insured aviation-related claims and has not experienced any material product liability claims related to its industrial and marine engine services.

However, the Company is subject to a material loss to the extent that a claim is made against the Company which is not covered in whole or in part by insurance and for which third-party indemnification is not available.

    RISKS RELATING TO A CHANGE OF CONTROL. In the event of a Change of Control (as defined), the Company will be required, subject to certain conditions, to make an offer to purchase all outstanding Notes at a price equal to 101 percent of the principal amount of the Notes, plus accrued and unpaid interest. See "Description of Notes -- Repurchase at the Option of Holders Upon a Change of Control." Existing Indebtedness (as defined) includes, and future Indebtedness (including indebtedness to be incurred under the New Credit Facility) may include, change of control provisions pursuant to which the Company would be required upon a change in control to repurchase, or the lender could demand repayment of, the Indebtedness due thereunder. No assurance can be given that the Company would have sufficient funds available or could obtain the financing required, or would be contractually permitted, to purchase the Notes tendered by holders following a Change of Control. If a Change of Control occurred and the Company had inadequate funds or financing available to pay for, or was otherwise prohibited from purchasing, Notes tendered for purchase, an Event of Default (as defined) would be triggered under the Indenture. See "Description of Notes."

    ABSENCE OF A PREVIOUS MARKET FOR THE NOTES. The Notes are a new issue of securities with no established trading market, and the Company does not intend to apply for listing of the Notes on any securities exchange. The Company has been advised by the Underwriters that, subject to applicable laws and regulations, each of them currently intends to make a market in the Notes; however, they are not obligated to do so and may discontinue any such market making at any time without notice. No assurance can be given as to the development or liquidity of any trading market in the Notes. If an active market does not develop, the market price and liquidity of the Notes may be adversely affected.


    RECENT DEVELOPMENT. Under a long-term technical assistance agreement with General Electric, the engine components repair operation of the Aviall Business located in McAllen, Texas licenses certain propriety GE technology to provide gas turbine engine blade and vane repairs primarily to the engine repair and overhaul service centers located in Dallas, Texas and Prestwick, Scotland. GE has consented to the assignment of this license to the Company in connection with the Aviall Acquisition, but such license will terminate on September 3, 1996 unless the Company and GE are able to renegotiate new economic and other terms of a new long-term license. Although the Company believes that it will be able to enter into a new license arrangement with GE within the next 90 days, failing which it will be able to purchase such technical services and proprietary items directly from GE and other sources, the inability to negotiate such technical license on commercially attractive terms could adversely affect the profit margins of its components operation. In 1995, the Components operation contributed less than 5% to the combined net sales revenues of the Aviall Business. See "Business -- Engine Component and Accessory Refurbishment."

                             THE AVIALL ACQUISITION

    On April 19, 1996, Greenwich, its wholly-owned subsidiary GASI Engine Services Corporation and Aviall entered into an Agreement of Purchase and Sale (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company agreed to acquire the Aviall Business, which consists of: (a) substantially all of the assets and business of the commercial engine services divisions (the "CES Divisions") of Aviall and (b) all of the issued and outstanding shares of capital stock of Aviall Limited ("Aviall UK"), a subsidiary of Aviall. The CES Divisions include (i) all of the engine repair and overhaul operations of Aviall located in Dallas and Fort Worth, Texas and (ii) the components and parts repair business of Aviall located in McAllen, Texas (the "Components Division"). Aviall UK operates an engine repair and overhaul facility in Prestwick, Scotland (the "Caledonian Operation"). The Company has agreed to assume, pay and discharge, when due, only certain specified obligations and liabilities of Aviall as they exist at the closing date. The purchase price for the Aviall Business is estimated to be approximately $239.0 million (net of assumed liabilities) based upon the March 31, 1996 balance sheet of the Aviall Business. Such estimated purchase price is subject to adjustment based upon the balance sheet of the Aviall Business on the date that the Aviall Acquisition is consummated. As part of the Aviall Acquisition, Aviall has agreed to provide the Company with certain MIS and related accounting services for the CES Divisions on a short-term basis.

    The Company intends to pay the entire purchase price for the Aviall Acquisition in cash at the closing. The purchase price is being financed with the proceeds from the Offerings and the Initial Drawdown. In the event that the Common Stock Offering is not consummated, but the Note Offering and the New
Credit Facility are consummated, Greenwich will pay $80.4 million of the purchase price for the Aviall Business by the delivery of up to $55.0 million in shares of its Class B Common Stock, and the balance will be paid in cash through additional borrowings under the New Credit Facility. See "Use of Proceeds."

                            CONCURRENT TRANSACTIONS

    Concurrently with the Note Offering, the Company is conducting the Common Stock Offering. The consummation of the Common Stock Offering is anticipated to occur concurrently with, but is not a condition to, the consummation of the Note Offering.

    Concurrently with the consummation of the Note Offering and the Aviall Acquisition, the Company will refinance substantially all indebtedness under its existing credit facility through the New Credit Facility, a $175.0 million senior secured revolving credit facility with a commercial lender, individually and as agent for other lenders. Pursuant to the Initial Drawdown, the Company anticipates that it will initially borrow approximately $74.4 million under the New Credit Facility. Funds advanced and repaid under the New Credit Facility may be reborrowed through May 2001, subject to the conditions specified in the New Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources" and "Description of Certain Indebtedness."

                                USE OF PROCEEDS

    The net proceeds from the Offerings and the Initial Drawdown, after deducting underwriting discounts and other expenses of the Offerings, are estimated to be approximately $299.9 million ($314.3 million if the Underwriters' over-allotment option is exercised in full). The consummation of the Note Offering is contingent upon, and will occur concurrently with, the Aviall Acquisition and the Initial Drawdown. Consummation of the Note Offering is anticipated to occur concurrently with, but is not contingent upon, the consummation of the Common Stock Offering. See "The Aviall Acquisition." The estimated sources and uses of funds from the Offerings and the Initial Drawdown are summarized as follows (dollars in thousands):

SOURCES
- -------------------------------------------------------
Initial Drawdown..........................  $    74,429
Note Offering, net of underwriting
 discounts and expenses...................      145,150
Common Stock Offering, net of underwriting
 discounts and expenses...................       80,350
                                            -----------
  Total...................................  $   299,929
                                            -----------
                                            -----------
USES
- -------------------------------------------------------
Payment of purchase price for Aviall
 Business (1).............................  $   239,000
Repayment of outstanding advances under
 existing credit facilities (2)...........       55,347
Expenses (3)(4)...........................        5,582
                                            -----------
  Total...................................  $   299,929
                                            -----------
                                            -----------

- ------------------------

(1) The estimated purchase price is subject to adjustment based upon the balance sheet of the Aviall Business on the date that the Aviall Acquisition is consummated.

(2) Includes $50,528 outstanding under Greenwich's existing credit facility and $4,819 outstanding under the Aviall U.K. overdraft facility as of March 31, 1996.

(3) Includes estimated expenses relating to the New Credit Facility and the Aviall Acquisition.

(4) Does not include expenses relating to the integration of Greenwich and the Aviall Business, estimated to be approximately $8.5 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table sets forth, as of March 31, 1996, (i) the actual capitalization of Greenwich as of such date and (ii) the capitalization of the Company as adjusted to give effect to the Aviall Acquisition, the Initial Drawdown and the Offerings as if each occurred on March 31, 1996 and the application of the estimated net proceeds from the Initial Drawdown and the Offerings. See "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Combined Financial Information" and the Consolidated and Combined Financial Statements of each of Greenwich and the Aviall Business and Notes thereto included in this Prospectus.

                                                                                               MARCH 31, 1996
                                                                                          ------------------------
                                                                                            ACTUAL     AS ADJUSTED
                                                                                          -----------  -----------
                                                                                                (UNAUDITED)
                                                                                               (IN THOUSANDS)
DEBT
Current portion of long-term debt.......................................................  $     3,181  $     3,181
                                                                                          -----------  -----------
Long-term debt:
  Term loans............................................................................        7,004        7,004
  Loan payable..........................................................................        1,379        1,379
  Existing credit facility..............................................................       50,528      --
  New Credit Facility...................................................................      --            74,429
     % Senior Notes due 2006............................................................      --           150,000
  Debentures............................................................................        3,561        3,561
                                                                                          -----------  -----------
      Total long-term debt..............................................................       62,472      236,373
                                                                                          -----------  -----------
      Total debt........................................................................  $    65,653  $   239,554
                                                                                          -----------  -----------
STOCKHOLDERS' EQUITY
  Class A Common Stock, $.01 par value (25,000,000 shares authorized; 6,279,841 shares
   issued and outstanding)..............................................................  $        63  $        63
  Class B Common Stock, $.01 par value (25,000,000 shares authorized; none outstanding;
   9,679,841 shares issued and outstanding, as adjusted)................................           63           97
  Preferred stock, $.01 par value (2,500,000 shares authorized; none
   outstanding).........................................................................      --           --
  Capital in excess of par value........................................................       22,463      102,779
  Retained earnings.....................................................................       28,284       28,284
                                                                                          -----------  -----------
      Total stockholders' equity........................................................  $    50,873  $   131,223
                                                                                          -----------  -----------
      Total capitalization..............................................................  $   116,526  $   370,777
                                                                                          -----------  -----------
                                                                                          -----------  -----------

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following sets forth the Company's Unaudited Pro Forma Combined Financial Information for the fiscal year ended September 30, 1995, and the six months ended March 31, 1996, and the Company's Unaudited Pro Forma Combined Balance Sheet Information at March 31, 1996, in each case giving effect to the Aviall Acquisition under the "purchase" method of accounting, the Offerings and the Initial Drawdown. The Company's Unaudited Pro Forma Combined Income Statement Information presents the Aviall Acquisition, the Offerings and the Initial Drawdown, in each case as if it or they had been consummated at the beginning of the periods presented. The Company's Unaudited Pro Forma Combined Balance Sheet Information presents the Aviall Acquisition, the Offerings and the Initial Drawdown, in each case as if it or they had been consummated on March 31, 1996. The Unaudited Pro Forma Combined Financial Information of the Company are presented for illustrative purposes only, and therefore do not purport to present the financial position or results of operations of the Company had the Aviall Acquisition, the Offerings and the Initial Drawdown occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The historical balance sheet information for Greenwich and the Aviall Business has been derived from the unaudited March 31, 1996 balance sheet of Greenwich and the Aviall Business included in this Prospectus. The data for the six months ended March 31, 1996 have been derived from Greenwich's unaudited income statement for the six months ended March 31, 1996 included elsewhere herein and the unaudited income statement of the Aviall Business for the six months ended March 31, 1996 not included elsewhere herein. The pro forma adjustments relating to the integration of the Aviall Business represent the Company's preliminary determinations of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth therein. The unaudited historical financial statements of Greenwich referred to above, in the opinion of management of Greenwich, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of Greenwich for the unaudited interim periods. The unaudited historical financial statements of the Aviall Business referred to above, in the opinion of management of Aviall, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of the Aviall Business for the unaudited interim periods.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                INCOME STATEMENT
                         YEAR ENDED SEPTEMBER 30, 1995

                                                       HISTORICAL(1)
                                                ---------------------------               PRO FORMA(2)
                                                                  AVIALL     --------------------------------------
                                                  GREENWICH      BUSINESS    ADJUSTMENTS                COMBINED
                                                --------------  -----------  ------------             -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.....................................  $      196,320  $   504,755   $                       $     701,075
Cost of sales.................................         164,958      462,559      (20,394)  3(b,d)           607,123
                                                --------------  -----------  ------------             -------------
Gross profit..................................          31,362       42,196       20,394                     93,952
Selling, general and administrative
 expenses.....................................          13,637       30,046       (4,690)  3(b,c)            38,993
                                                --------------  -----------  ------------             -------------
Income from operations........................          17,725       12,150       25,084                     54,959
Nonoperating (income) expense:
  Interest expense............................           7,951       19,216       (2,227)  3(a)              24,940
  Other expense (income), net.................            (392)                                                (392)
                                                --------------  -----------  ------------             -------------
      Total nonoperating (income) expense.....           7,559       19,216       (2,227)                    24,548
                                                --------------  -----------  ------------             -------------
Income (loss) before provision for income
 taxes........................................          10,166       (7,066)      27,311                     30,411
Provision for income taxes....................           3,965        2,714        5,181   3(f)              11,860
                                                --------------  -----------  ------------             -------------
Net income (loss).............................  $        6,201  $    (9,780)  $   22,130              $      18,551
                                                --------------  -----------  ------------             -------------
                                                --------------  -----------  ------------             -------------
OTHER OPERATING DATA:
  Ratio of earnings to fixed charges (note
   7).........................................             2.1x                                                 2.1x
  Depreciation and amortization...............  $        1,815  $    19,659   $  (13,677)  3(b,c)     $       7,797
  EBITDA (note 6).............................          19,932       31,809       11,407                     63,148

PRIMARY EARNINGS PER SHARE:
  Net income per share........................  $         0.61                                        $        1.36
                                                --------------                                        -------------
                                                --------------                                        -------------
  Weighted average shares of common stock
   outstanding................................      10,233,234                                           13,633,234
                                                --------------                                        -------------
                                                --------------                                        -------------
FULLY DILUTED EARNINGS PER SHARE:
  Net income per share........................  $         0.54                                        $        1.18
                                                --------------                                        -------------
                                                --------------                                        -------------
  Weighted average common shares
   outstanding................................      12,836,406                                           16,236,406
                                                --------------                                        -------------
                                                --------------                                        -------------

See Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                INCOME STATEMENT
                        SIX MONTHS ENDED MARCH 31, 1996


                                                       HISTORICAL(1)
                                                ---------------------------               PRO FORMA(2)
                                                                  AVIALL     --------------------------------------
                                                  GREENWICH      BUSINESS    ADJUSTMENTS                COMBINED
                                                --------------  -----------  ------------             -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.....................................  $      118,625  $   264,749   $                       $     383,374
Cost of sales.................................          99,922      253,652      (12,993)  3(b,d)           340,581
                                                --------------  -----------  ------------             -------------
Gross profit..................................          18,703       11,097       12,993                     42,793
Selling, general and administrative
 expenses.....................................           7,742       17,489       (2,648)  3(b,c)            22,583
                                                --------------  -----------  ------------             -------------
Income (loss) from operations.................          10,961       (6,392)      15,641                     20,210
                                                --------------  -----------  ------------             -------------
Nonoperating (income) expense:
  Interest expense............................           3,635        9,087         (593)  3(a)              12,129
  Restructuring costs.........................                       39,567      (39,567)  3(e)
                                                --------------  -----------  ------------             -------------
      Total nonoperating (income) expense.....           3,635       48,654      (40,160)                    12,129
                                                --------------  -----------  ------------             -------------
Income (loss) before provision for income
 taxes........................................           7,326      (55,046)      55,801                      8,081
Provision for income taxes....................           2,908        1,173         (929)  3(f)               3,152
                                                --------------  -----------  ------------             -------------
Net income (loss).............................  $        4,418  $   (56,219)  $   56,730              $       4,929
                                                --------------  -----------  ------------             -------------
                                                --------------  -----------  ------------             -------------
OTHER OPERATING DATA:
  Ratio of earnings to fixed charges (note
   7).........................................             2.6x                                                 1.6x
  Depreciation and amortization...............  $        1,019  $    10,028   $   (7,037)  3(b,c)     $       4,010
  EBITDA (note 6).............................  $       11,980  $     3,636   $    8,604              $      24,220

PRIMARY EARNINGS PER SHARE:
  Net income per share........................  $         0.36                                        $        0.32
                                                --------------                                        -------------
                                                --------------                                        -------------
  Weighted average shares of common stock
   outstanding................................      12,105,468                                           15,505,468
                                                --------------                                        -------------
                                                --------------                                        -------------
FULLY DILUTED EARNINGS PER SHARE:
  Net income per share........................  $         0.35                                        $        0.31
                                                --------------                                        -------------
                                                --------------                                        -------------
  Weighted average common shares
   outstanding................................      12,844,590                                           16,244,590
                                                --------------                                        -------------
                                                --------------                                        -------------


See Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                 BALANCE SHEET
                                 MARCH 31, 1996
                                     ASSETS

                                                       HISTORICAL (1)
                                                 --------------------------              PRO FORMA (2)
                                                                 AVIALL      --------------------------------------
                                                  GREENWICH     BUSINESS     ADJUSTMENTS                COMBINED
                                                 -----------  -------------  ------------             -------------
                                                                       (DOLLARS IN THOUSANDS)
Current assets:
  Cash.........................................  $       268   $        30    $      (26)  4(a)       $         272
  Accounts and notes receivable................       47,256       109,249        (2,439)  4(b)             154,066
  Inventories..................................      111,673       151,739       (11,746)  4(c)             251,666
  Prepaid expenses and other current assets....        1,256         3,729        (1,230)  4(d)               3,755
                                                 -----------  -------------  ------------             -------------
      Total current assets.....................      160,453       264,747       (15,441)                   409,759
Deferring financing costs......................          741                       7,720   4(e)               8,461
Property, plant and equipment..................       26,376       120,040       (11,376)  4(f)             135,040
Other assets...................................          728        78,251       (65,804)  4(g)              13,175
                                                 -----------  -------------  ------------             -------------
      Total assets.............................  $   188,298   $   463,038    $  (84,901)             $     566,435
                                                 -----------  -------------  ------------             -------------
                                                 -----------  -------------  ------------             -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.............................  $    36,001   $    58,529    $                       $      94,530
  Accrued expenses and current portion of
   long-term liabilities.......................       16,475        34,320       (22,761)  4(i)              28,034
  Customer deposits and deferred revenue.......        9,777                                                  9,777
  Accrued restructuring cost...................                     39,567       (39,567)  4(h)
  Other liabilities, current...................                                   26,905   4(j)              26,905
  Income taxes payable.........................           23                                                     23
                                                 -----------  -------------  ------------             -------------
      Total current liabilities................       62,276       132,416       (35,423)                   159,269
Deferred taxes payable.........................        4,305        11,891                                   16,196
Other liabilities, long-term...................        8,372        10,649         9,172   4(j)              28,193
Long-term debt.................................       58,911         7,253       161,829   4(k)             227,993
Debentures.....................................        3,561                                                  3,561
                                                 -----------  -------------  ------------             -------------
      Total liabilities........................      137,425       162,209       135,578                    435,212
                                                 -----------  -------------  ------------             -------------
Aviall, Inc.'s investment in and advances to
 the Aviall Business...........................                    300,829      (300,829)  4(l)
Stockholders' equity...........................       50,873                      80,350   5                131,223
                                                 -----------  -------------  ------------             -------------
      Total liabilities and stockholders'
       equity..................................  $   188,298   $   463,038    $  (84,901)             $     566,435
                                                 -----------  -------------  ------------             -------------
                                                 -----------  -------------  ------------             -------------

See Notes to Unaudited Pro Forma Combined Financial Information.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

1. The pro forma periods for the year ended September 30, 1995 and for the six months ended March 31, 1996 are Greenwich's historical financial reporting periods. For the pro forma year ended September 30, 1995, the Aviall Business has been included for the twelve months ended December 31, 1995 because they have historically reported on a calendar year end as part of Aviall. Historical financial information of the Aviall Business for the six months ended March 31, 1996 included in the pro forma financial information for the six months ended March 31, 1996, includes the three months ended December 31, 1995, which has also been included in the pro forma year ended September 30, 1995. For the three months ended December 31, 1995, net sales were $130,004 and net income (loss) was ($11,216). The Company believes the effect of the difference in these reporting periods is not significant and is not reflected in the Unaudited Pro Forma Combined Financial Information. The purchase price will be determined based upon an audit as of the closing date. The purchase price is $330,000 less certain adjustments based on the difference between the actual current assets as of the closing date and $271,000 and less the value of certain assumed liabilities as of the closing date. Based upon the Aviall Business' March 31, 1996 balance sheet, the purchase price would have been calculated as follows:

PURCHASE PRICE DETERMINATION:
  Gross purchase price...........................................  $ 330,000
  Less:
    Current assets adjustment....................................     10,000
    Value of assumed liabilities.................................     81,000
                                                                   ---------
      Net purchase price.........................................  $ 239,000
                                                                   ---------
                                                                   ---------
PURCHASE PRICE ALLOCATION:
  Current assets.................................................  $ 249,306
  Property, plant and equipment..................................    108,664
  Other assets...................................................     12,447
  Accounts payable and accrued expenses..........................    (70,088)
  Deferred taxes.................................................    (11,891)
  Liabilities for fair value adjustments of certain long-term engine maintenance contracts, and liabilities related to
   engine product line relocation costs, customer or supplier
   transfer approvals or accommodations, licenses and other......    (49,438)
                                                                   ---------
      Net purchase price.........................................  $ 239,000
                                                                   ---------
                                                                   ---------

    The foregoing purchase price determination and allocation are based on the March 31, 1996 Aviall Business balance sheet and preliminary estimates of fair value. The final purchase price determination and allocation will be contingent upon final assessment or appraisal of the fair value of the net assets acquired, and the audited balance sheet of the Aviall Business as it relates to certain items being acquired or assumed as of the closing date.

2. The Unaudited Pro Forma Combined Financial Information is presented for illustrative purposes only, giving effect to the Aviall Acquisition, the Offerings and the Initial Drawdown by Greenwich, accounted for as a "purchase," as such term is used under generally accepted accounting principles.

    Certain amounts reported in the Aviall Business' historical combined financial information have been reclassified to conform with the Greenwich presentations in the Unaudited Pro Forma Combined Balance Sheet and Statements of Income.

                             (DOLLARS IN THOUSANDS)

3. The Company's pro forma income statement data for the year ended September 30, 1995 and the six month period ended March 31, 1996 present the effects on the historical combined financial statements of the Aviall Acquisition, the Offerings and the Initial Drawdown, in each case as if they occurred as of the beginning of such periods, including:

                                                                                         YEAR ENDED      SIX MONTHS
                                                                                       SEPTEMBER 30,        ENDED
                                                                                            1995       MARCH 31, 1996
                                                                                       --------------  ---------------
a.         The pro forma adjustments to interest expense arising from the Aviall
            Acquisition, the Offerings and the Initial Drawdown are presented below.
            The pro forma interest expense adjustment assumes that $55,347 of the proceeds from the New Credit Facility of $74,429 will be used to retire indebtedness under the existing revolving credit facility
           Elimination of interest expenses related to the repayment of:
           Existing Greenwich revolving credit facility..............................    $    4,926      $     2,463
           Existing Aviall Business indebtedness and advances from Aviall............        19,216            9,087
           Additional interest cost related to:
           Initial Drawdown and the Notes............................................       (21,143)         (10,571)
           Amortization of deferred financing costs..................................          (772)            (386)
                                                                                       --------------  ---------------
           Pro forma adjustment......................................................         2,227              593
           Interest savings associated with the repayment of $55,347 under the existing revolving credit facility was calculated based on an average interest rate of 9.75%. Interest on the initial borrowing under the New
            Credit Facility was computed at an assumed interest rate of 7.75% per annum.
           A 0.25% increase or decrease in the interest rates used above would result in an increase or decrease in annual interest expense of $561.
b.         Decrease in depreciation expense to reflect the fair value and useful lives of the acquired property, plant and equipment as allocated to:
           Cost of sales.............................................................         8,987            4,389
           Selling, general and administrative.......................................           919              449
c.         Elimination of amortization expense of goodwill and other intangible
            assets of the Aviall Business............................................         3,771            2,199
d.         Increase in gross profit resulting from the adjustment to fair value of long-term engine maintenance contracts which expire within from one to
            three years..............................................................        11,407            8,604
e.         Elimination of restructuring costs incurred by Aviall on behalf of the
            Aviall Business, as a result of the Aviall Acquisition...................        --               39,567
f.         Adjustment to the provision for income taxes to the combined expected
            effective rate of 39%....................................................        (5,181)             929
                                                                                       --------------  ---------------
           Pro forma income statement adjustments....................................    $   22,130      $    56,730
                                                                                       --------------  ---------------
                                                                                       --------------  ---------------

    PRO FORMA INCOME STATEMENT ADJUSTMENTS NOT MADE -- Included in the operating results for the Aviall Business, for which pro forma adjustments have not been made, are certain pension costs (U.S. operations only) and severance expenses for which Greenwich does not have similar pension plans

                             (DOLLARS IN THOUSANDS)
    or severance arrangements, salaries and expenses attributable to the departments run by the President, Senior Vice President and Chief Financial Officer of Aviall which are not contractually being assumed by Greenwich, and non-recurring reengineering expenses as follows:

                                                                          YEAR ENDED       SIX MONTHS
                                                                         SEPTEMBER 30,        ENDED
                                                                             1995        MARCH 31, 1996
                                                                        ---------------  ---------------
Pension and severance expenses........................................     $   3,581        $   3,525
Certain salaries and expenses.........................................         2,865            1,526
Non-recurring reengineering expenses..................................         2,061            2,313
                                                                             -------          -------
    Total.............................................................     $   8,507        $   7,364
                                                                             -------          -------
                                                                             -------          -------

    In addition to the above, the Company believes additional cost savings will be realized through the combination of the two companies.

4. For purposes of preparing the Unaudited Pro Forma Combined Balance Sheet, the Aviall Business' assets and liabilities acquired or assumed have been recorded at their estimated fair values. A final determination of the required purchase accounting adjustments and of the fair value of the assets and liabilities of the Aviall Business acquired or assumed has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information reflect Greenwich management's best estimate based upon currently available information.

                                                                                                            AS OF
                                                                                                       MARCH 31, 1996
                                                                                                       ---------------
a.         Cash of the Aviall Business has been adjusted to reflect the cash balances
            being contractually acquired.............................................                    $       (26)
b.         Accounts receivable of the Aviall Business have been adjusted to eliminate
            accounts not being contractually acquired by Greenwich...................                         (2,439)
c.         Inventories have been adjusted to reflect their fair value to the combined entity based on Greenwich's accounting and valuation policies, including
            analysis of the anticipated combined inventory needs.....................                        (11,746)
d.         Prepaid expenses and other current assets of the Aviall Business have been adjusted to eliminate accounts not being contractually acquired by
            Greenwich................................................................                         (1,230)
e.         Deferred financing costs have been recorded related to the New Credit
            Facility and the Note Offering associated with the Aviall Acquisition,
            the Offerings and the Initial Drawdown...................................                          7,720
f.         Property, plant and equipment have been recorded at their estimated fair
            value....................................................................                        (11,376)
g.         Other assets (principally goodwill) of the Aviall Business have been
            written off..............................................................                        (65,804)
h.         Restructuring liabilities not assumed, including severance, pension
            termination, insurance and environmental.................................                        (39,567)
i.         Accrued expenses and current portion of long term liabilities of the
            Aviall Business have been adjusted to eliminate certain liabilities not
            being contractually assumed..............................................                        (22,761)

                             (DOLLARS IN THOUSANDS)

                                                                                                            AS OF
                                                                                                       MARCH 31, 1996
                                                                                                       ---------------
j.         Other liabilities includes adjustments under Accounting Principles Board
            Opinion No. 16 for:
           -  Fair value adjustments of certain long-term engine maintenance
               contracts which expire within one to three years......................   $     33,598
           -  Costs to be incurred in connection with required customer
               and supplier transfer approvals or accommodations.....................          5,794
           -  Relocation of certain of the Aviall Business' engine line repair capabilities and related inventories incidental to the Aviall
               Acquisition...........................................................          4,250
           -  Liabilities for contractual management services incidental to
               the Aviall Acquisition................................................          2,443
           -  Stamp tax and other miscellaneous items incidental to the
               acquisition...........................................................            561
           -  The elimination of certain other Aviall Business liabilities, including pension and post-retirement benefits not being
               contractually assumed.................................................        (10,569)         36,077
           Other liabilities, current portion........................................                         26,905
                                                                                                       ---------------
           Other liabilities, long-term..............................................                          9,172
k.         Adjustments to long-term debt and notes payable include the impact of  the following:
           -  Initial Drawdown under the New Credit Facility.........................   $     74,429
           -  The Note Offering......................................................        150,000
           -  Repayment of the Company's existing credit facilities                          (55,347)
           -  Adjustment for certain indebtedness of the Aviall Business
                not assumed..........................................................         (7,253)        161,829
l.         Elimination of Aviall's investment in and advances to the Aviall
            Business.................................................................                        300,829

5. Stockholders' equity has been adjusted to reflect issuance of shares of Greenwich Class B Common Stock at an assumed price of $25 1/4 per share, net of expenses of approximately $5,500.

6. EBITDA represents net income (loss) before the cumulative effect of change in accounting plus provisions for income taxes, interest expense, depreciation and amortization, restructuring costs and any charge related to any premium or penalty paid in connection with redeeming and retiring any indebtedness prior to its stated maturity. While EBITDA should not be construed as a substitute for income from operations, net income (loss) or cash flows from operating activities in analyzing the Company's operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity, and to determine the Company's ability to service debt.

7. For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes, change in accounting, extraordinary items and fixed charges. Fixed charges consist of interest on indebtedness, including, if any, the amortization of debt issue costs, accretion of debt discount, interest expense accrued in accordance with EITF Issue No. 86-15 and one-third of rental expense (which is deemed representative of the interest factor therein). Earnings for the Aviall Business were insufficient to cover fixed charges in the historical fiscal year ended December 31, 1995 and for the six months ended March 31, 1996 by $7,066 and $55,046 (including $39,567 of restructuring costs), respectively.

                       SELECTED HISTORICAL FINANCIAL DATA

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The selected historical financial data for Greenwich as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995, and for the Aviall Business as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, have been derived from Greenwich's Audited Consolidated Financial Statements and Notes thereto and the Aviall Business' Audited Combined Financial Statements and Notes thereto, respectively, included in this Prospectus and should be read in conjunction therewith. The selected historical financial data for Greenwich as of and for the six months ended March 31, 1996 and for the six months ended March 31, 1995 have been derived from Greenwich's Unaudited Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus and should be read in conjunction therewith. The summary historical financial data for Greenwich as of March 31, 1995 has been derived from unaudited financial information prepared by Greenwich and not included in this Prospectus. The selected historical financial data for Greenwich as of September 30, 1993 and for the fiscal years 1991 and 1992 have been derived from Greenwich's audited consolidated financial statements and notes thereto not included in this Prospectus. The selected historical financial data for the Aviall Business for the six months ended March 31, 1995 and as of and for the six months ended March 31, 1996 have been derived from unaudited financial information prepared by the Aviall Business and not included in this Prospectus. The summary historical financial data for the Aviall Business as of March 31, 1996, have been derived from the Aviall Business' Unaudited Financial Statements and Notes thereto included in this Prospectus and should be read in conjunction therewith. The unaudited historical information of Greenwich contained herein includes, in the opinion of management of Greenwich, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information of Greenwich for the unaudited interim periods. The unaudited historical financial statements of the Aviall Business contained herein, in the opinion of management of Aviall, include all adjustments, (consisting only of normal recurring adjustments), necessary for a fair presentation of the information of the Aviall Business for the unaudited interim periods. The operating results of Greenwich for the six months ended March 31, 1996 may not be indicative of the operating results for the full year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                        FISCAL YEARS ENDED                             SIX MONTHS ENDED
                                                           SEPTEMBER 30,                                  MARCH 31,
                                  ---------------------------------------------------------------  ------------------------
GREENWICH                             1991          1992        1993        1994         1995         1995         1996
- --------------------------------  -------------  ----------  ----------  -----------  -----------  -----------  -----------
Historical Operating Data:
  Net sales.....................  $    75,821(1) $   62,009  $   69,467  $   105,233  $   196,320  $    83,147  $   118,625
  Gross profit..................       13,576        12,779      14,391       17,259       31,362       13,228       18,703
  Income from operations........        9,150         6,902       8,698       10,253       17,725        7,757       10,961
  Interest expense..............        3,678         2,950       3,039        4,758        7,951        3,813        3,635
  Net income....................        3,469         2,506       3,374        3,346        6,201        2,359        4,418
  Fully-diluted weighted average
   number of shares.............    9,972,000     9,648,000   8,000,000   12,574,654   12,836,406   13,102,190   12,844,590
  Fully-diluted earnings per
   share........................  $      0.35    $     0.26  $     0.42  $      0.33  $      0.54  $      0.21  $      0.35
Cash dividends declared per
 common share...................                                                                                $      0.01
  Ratio of earnings to fixed
   charges (2)..................          2.3x          2.2x        2.5x         1.9x         2.1x         1.9x         2.6x
Other Financial Data:
  EBITDA (3)....................  $    10,090    $    7,803  $    9,696  $    11,609  $    19,932  $     8,676  $    11,980
  Depreciation and
   amortization.................          829           807         950        1,285        1,815          875        1,019
  Capital expenditures..........          243         1,791       5,128        1,691        2,725          586        1,737
Balance Sheet Data (at period
 end)
  Working capital...............  $    33,329    $   39,430  $   46,010  $    76,078  $    87,829  $    83,480  $    98,178
  Total assets..................       50,376        59,102      67,708      138,423      185,620      160,210      188,298
  Total debt....................       26,338        29,411      35,686       74,985       67,880       79,537       65,653
  Stockholders' equity..........       10,620        13,126      15,951       27,963       36,788       30,322       50,873

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                      FISCAL YEARS ENDED DECEMBER 31,   THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                            MARCH 31,             MARCH 31,
                                      -------------------------------  --------------------  --------------------
AVIALL BUSINESS                         1993       1994       1995       1995       1996     1995 (4)   1996 (4)
- ------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Historical Operating Data:
  Net sales.........................  $ 482,938  $ 490,390  $ 504,755  $ 120,572  $ 134,745  $ 267,067  $ 264,749
  Gross profit......................     62,374     53,167     42,196     13,838      7,882     30,342     11,097
  Income (loss) from operations.....     32,368     17,776     12,150      6,241       (910)    14,048     (6,392)
  Interest expense..................     13,984     18,171     19,216      5,415      4,283      9,958      9,087
  Net income (loss).................      7,606     (4,407)    (9,780)       363    (45,003)     2,459    (56,219)
  Ratio of earnings to fixed charges
   (2)..............................       2.2x                             1.2x                  1.4x
Other Financial Data:
  EBITDA (3)........................  $  48,545  $  35,031  $  31,809  $  10,982  $   4,208  $  23,377  $   3,636
  Depreciation and amortization.....     16,177     17,255     19,659      4,741      5,123      9,329     10,028
  Capital expenditures..............     14,501     21,572     13,246      4,093      1,444      9,807      4,530
Balance Sheet Data (at period end)
  Working capital...................  $ 194,602  $ 226,000  $ 175,436  $ 195,033  $ 132,331  $ 195,033  $ 132,331
  Total assets......................    482,255    500,376    463,337    479,861    463,038    479,861    463,038
  Total debt........................     25,299     19,731     17,509     23,061     17,954     23,061     17,954
  Aviall investment.................    343,311    390,888    347,786    365,206    300,829    365,206    300,829


- --------------------------
(1) Includes $7,075 in revenues derived from the de-emphasized structural aircraft services business.

(2) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes, change in accounting, extraordinary items and fixed charges. Fixed charges consist of interest on indebtedness, including, if any, the amortization of debt issue costs, accretion of debt discount, interest expense accrued in accordance with EITF Issue No. 86-15 and one-third of rental expense (which is deemed representative of the interest factor therein). Earnings for the Aviall Business were insufficient to cover fixed charges in the historical fiscal years ended December 31, 1994 and 1995 and for the three and six months ended March 31, 1996 by $395, $7,066, $44,756 and $55,046 (the 1996 amounts include $39,567 of restructuring costs), respectively.

(3) EBITDA represents net income (loss) before the cumulative effect of change in accounting plus provisions for income taxes, interest expense, depreciation and amortization, restructuring costs, and any charge related to any premium or penalty paid in connection with redeeming and retiring any indebtedness prior to its stated maturity. While EBITDA should not be construed as a substitute for income from operations, net income (loss) or cash flows from operating activities in analyzing the Company's operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine the Company's ability to service debt.

(4) Historical financial information presented for the Aviall Business for the six months ended March 31, 1995 and 1996 includes the three months ended December 31, 1994 and 1995, respectively, which is also included in the selected historical financial data of the Aviall Business for the fiscal years ended December 31, 1994 and 1995, respectively. For the three months ended December 31, 1994 and 1995, net sales were $146,495 and $130,004, respectively, and net income (loss) was $2,096 and ($11,216), respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    GENERAL

    Greenwich is a leading independent provider of repair and overhaul services for gas turbine engines used in both aviation and industrial applications and provides management services for government and military agencies, as well as for the worldwide installation of gas turbine powered electrical generation plants. Under current management's direction, internal growth and strategic acquisitions have increased Greenwich's net sales from $75.8 million in 1991 to $196.3 million in 1995. Similarly, net income has increased 78.8% from $3.5 million in 1991 to $6.2 million in 1995. The acquisition of the Aviall Business is expected to diversify further the Company's servicing capabilities, increase market share and provide access to previously unavailable markets. Management believes that these factors, coupled with Greenwich's entrepreneurial approach and commitment to remain a high-quality, efficient provider of gas turbine engine services, will enable the Company to maintain its position as a successful competitor in the global marketplace.

    In April 1994, Greenwich, through its newly-formed subsidiary Gas Turbine Corporation ("GTC"), acquired the operating assets and business of the Gas Turbine Corporation East Granby Division (the "GTC Division") from Chromalloy Gas Turbine Corporation, a competitor of Greenwich that had the capability to repair certain engine models that Greenwich did not then service, including the Pratt & Whitney JT8D-200 medium by-pass aircraft engine and GG4 industrial engine. In fiscal 1994, the operations of the GTC Division contributed sales of $28.9 million for the five and one-half months during which it was owned by Greenwich, which increased in fiscal 1995 to $72.4 million, reflecting a full year of operations.

    Income from operations as a percentage of sales declined from 12.5% in fiscal 1993 to 9.0% in fiscal 1995, primarily as a result of the acquisition of the GTC Division, which had significantly lower operating margins than Greenwich at the time of such acquisition. On a pro forma basis, however, fiscal 1993 income from operations would have been 7.4% of net sales, had the GTC acquisition taken place as of October 1, 1992. The integration of the GTC Division generated cost savings from productivity improvements and the elimination of duplicative overhead expenses. A portion of these cost savings were, however, offset by:

    -A shift in product mix to a greater proportion of low and medium by-pass engines, which historically have provided lower gross margins compared with high by-pass (wide body aircraft) engines;

    -Competitive pricing pressures within Greenwich's markets; and

    -Lower gross margins under a five-year agreement with Continental Airlines, which Greenwich entered into in January 1995.

    After the Aviall Acquisition, the Company will derive a greater percentage of its net sales under long-term contracts which historically carry lower gross margins but provide more predictable and steady streams of revenue. However, no assurance can be given that any or all of these agreements (including the contract with USAir which expires in October 1996 and is currently being renegotiated) will be renewed or extended on terms which are commercially favorable to the Company.

RESULTS OF OPERATIONS

                                   GREENWICH

    The following table sets forth, for the periods indicated, the relative percentages that certain income and expense items of Greenwich bear to its net sales.

                                                                                                    SIX MONTHS ENDED MARCH
                                                                  YEARS ENDED SEPTEMBER 30,                  31,
                                                            -------------------------------------  ------------------------
                                                               1993         1994         1995         1995         1996
                                                            -----------  -----------  -----------  -----------  -----------
Net sales.................................................      100.0%       100.0%       100.0%       100.0%       100.0%
Cost of sales.............................................       79.3%        83.6%        84.0%        84.1%        84.2%
                                                                -----        -----        -----        -----        -----
  Gross profit............................................       20.7%        16.4%        16.0%        15.9%        15.8%
Selling, general and administrative expenses..............        8.2%         6.6%         7.0%         6.6%         6.5%
                                                                -----        -----        -----        -----        -----
  Income from operations..................................       12.5%         9.8%         9.0%         9.3%         9.3%
Interest expense..........................................        4.4%         4.5%         4.0%         4.6%         3.1%
Other income..............................................        (.1)%        (.1)%        (.2)%        (.1)%        (.0)%
                                                                -----        -----        -----        -----        -----
  Income (loss) before provision for income taxes.........        8.2%         5.4%         5.2%         4.8%         6.2%
Provision for income taxes................................        3.3%         2.2%         2.0%         2.0%         2.5%
                                                                -----        -----        -----        -----        -----
  Net income..............................................        4.9%         3.2%         3.2%         2.8%         3.7%
                                                                -----        -----        -----        -----        -----
                                                                -----        -----        -----        -----        -----

    SIX MONTHS ENDED MARCH 31, 1996 COMPARED WITH SIX MONTHS ENDED MARCH 31,
1995

    Net sales increased $35.5 million or 42.7% to $118.6 million in the first six months of fiscal 1996 from $83.1 million in the first six months of fiscal 1995. The increase was due to increased sales in all four of Greenwich's marketing and technical units.

    Gross profit for the first six months of fiscal 1996 increased to $18.7 million, or 15.8% of net sales, from $13.2 million or 15.9% of net sales for the first six months of fiscal 1995. The increase was primarily due to the increase in net sales in the first six months of 1996 from the corresponding period in 1995.

    Selling, general and administrative expenses for the first six months of fiscal 1996 increased to $7.7 million, or 6.5% of net sales, from $5.5 million, or 6.6% of net sales for the first six months of fiscal 1995. The increase in the first six months of 1996 from the corresponding period in 1995 is primarily attributable to the increase in net sales in the first six months of 1996 from the corresponding period in 1995.

    Interest expense for the first six months of fiscal 1996 decreased to $3.6 million, or 3.1% of net sales, from $3.8 million or 4.6% of net sales for the first six months of fiscal 1995, primarily due to a reduction in interest paid on the Company's Debentures as a result of the conversion of more than $13.0 million principal amount of the Debentures since March 31, 1995. This reduction was partially offset by $1.2 million increase in average borrowings under the Company's existing credit facility during the first six months of 1996.

    Income taxes for the first six months of fiscal 1996 increased to $2.9 million, or 2.5% of net sales, from $1.6 million, or 2.0% of net sales for the first six months of fiscal 1995, primarily due to an increase in income before taxes.

    As a result of the above factors, net income increased to a record $4.4 million, or 3.7% of net sales for the first six months of 1996, from $2.4 million, or 2.8% of net sales for the first six months of 1995.

    FISCAL 1995 COMPARED WITH FISCAL 1994

    Net sales for fiscal 1995 increased 86.6% to $196.3 million, from $105.2 million for fiscal 1994. This increase resulted from strong sales gains in all four of Greenwich's marketing and technical units and Greenwich's ability to capitalize on the trend toward outsourcing in the commercial aviation and military markets. Additionally, fiscal 1995 marked Greenwich's first full year of sales produced by the GTC Division, with GTC Division sales of $72.4 million in fiscal 1995, as compared to sales of $28.9 million for only five and one-half months of fiscal 1994.

    Gross profit for fiscal 1995 increased 81.7% to $31.4 million, or 16.0% of net sales, from $17.3 million or 16.4% of net sales, for fiscal 1994. This increase in gross profit is primarily due to Greenwich's increased net sales during the period. The decrease as a percentage of net sales was primarily due to the timing of the integration of the operations of the GTC Division and a shift in product mix to a greater proportion of low and medium by-pass engines.

    Selling, general and administrative expenses for fiscal 1995 increased 94.7% to $13.6 million, or 7.0% of net sales, from $7.0 million, or 6.6% of net sales for fiscal 1994. The increase was primarily due to the addition of marketing and administrative expenses from increased business activity, a full year of GTC Division operations, the write-off of uncollectible accounts and the higher incentive bonus expense related to Greenwich's financial performance.

    Interest expense for fiscal 1995 increased 67.1% to $8.0 million, or 4.0% of net sales, from $4.8 million, or 4.5% of net sales, for fiscal 1994, primarily due to an increase in Greenwich's average borrowings during the period as a result of increased business activity and the acquisition of the GTC Division.

    Net other non-operating income for fiscal 1995 increased 450.7% to $391,000, or 0.2% of net sales, from $71,000, or 0.1% of net sales, for fiscal 1994, primarily due to an approximately $319,000 foreign exchange rate gain on the sale of approximately $1.4 million in notes receivable related to the installation of a 25 megawatt power station in Senegal, West Africa.

    Income taxes for fiscal 1995 increased 78.6% to $4.0 million, or 2.0% of net sales, from $2.2 million, or 2.2% of net sales, for fiscal 1994. The increase is attributed primarily to the increase in Greenwich's business for fiscal 1995 as compared with fiscal 1994.

    As a  result  of the  above  factors, net  income  increased 85.3%  to  $6.2 million, or 3.2% of net sales, for fiscal 1995, from $3.3 million, or 3.2% of net sales, for fiscal 1994.

    FISCAL 1994 COMPARED WITH FISCAL 1993

    Net sales for fiscal 1994 increased 50.0% to $105.2 million, from $69.5 million for fiscal 1993. The increase resulted from sales of $28.9 million generated by the GTC Division subsequent to the acquisition, as well as a 10.0% increase in net sales at Greenwich's Miami Facility from the servicing of medium and high by-pass aircraft turbine engines and increased activity in connection with government programs.

    Gross profit for fiscal 1994 increased 20.0% to $17.3 million, or 16.4% of net sales, from $14.4 million or 20.7% of net sales, for fiscal 1993. This increase in gross profit is primarily due to Greenwich's increased net sales during the period. The decrease as a percentage of net sales was due to a shift in product mix to a larger percentage of low and medium by-pass engines and fewer high by-pass and industrial engines, competitive pricing pressures within the airline industry and the inclusion of progress billings for power station installations, which historically carry lower gross profits.

    Selling, general and administrative expenses for fiscal 1994 increased 22.8% to $7.0 million, or 6.6% of net sales, from $5.7 million, or 8.2% of net sales, for fiscal 1993. The increase was primarily due to the addition of marketing and administrative expenses from the GTC Division's operations and an increase in professional and other expenses associated with operating as a public company.

    Greenwich incurred no relocation or hurricane expenses in 1994, as compared with $140,000 or 0.2% of net sales, in fiscal 1993.

    Interest expense for fiscal 1994 increased 56.6% to $4.8 million, or 4.5% of net sales, from $3.0 million, or 4.4% of net sales, for fiscal 1993, primarily due to an increase in Greenwich's average borrowings during the period as a result of the acquisition of the GTC Division and increased borrowings to support growth in the Miami operations. Interest expense was also affected by an increase in interest rates in fiscal 1994 compared to fiscal 1993.

    Net other non-operating income for fiscal 1994 increased 48.2% to $71,000 or 0.1% of net sales, from $48,000, or 0.1% of net sales, for fiscal 1993.

    Income taxes for fiscal 1994 decreased 4.3% to $2.2 million, or 2.2% of net sales, from $2.3 million, or 3.4% of net sales, for fiscal 1993. This decrease was attributed primarily to a decrease in Greenwich's effective tax rate to 39.8% for fiscal 1994, as compared with 40.9% of income before taxes for fiscal 1993.

    As a result of the factors described above, net income decreased 0.8% to $3.3 million, or 3.2% of net sales, for fiscal 1994, from $3.4 million, or 4.9% of net sales, for fiscal 1993.

                                AVIALL BUSINESS

    The following table sets forth, for the periods indicated, the relative percentages that certain income and expense items of the Aviall Business bear to its net sales. This information does not purport to present the results of operations that may be expected following the Aviall Acquisition.

                                                                                                   THREE MONTHS ENDED MARCH
                                                                  YEARS ENDED DECEMBER 31,                   31,
                                                            -------------------------------------  ------------------------
                                                               1993         1994         1995         1995         1996
                                                            -----------  -----------  -----------  -----------  -----------
Net sales.................................................      100.0%       100.0%       100.0%       100.0%       100.0%
Cost of sales.............................................       87.1%        89.2%        91.6%        88.5%        94.2%
                                                                -----        -----        -----        -----        -----
Gross profit..............................................       12.9%        10.8%         8.4%        11.5%         5.8%
Selling and administrative expenses.......................        6.2%         7.2%         6.0%         6.3%         6.5%
                                                                -----        -----        -----        -----        -----
  Income (loss) from operations before restructuring
   costs, interest and taxes..............................        6.7%         3.6%         2.4%         5.2%       (0.7)%
                                                                -----        -----        -----        -----        -----
                                                                -----        -----        -----        -----        -----

    THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1995

    Net sales in the first three months of 1996 increased 11.8% to $134.7 million from $120.6 million in the first three months of 1995. The net increase resulted primarily from higher CFM56 sales to USAir, which were partially offset by lower CFM56 sales to Southwest Airlines. Sales related to CF6 and V2500 engines were higher as well, the former primarily to Federal Express and others, partially offset by lower sales to Continental Airlines.

    Gross profit in the first three months of 1996 decreased 43.0% to $7.9 million, or 5.8% of net sales, from $13.8 million, or 11.5% of net sales, in the first three months of 1995. This decline was primarily attributable to re-engineering related expenses at the Dallas facility, higher quality costs and a less favorable customer mix at Aviall U.K.

    Selling and administrative expenses in the first three months of 1996 increased 15.7% to $8.8 million, or 6.5% of net sales, from $7.6 million, or 6.3% of net sales, in the first three months of 1995. This increase was primarily due to expenses associated with severance costs in the first three months of 1996.

    Restructuring costs approximating $55.0 million will be incurred in 1996 by Aviall on behalf of the Aviall Business. The combined financial statements of the Aviall Business for the three months ended March 31, 1996 include $39.6 million of such restructuring costs incurred by Aviall. To the extent any additional amount of such restructuring costs are incurred by Aviall prior to consummation of the Aviall Acquisition, such expense will be reflected in any financial statements of the Aviall Business compiled for the period between March 31, 1996 and the date of consummation of the Aviall Acquisition. No amounts in respect of such restructuring costs will be reflected in the Company's financial statements after consummation of the Aviall Acquisition except for certain expenses in respect of Aviall U.K. for which the Company has been indemnified by Aviall.

    YEAR ENDED DECEMBER 31, 1995 COMPARED WITH YEAR ENDED DECEMBER 31, 1994

    Net sales for 1995 increased 2.9% to $504.8 million from $490.4 million for 1994. The net increase resulted primarily from higher CFM56 engine repair and overhaul service sales to USAir, offset by declines in sales from the servicing of both low by-pass JT8D engines for Continental Airlines and high by-pass V2500 engines.

    Gross profit for 1995 decreased 20.6% to $42.2 million, or 8.4% of net sales, from $53.2 million, or 10.8% of net sales, for 1994. The decrease was principally attributable to unfavorable performance against assumptions used in certain long-term maintenance contracts and the disruptive effects of re-engineering programs at its Dallas facilities, which resulted in turnaround time penalties in 1995 of $5.7 million under certain long-term agreements with commercial airlines.

    Selling and administrative expenses for 1995 decreased 15.1% to $30.0 million, or 6.0% of net sales, from $35.4 million, or 7.2% of net sales, for 1994. The decrease was primarily attributable to a reduction in re-engineering related consulting expenses and lower provisions for uncollectible accounts.

    YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993

    Net sales for 1994 increased 1.5% to $490.4 million from $482.9 million for 1993. This increase was primarily attributable to increases in the servicing of the CFM56 engine product line offset by decreases in servicing other engine product lines including CF6, PW100, JT8D and V2500.

    Gross profit for 1994 decreased 14.8% to $53.2 million, or 10.8% of net sales, from $62.4 million, or 12.9% of net sales, for 1993. A competitive 1994 pricing environment reduced gross profit percentages on most major contracts signed during the year. Voluntary severance payments at the Dallas engine facility also adversely affected gross profits, partially offset by lower UK currency exchange losses in 1994 compared with 1993.

    Selling and administrative expenses for 1994 increased 17.9% to $35.4 million, or 7.2% of net sales, from $30.0 million, or 6.2% of net sales, for 1993. The increase was primarily due to re-engineering related expenses, additional marketing expenses and higher allocated corporate expenses associated with Aviall operating as a public company.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES


    Upon consummation of the Offerings, the Initial Drawdown and the Aviall Acquisition, the Company's primary sources of liquidity will be cash flow from operations and borrowings under the New Credit Facility. In addition, other sources of liquidity are anticipated to be advance payments for power station installations and other customer progress payments. Under the New Credit Facility, lenders will provide the Company with a $175.0 million senior secured revolving credit facility secured by the Company's accounts receivable, inventories and contract rights. Advances under the New Credit Facility will be based upon percentages of outstanding eligible accounts receivable and inventories. Pursuant to the New Credit Facility, it is anticipated that an aggregate of approximately $74.4 million will be borrowed initially pursuant to the Initial Drawdown and approximately $3.0 million will be utilized for outstanding letters of credit and that approximately $97.6 million will be available for future borrowings. See "Use of Proceeds" and "Description of Certain Indebtedness -- New Credit Facility." The Company may be required to borrow additional amounts under the New Credit Facility in the six months following consummation of the Aviall Acquisition in order to reduce accounts payable and build inventory acquired in the Aviall Acquisition, as well as to purchase additional inventory required to service certain customers under new contracts being negotiated or under existing contracts. The New Credit Facility will require the Company to comply with certain financial covenants (relating to minimum ratios of cash flow to fixed charges, minimum ratio of funded debt to cash flow and minimum tangible net worth) and other covenants, including limitations on additional debt (in excess of the Notes, Debentures and other currently outstanding debt), dividends and changes in control.


    Under the New Credit Facility, the Company may elect to borrow at either the lender's prime rate, plus 0.875% (subject to reduction to 0.5% or increase to 1.125% based upon the Company's achieving or failing to achieve certain financial goals), or (ii) the LIBOR rate (adjustable every three months) plus 2.375%. As at March 31, 1996, the lender's prime rate was 7.75% and the three-month LIBOR rate was 5.44%.

    Concurrently with the Note Offering, the Company is offering 3,400,000 shares and a selling stockholder is offering 600,000 of Class B Common Stock to the public by means of a separate Prospectus. The Company will not receive any of the proceeds from the sale of Class B Common Stock by the selling stockholder. The Company will, however, receive the proceeds from the sale of its Class B Common Stock. The consummation of the Note Offering is not contingent upon the consummation of the Common Stock Offering, and no assurance can be given that the Common Stock Offering will be consummated. See "Concurrent Transactions," "Principal Stockholders" and "Description of Capital Stock."

    Greenwich's aggregate capital expenditures for fiscal 1994 and fiscal 1995 and the six months ended March 31, 1996 were $1.7 million, $2.7 million and $1.7 million, respectively. The capital expenditures of the Aviall Business for 1994 and 1995 were $21.6 million and $13.2 million, respectively. Management anticipates that the total capital expenditures for the balance of fiscal 1996 and fiscal 1997 will be approximately $6.0 million, which will be used to fund the purchase of production tooling and data processing equipment. Management plans to fund these capital expenditures from cash flow from operations and, if necessary, borrowings under the New Credit Facility.

    The Company's liquidity will also be affected by the substantial indebtedness the Company will incur in connection with the financing of the Aviall Acquisition, which will substantially increase the Company's cash requirements for debt service and will impose various operating restrictions. The New Credit Facility and the Indenture contain certain restrictions that, among other things, limit the Company's ability to incur additional indebtedness, create liens, pay dividends and make other restricted payments, make certain investments, transact with affiliates, and consolidate, merge or transfer assets. See "Description of Certain Indebtedness."

    The success of the Company's expansion plan and its ability to meet operating forecasts will depend in part upon its acquisition and maintenance of adequate inventories of parts. The Company believes that its ability to stock a broad parts inventory, including the availability of satisfactory credit and other supplier arrangements, will enhance its efficiency and turnaround time on overhaul, emergency repair and refurbishment work. The Company intends to fund increases in its parts inventory, as needed, from cash flow from operations and borrowings under the New Credit Facility. In connection with its January 1995 five-year engine service agreement with Continental Airlines, Greenwich entered into an inventory purchase agreement with Continental Airlines in May 1995. Under the terms of this agreement, Greenwich acquired substantially all of Continental Airlines' JT8D engine parts inventory. The purchase price for the inventory was negotiated as a bulk sale, with approximately 5.7% of the purchase price paid in cash and 8.5% credited against outstanding receivables owed to Greenwich by Continental Airlines. The remaining obligation, 85.8%, is being satisfied in the form of service credits applied against future invoices for services provided to Continental Airlines under the engine service agreement. As of March 31, 1996, an aggregate of $11.9 million was owed by Greenwich to Continental Airlines for such inventory.

    On a pro forma basis, for the fiscal year ended September 30, 1995, the Company's cash flow from operations was $154.9 million; cash used for investing activities was $8.4 million; cash generated by financing activities was $230.3 million; and the ratio of earnings to fixed charges was 2.1:1.

    Based upon current and anticipated levels of operations and plans for integrating the Aviall Business, the Company believes that its cash flow from operations, combined with borrowings available under the New Credit Facility, will be sufficient to enable the Company to meet its current and anticipated cash operating requirements, including scheduled interest and principal payments, capital expenditures and working capital needs. On a pro forma basis, the Company's (i) income from operations (excluding non-recurring charges) for the twelve months ended September 30, 1995 and the six months ended March 31, 1996 totaled $55.0 million and $20.2 million, respectively and (ii) working capital as of March 31, 1996 was $250.5 million.

    The Company believes that the integration of the operations of Greenwich and the Aviall Business following the Aviall Acquisition will result in opportunities to improve cash flows by capitalizing on the cost savings resulting from the elimination of duplicative functions in the areas of administration, sales, marketing, purchasing, technical and field services and management information systems. The Company anticipates, however, that it will incur expenditures of approximately $8.5 million related to the integration of the operations of Greenwich and the Aviall Business, which is expected to be completed within the first year following the Aviall Acquisition. Such non-recurring expenditures include amounts related to integration of management information systems and other costs of consolidation. These non-recurring expenditures initially will be funded through cash flow from operations and borrowings under the New Credit Facility.

                               INDUSTRY OVERVIEW

    Gas turbine engines are used to power aircraft, industrial equipment and marine vessels and to generate electrical power. A gas turbine aircraft engine compresses air and mixes it with fuel which is ignited to create thrust. Land based ("aeroderivative") gas turbine engines use the same technology, but instead of creating thrust, the engine turns a drive shaft or pump to power marine vessels, or is used in a variety of industrial applications such as power plants. The major manufacturers of gas turbine engines are CFM International, General Electric, International Aero Engines, Pratt & Whitney and Rolls Royce. The need for more powerful and fuel efficient engines has led to the creation of the larger "high by-pass" aircraft engine which captures and compresses larger amounts of air with increases in thrust.

    The Company believes that the worldwide market for aircraft gas turbine engine repair and overhaul services is approximately $6.5 billion. Growth of the engine repair and overhaul market is primarily driven by the activity of the commercial aviation industry. Such market is projected to grow over the next ten years at an annual rate of 4% in North America, 8% in the Asia-Pacific region and 6% in Latin America. Approximately 55% of this market is currently serviced by operators of the engines, principally major commercial airlines, for their own engine needs. The remaining gas turbine engines are serviced by commercial airlines, the OEMs and by a limited number of independent operators, including the Company. Commercial airlines, OEMs and independent operators compete on the ability to provide services tailored to each customer's requirements, turnaround times, breadth of services offered and price.

    The repair and overhaul of aircraft engines are regulated by governmental agencies throughout the world, including the FAA and the BCAA, and is supplemented by guidelines established by OEMs which generally require that engines be overhauled and certain engine components and parts be replaced after a certain number of flight hours or cycles (take-offs and landings). Engine maintenance costs can range from $100,000 for certain repairs to as much as $1.5 million or more for a complete engine overhaul.

    Certain trends within the aviation industry favoring independent overhaul providers include:

    -OUTSOURCING  OF COMMERCIAL ENGINE SERVICES.   In order to lower costs, many
     passenger airlines and freight and package carriers are seeking to outsource their engine servicing. Airlines such as British Airways, Continental Airlines, Southwest Airlines and USAir currently utilize third parties, and other airlines are expected to follow as labor agreements allow.

    -OUTSOURCING OF MILITARY  MAINTENANCE SERVICES.   It is  estimated that  the
     U.S. military market is greater than the commercial aircraft market for engine and aircraft maintenance and related services. The closing of military bases and reductions in personnel have resulted in an increase in the demand for these services in the commercial marketplace. As additional bases are closed or realigned, this trend is expected to continue.

    -INCREASED AIR TRAVEL. It is estimated that world air travel will grow by 70% by 2005, and the number of passenger and freight and package delivery aircraft in service will increase by 47%, which should substantially increase the demand for engine repair and overhaul services.

    -START-UP AIRLINES.   Deregulation of  the aviation industry  in the  United
     States and the European Community, relatively low barriers to entry and excess capacity in equipment, as well as increased consumer demand for air travel, has led to the emergence of several low cost start-up airlines. Because start-up airlines generally do not invest in the infrastructure necessary to service their aircraft, many outsource all of their engine repair and overhaul services. Start-up airlines also tend to use older aircraft with engines that require greater servicing. Consequently, the Company believes that the growth of start-up airlines is increasing demand for independent engine repair and overhaul services.

    -GROWTH  OF DEMAND FOR AIR FREIGHT AND PACKAGE DELIVERY.  The demand for air freight and package delivery is projected to grow at an average annual rate of 7% over the next 20 years. This trend is expected to result in the continued growth of established carriers such as Airborne Express,

     Emery Worldwide Airlines, Federal Express and United Parcel Service, and has caused the emergence of new cargo carriers such as Atlas Air and Polar Air. Many of these carriers also use older aircraft, increasing the demand for engine repair and overhaul services.

    -LEASING COMPANIES. The number of aircraft owned by financial institutions or leasing companies, many of which use independent engine repair and overhaul services, has grown from just over 200 aircraft in 1986 to over 1,000 aircraft in 1995.

                                    BUSINESS

GENERAL

    On April 19, 1996, Greenwich and Aviall signed a definitive purchase agreement for the acquisition by Greenwich of the gas turbine engine service and engine components repair business of Aviall. The combination of Greenwich and the Aviall Business will create the largest and most diversified independent gas turbine engine repair and overhaul company in the world. On a pro forma basis, the Company would have had combined sales of $701.1 million and EBITDA of approximately $63.1 million in fiscal 1995.

    The Company provides its services on a worldwide basis through four major engine repair and overhaul service centers located in Dallas, Texas; Miami, Florida; East Granby, Connecticut; and Prestwick, Scotland, supported by an engine components repair facility in McAllen, Texas, an engine repair and testing facility in Fort Worth, Texas and an engine testing facility at JFK International Airport in New York.

GREENWICH

    Greenwich is a leading independent provider of repair and overhaul services for gas turbine aircraft engines used to power Boeing 707, 727, 737 and 747; McDonnell Douglas DC-8, DC-9, DC-10 and MD-80; Airbus A-300; Lockheed L-1011; and a variety of military aircraft. Greenwich also services aeroderivative engines used in a variety of industrial and marine applications. In addition, Greenwich manages government and military service and maintenance programs and provides for the sale and refurbishment of gas turbine power plants (with electrical power output of up to 120 megawatts) in various countries around the world.

    Greenwich provides services to more than 400 customers including passenger airlines such as Carnival Airlines, Continental Airlines and VASP Brazilian Airlines; freight and package air carriers such as Emery Worldwide Airlines and United Parcel Service; banks and leasing companies such as The CIT Group and International Air Leases; utilities and industrial users such as Commonwealth
Edison, Dow Chemical and Southern California Gas; and military and government programs such as those involving the United States government, Boeing and Lockheed Martin. Greenwich's principal engine repair, overhaul and testing facilities are located at Miami International Airport, Miami, Florida; Bradley International Airport, East Granby, Connecticut; JFK International Airport, New York, New York; and Westover Airport, Chicopee, Massachusetts. Greenwich's net sales have increased from $75.8 million in fiscal 1991 to $196.3 million in fiscal 1995.

    Greenwich is organized into four marketing and technical units: (i) commercial aircraft engines, (ii) government programs, (iii) industrial and marine engines and (iv) power stations. These groups comprised 71%, 14%, 10% and 5%, respectively, of fiscal 1995 net sales.


    In October 1987, Greenwich acquired substantially all of the operating assets and business of a Miami-based aircraft service corporation. At the time of the acquisition, the corporation was primarily engaged in structural airframe maintenance and the repair and servicing of low by-pass Pratt & Whitney JT3D engines and components operated by affiliates of its former owners, with sales to such entities accounting for approximately 30% of its net sales. Upon obtaining control, Greenwich's management established the strategic goals of expanding the number and lines of gas turbine engines serviced and increasing the existing customer base to include more package and freight air carriers, industrial and marine users, and military and government agencies.


    In order to focus on the higher profit margin gas turbine engine repair and related services business, Greenwich sold in 1990 the assets of a division that serviced small turboprop engines. In 1991, management decided to de-emphasize Greenwich's efforts in the highly competitive and labor-intensive structural airframe business and continued to diversify into additional engine lines and models in order to reduce Greenwich's dependence on the low by-pass JT3D engine, an older engine which was out of production and supported by a diminishing market. Servicing of the JT3D engine represented 12% of Greenwich's net sales in fiscal 1995.

    In 1992, Greenwich moved its principal operations from a 200,000 square foot facility near the cargo center of Miami International Airport to the 480,000 square foot engine service center formerly operated by Eastern Airlines. Concurrent with entering into a favorable thirty-year lease for the larger facility, which includes three on-site engine test cells, Greenwich acquired from the Eastern Airlines estate substantially all of the equipment and tooling necessary for the repair and maintenance of Rolls Royce RB211-22B and General Electric CF6-6 and CF6-50 high by-pass aircraft engines. This paved the way for Greenwich's entry into the servicing market for these larger and more efficient engines, which are used to power wide-body aircraft such as the Airbus A300, Boeing 747, Lockheed L-1011 and McDonnell-Douglas DC-10.

    In late 1993, Greenwich raised approximately $23.7 million in capital through its initial public offering of Class A Common Stock and the Debentures. Using the proceeds from that offering along with additional bank financing, in April 1994 Greenwich, through its newly-formed subsidiary GTC, acquired the operating assets and business of the GTC Division from Chromalloy Gas Turbine Corporation, a competitor of Greenwich that had the capability to repair certain engine lines and models that Greenwich did not then service, including the Pratt & Whitney JT8D-200 medium by-pass aircraft engine and GG4 industrial engine. The acquisition also provided Greenwich with additional test cell capabilities for high by-pass engines, including the Pratt & Whitney JT9D. Greenwich also acquired the GTC Division's well-established power station design and installation operation. In fiscal 1994, the operations of the GTC Division contributed sales of $28.9 million for the five and one-half months during which it was owned by Greenwich, which increased in fiscal 1995 to $72.4 million, reflecting a full year of operations.

    As a result of these actions:

    - Net sales (excluding the de-emphasized structural aircraft services business) increased from $68.7 million in fiscal 1991 to $196.3 million in fiscal 1995;

    - Net income  and EBITDA  increased  from $3.5  million and  $10.1  million,
      respectively,   in  fiscal  1991,  to  $6.2  million  and  $19.9  million, respectively, in fiscal 1995;

    - Net sales from the servicing of high by-pass engines increased to $24.1 million in fiscal 1995, or 12% of Greenwich's total sales, since initiation of these services in fiscal 1992;

    - Net sales from the low by-pass engine services and lower margin aircraft structural services decreased from $45.8 million, or 64% of total sales, in fiscal 1989 to $24.2 million, or 12% of total sales, in fiscal 1995;

    - Net sales from the servicing of industrial and marine gas turbine engines and related services increased from $2.5 million, or 3% of total sales, in fiscal 1989 to $19.0 million, or 10% of Greenwich's total sales, in fiscal 1995;

    - Net sales from programs supporting military and government agencies increased from $3.7 million, or 5% of total sales, in fiscal 1989 to $27.9 million, or 14% of total sales, in fiscal 1995; and

    - Net sales from power station installations were $10.5 million, or 5% of total sales, in the first full year following the acquisition of the GTC Division.

THE AVIALL BUSINESS

    The Aviall Business is the leading independent provider of gas turbine aircraft engine maintenance and engine components repair services. The Aviall Business provides repair and overhaul services for gas turbine engines used to power Boeing 727, 737, 747 and 767; McDonnell Douglas DC-9, DC-10, MD-11, MD-80 and MD-90; and Airbus A-300, A-319, A-320, A-321, A-330 and A-340 aircraft, and also services turboprop engines predominantly used by regional air carriers. The primary customer base of the Aviall Business includes major and regional commercial air and freight and package carriers such as America West, British Airways, Continental Airlines, Federal Express, Southwest Airlines and USAir. The engine repair and overhaul operations of the Aviall Business are located in Dallas, Texas; Fort Worth, Texas; and Prestwick, Scotland, and its components repair operations are located in McAllen, Texas.

    Aviall's engine repair and overhaul operations date back to 1932, and in 1955 it became the world's first major independent gas turbine engine repair facility. These operations have been owned by Aviall since Aviall was spun-off from Ryder in 1993. The Aviall Business' net sales have increased to $504.8 million in 1995 from $482.9 million in 1993. The Aviall Business has spent in excess of $84.0 million over the last five calendar years to build state-of-the-art engine repair and overhaul facilities and to develop programs designed to provide the fastest overhaul turnaround time in the engine repair and overhaul industry. However, its operating income has declined significantly over this period. These declines in profitability can be attributed to a variety of factors, including unfavorable pricing granted to certain customers, inefficiencies in its overhaul operations, expenses associated with reengineering its facilities, and significant costs and penalties on specific contracts where the Aviall Business was unable to meet contractual requirements.

COMPANY STRATEGY

    INTEGRATION PLAN

    The Company's strategy following the Aviall Acquisition is to improve the profitability of the Aviall Business, enhance services offered to the Company's customers and to maintain Greenwich's historical efficiency. The Company intends to implement this strategy by:

    - ACHIEVING COST REDUCTIONS. The Aviall Acquisition will enable the Company to eliminate duplicative functions currently being performed by both Greenwich and the Aviall Business in the areas of administration, finance, sales, marketing, purchasing, technical and field services, and MIS systems. The Company will also eliminate a portion of certain other corporate overhead charges which have historically been allocated by Aviall to the Aviall Business. In addition, the Company will benefit by having Greenwich utilize the Aviall Business' components repair facility to perform work that Greenwich formerly contracted out to third parties.

    - IMPROVING OPERATING EFFICIENCIES. Greenwich believes that it is one of the most efficient providers of gas turbine engine repair and overhaul services. The Company intends to achieve greater production and operating efficiencies by realigning engine repair and overhaul services among its several facilities. The Company also intends to integrate the MIS systems which have been successfully utilized by Greenwich with those of the Aviall Business. These MIS systems are expected to provide the Company's management with the ability to monitor operating costs utilizing real-time data while enhancing the information flow to the Company's customers.

    - IMPROVING CONTRACTUAL PERFORMANCE. Greenwich believes that its experienced and entrepreneurial management team will enable the Aviall Business to improve engine turnaround time and reduce related contractual penalties through increased productivity of the Aviall Business' domestic workforce and improved operating and production efficiencies. The Aviall Business incurred contractual penalties of approximately $6.2 million in 1995, primarily for late deliveries on scheduled engine overhauls.

    STRATEGIC OBJECTIVES

    Upon integration of Greenwich and the Aviall Business, the Company's long-term strategic objectives will be to improve its profitability, maintain its position as the world's largest independent provider of gas turbine engine repair and overhaul services, and accelerate its growth. The Company's strategic objectives may be summarized as follows:

    - SERVICE NEW ENGINE LINES AND MODELS. Greenwich has successfully implemented a strategy to increase the number of engine lines and models serviced by its facilities, thereby creating new market opportunities while offering its customers one-stop shopping capability. The Company will continue this strategy and seek to develop servicing capabilities for additional high by-pass and high horsepower gas turbine engines. Many of the Company's existing customers use engines for which the Company currently has no servicing capabilities and development of such capabilities would present the Company with opportunities to expand the services provided to these customers.

    - OFFER ADDITIONAL SERVICES TO EXISTING CUSTOMERS. Many of the engine lines and models serviced by the Aviall Business are not currently serviced by Greenwich and many of the engine lines and models serviced by Greenwich are not currently serviced by the Aviall Business. The Company believes that opportunities exist to provide services to customers of both Greenwich and the Aviall Business for engine lines and models previously serviced by competitors. Continental Airlines is the only major customer serviced by both Greenwich and the Aviall Business.

    - SERVICE AERODERIVATIVE ENGINE LINES. Certain of the engine lines serviced by the Company for its airline and cargo customers have aeroderivative engine lines used in industrial, marine and military applications. Greenwich has been successful in providing service to the aeroderivative gas turbine engine market, resulting in sales growth in these services from $10.5 million in 1992 to $19.0 million in 1995.

    - EXPAND SERVICE TO REGIONAL CARRIERS. The Aviall Business is a leading provider of engine repair and overhaul services for the PW-100, an engine predominantly used by regional carriers. The Company believes that this market has the potential for substantial growth and that the Company will be well-positioned to capture a larger share of this market.

ENGINE SERVICES

    GENERAL

    The gas turbine engine services provided by the Company include (i) engine disassembly, (ii) cleaning of parts, (iii) inspection and nondestructive testing for wear and damage, including cracks, erosion and sizing, (iv) evaluation of necessary repairs, (v) the repair or replacement of parts, accessories or components, (vi) reassembly and (vii) performance testing. The Company identifies and tracks the parts from each individual engine throughout the overhaul process in order to maintain the integrity of the engines it services. The engine services offered by the Company also include 24-hour emergency repairs whereby the Company will dispatch its personnel to repair engine components or replace parts while the engine is mounted on the aircraft. The Company also provides customers with quick engine change ("QEC") services on an emergency basis. QEC services enable the customer to remove the aircraft engine with its components attached. The Company then replaces or repairs components while the engine is being serviced, tests the engine and components assembly, and returns the refurbished product to the customer, ready for remounting on the aircraft.

    There are three primary reasons for removing an engine from an aircraft for servicing: (i) an engine has been utilized to the point where the life limit for one of its parts has been reached and the part must be replaced, (ii) the engine has been damaged or (iii) the aircraft instrumentation system indicates that the engine is not performing optimally. The cost of servicing an engine that has been removed for these or other reasons may vary from $100,000 to more than $1.5 million, depending upon the age, size and model of engine, and the extent of the repairs being performed.

    ENGINES SERVICED BY THE COMPANY

    The following table sets forth: (i) the lines of gas turbine engines which the Company services as of the date of this Prospectus, (ii) the number of such engines currently in service as estimated by Greenwich, (iii) the principal applications of such engines and (iv) whether such engines are currently being serviced by Greenwich and/or the Aviall Business.

                                                                                                        SERVICED BY
                                                                                               ------------------------------
                                   NUMBER IN                                                                       AVIALL
             LINES                  SERVICE           PRINCIPAL ENGINE APPLICATION (1)            GREENWICH       BUSINESS
- --------------------------------  -----------  ----------------------------------------------  ---------------  -------------
PRATT & WHITNEY
  JT3D                                 1,888   DC-8, 707                                                yes              no
  JT8D-7-17                           10,300   DC-9, 727, 737                                           yes             yes
      -200                             2,600   727, MD-80                                               yes             yes
  JT9D                                 2,683   747,767,DC-10, A300, A310                                yes              no
  PW100; 118-127(2)                    3,000   ATR-42, ATR-72, DHC-8, EMB-120, F50                       no             yes
  GG3                                     83   Industrial                                               yes              no
  GG4                                  1,013   Industrial and marine                                    yes              no
  J52                                  1,100   Military aircraft                                        yes              no
GENERAL ELECTRIC
  CF6-6                                  466   DC-10                                                    yes             yes
     -50                               2,181   DC-10, 747, A300                                         yes             yes
     -80                               2,000   MD-11, 747, 767, A300, A310, A330                         no             yes
  LM1500                                  74   Industrial and marine                                    yes              no
  LM2500                               1,200   Industrial and marine                                    yes              no
ROLLS ROYCE
  RB211-22B                              500   L-1011                                                   yes              no
  Avon                                 1,120   Industrial and marine                                    yes              no
CFM INTERNATIONAL
  CFM56-3, -5                          6,000   737, A320, A321, A340                                     no             yes
INTERNATIONAL AERO ENGINES
  V2500                                  400   A319, A320, A321, MD-90                                   no             yes

- ------------------------
(1) Aircraft designated as (i) DC-8 through DC-10 or MD-11 through MD-90 are manufactured by McDonnell Douglas, (ii) 707 through 767 are manufactured by Boeing, (iii) L-1011 are manufactured by Lockheed Martin; (iv) A300 through A340 are manufactured by Airbus; (v) ATR-42 and -72 are manufactured by Aerospatiale; (vi) DHC-8 are manufactured by De Havilland; (vii) EMB-120 are manufactured by Embraer Brasilia; and (viii) F50 are manufactured by Fokker.

(2) Excludes the PW 119B, 123AF and 124A models.

    The Company continues to overhaul and provide repair services for the low by-pass Pratt & Whitney JT3D line of engines at its Miami, Florida and East Granby, Connecticut facilities. Although production of this line of engines was discontinued in 1978, a number of smaller charter and cargo carriers continue to utilize these engines, which require increasing amounts of service as they age. Although net sales from JT3D engine servicing originally represented a substantial percentage of Greenwich's engine service net sales, Greenwich has significantly reduced its dependence on such sales over the past five years.

    The Pratt & Whitney JT8D engine line includes the modern medium by-pass engine models (-209, -217 and -219), which are currently in production, and the low by-pass engine models (-7 to -17) which are no longer in production. The total market for medium by-pass JT8D-200s is approximately 2,600 units and the Company expects this market to grow moderately in the next five years. Approximately 10,300 low by-pass JT8D engines are currently in use worldwide. Certain of the low by-pass JT8D engines do not meet present and future regulatory noise reduction requirements in the United States and in Europe. However, there are several noise reduction kits available to JT8D operators. The Company expects the number of low by-pass JT8D engines will decline as they are replaced by newer, more fuel-efficient engines and as noise reduction restrictions are phased in.

    The PW100 turboprop engine, manufactured by Pratt & Whitney of Canada, was introduced into commercial service in 1985. This engine line has approximately 3,000 units in use and is overhauled at the engine repair and testing facility of the Aviall Business in Fort Worth, Texas.

    International Aero Engines ("IAE") received certification from the FAA for the V2500 engine line in 1988. Manufacturing participants in the IAE consortium include Pratt & Whitney, Rolls Royce, MTU, Japanese Aero Engine Corporation and FiatAvio. The Aviall Business began developing the first authorized V2500 maintenance facility in the western hemisphere in 1989 and completed its first overhaul of that engine in 1992. There are currently approximately 400 V2500 engines in use, and the Company expects the number of such engines in use to increase significantly over the next five years.

    While manufacturers introduce new engine lines infrequently, they routinely offer derivative models of existing engines. The Company continually evaluates new engine lines, models and derivatives to determine whether the potential demand for overhaul services justifies the expenditures required for inventory and modifications to tooling and equipment. The Company has acquired tooling required to service Rolls Royce RB211-524, and -535E4 engine models used on the L-1011, 747, 757 and 767 aircraft, and is presently developing strategies to enter these markets.

    The Company also maintains a limited inventory of aircraft engines for short-term rental to its overhaul customers. Such rental engines are generally rented to customers for the period during which the customers' engines are undergoing service by the Company's repair and overhaul operations.

    GOVERNMENT PROGRAMS

    Greenwich has, since 1987, provided engine, aircraft and accessory services to the United States military and other domestic and foreign government agencies. Greenwich acts as a subcontractor to major defense contractors, and in fiscal 1993, Greenwich began actively bidding as a prime contractor to manage military and government programs related to engine and aircraft services, material distribution and logistics. During 1995, the Company was awarded two major long-term contracts. The first was a three-year contract from Lockheed Martin Aircraft Services to provide engine maintenance, training and logistics support for 36 A-4M Skyhawk aircraft for the Argentina Air Force. The Company anticipates that net sales under this contract will exceed $20.0 million. The second was a three-year contract from Warner Robins Air Logistics Center to overhaul and modify Pratt & Whitney JT3D engines in support of the U.S. Air Force and U.S. Army E-8 Joint STARS aircraft. The Company anticipates that net sales under this contract will approximate $22.0 million. The Aviall Business also services aircraft engines used in military applications.

    In fiscal 1993, 1994 and 1995, Greenwich's net sales to military and other government agencies accounted for 21%, 20% and 14% of Greenwich's net sales, respectively. On a pro forma basis, sales to military and other government agencies accounted for approximately 6% of the Company's net sales in fiscal 1995.

    INDUSTRIAL AND MARINE GAS TURBINE ENGINES

    Industrial and marine gas turbine engines are used for an increasing variety of applications, including driving pumps and compressors for oil and gas pipelines, generating electric power for electric utilities, cogeneration projects and industrial applications, and powering commercial and naval vessels. The gas turbine engine, coupled with an exhaust heat recovery steam generator, is an attractive technology for energy cogeneration (the production of electricity and heat for process applications in a common facility) because it is thermodynamically efficient and has a relatively low capital cost.

    The number of high horsepower gas turbine engines for industrial and marine use has increased significantly over the last ten years. For example, according to General Electric, the number of General

Electric LM2500 industrial and marine engines in use has increased from approximately 440 in 1981 to approximately 1,200 in 1995. Gas turbine industrial and marine engines generally require an initial major overhaul after five years of use and more frequently thereafter.

    In fiscal 1993, fiscal 1994, and fiscal 1995, Greenwich's net sales from the servicing of industrial and marine gas turbine engines and components accounted for approximately 20%, 14% and 10%, respectively, of Greenwich's net sales. On a pro forma basis, such sales accounted for approximately 3% of the Company's net sales during fiscal 1995.

    In addition to engine manufacturers, industrial and marine gas turbine engines are serviced by a number of independently owned service providers, including the Company. Based upon actual overhaul and refurbishment operations performed in 1993, 1994 and 1995, and estimates received from General Electric as to the number of General Electric LM2500 engines scheduled for overhaul or refurbishment for the balance of calendar 1996 and in calendar 1997 and 1998, the Company believes that the opportunity to service these engines will continue to increase.

    ENGINE COMPONENT AND ACCESSORY REFURBISHMENT

    In addition to its gas turbine engine repair and overhaul services, the Company also maintains an engine components repair operation in McAllen, Texas. This operation provides gas turbine engine blade and vane repairs which require a high level of expertise, advanced technology and sophisticated equipment. These services were primarily provided to the engine repair and overhaul service centers of the Aviall Business in Dallas, Texas and Prestwick, Scotland as support for the engine repair and overhaul operations conducted at those facilities. Upon completion of the Aviall Acquisition, such support will be offered to all of the Company's service center operating facilities, including those in Miami, Florida and East Granby, Connecticut. The accessory refurbishment services offered by the Company also include the repair, refurbishment and overhaul of numerous accessories and components mounted on gas turbine engines, aircraft wings and frames or fuselages. Engine accessories include fuel pumps, generators and fuel controls. Components include pneumatic valves, starters and actuators, turbo compressors and constant speed drives, hydraulic pumps, valves and actuators, electro-mechanical equipment and auxiliary power unit accessories.

    POWER STATIONS

    The Company, through its wholly-owned subsidiary Greenwich Turbine, Inc. ("GTi"), provides worldwide management services for the design, sale, refurbishment, and installation of complete gas turbine power plants with electrical power output of up to 120 megawatts. The services provided include the repair and overhaul of industrial and marine engines, and free turbines and modules, as well as the installation of the equipment, start up, training, and on-site testing. Depending on customer needs, GTi offers complete turnkey operations or equipment only. In addition, GTi offers total turbine on-site services worldwide.

    During fiscal 1994, Greenwich had net sales of $3.0 million from power station design work related to the installation of a 25 megawatt power station for the national power company of the West African nation of Senegal. This installation was completed in the second quarter of fiscal 1995, and Greenwich had net sales of $7.0 million related to the completion of this project during fiscal 1995. The Company is also designing and installing a 40 megawatt power station for a municipal utility company in the United States, which installation is planned to be completed in fiscal 1996. Greenwich generated $1.9 million in net sales from this project in fiscal 1995.

ENGINES SERVICES AGREEMENTS

    The Company generally provides services for regular customers under  service
agreements   providing  for  payments  based  upon  any  one  of  the  following arrangements:

    - A time and materials formula normally predicated upon a negotiated hourly labor rate multiplied by the actual hours expended plus a charge for materials used and other subcontracted vendor services;

    - Fixed price arrangements for components, modules and accessories, as well as total engine overhauls based on specific work scopes; and

    - For customers who wish to enter into long-term arrangements for scheduled engine overhauls with predefined and scheduled payment terms, the Company offers "power-by-the-hour" ("PBTH") agreements. A PBTH agreement requires the customer to pay an hourly rate for engine services over the life of the agreement based on the greater of actual flight hours or a minimum number of monthly flight hours established in advance.

SALES AND MARKETING

    The Company's marketing organization is comprised of four marketing and technical groups: (i) commercial aircraft engine services, (ii) government programs development, (iii) industrial and marine engine services and (iv) power station sales. Members of the Company's senior management are responsible for the coordination and overall performance of each of these groups. Direct sales personnel include key employees with contacts in their respective industries. In addition, the Company advertises in trade, technical and industrial journals and maintains close working relationships with engine and aircraft manufacturers, as well as with industrial and marine engine users.

    The Company believes that the critical factors for customers in selecting an engine repair and overhaul vendor are dependable performance through prompt turnaround time and engine reliability, as well as responsiveness, price and flexibility. The Company's gas turbine engine repair and overhaul operation attempts to differentiate itself from the competition through flexibility and customer responsiveness. This includes meeting delivery commitments, providing around-the-clock service, customizing workscopes to the specific requirements of each engine overhauled and offering state-of-the-art technical facilities and expertise, including the development of new repairs. In marketing its services, the Company emphasizes its experience in the repair, maintenance, refurbishment and overhaul of aircraft gas turbine engines of various sizes and thrust capacities and aeroderivative gas turbine engines. The Company also emphasizes its domestic and international service capabilities; its turnaround time performance; quality of work performed; extensive technical libraries; employee training programs; and competitive pricing structures. The Company's turnaround time for completing a gas turbine engine overhaul depends primarily upon the size of the engine, availability of tooling, equipment and required parts, the amount of repair needed for key components or accessories and the Company's ability to perform such repairs in-house. The Company believes that following the Aviall Acquisition, its Miami, Florida and East Granby, Connecticut facilities will be able to improve their turnaround time by having access to the engine components repair facility in McAllen, Texas.

CUSTOMERS

    The Company provides services to more than 500 customers, primarily in the commercial aviation industry, the natural resources and electrical utility industries and government and military agencies. On a pro forma basis, Continental Airlines would have accounted for 17% of the Company's net sales, the top five customers of the Company would have accounted for $332.5 million, or 47% of the Company's net sales, and sales to foreign customers would have accounted for $184.6 million, or 26% of the Company's net sales, during fiscal 1995. On a pro forma basis, during fiscal 1995, the Company generated $412.3 million in net sales under long-term agreements. Four of the Company's top five customers were rendered services under these long-term agreements. No assurance can be given that these agreements will be renewed upon commercially reasonable terms or at all. The Company's principal customers are noted below:

ALASKA AIRLINES              DHL AIRWAYS                  NORTHWEST AIRLINES
AMERICA WEST                 DOW CHEMICAL                 PETROLEOS MEXICANOS (PEMEX)
ARCO ALASKA                  EMERY WORLDWIDE              PROCTER & GAMBLE
BOEING                       FEDERAL EXPRESS              SOUTHERN CALIFORNIA GAS
BRITANNIA                    FLORIDA POWER                SOUTHWEST AIRLINES
BRITISH AIRWAYS              GULF AIR                     TRANSCANADA PIPELINES
BURLINGTON AIR EXPRESS       HAWAIIAN AIRLINES            UNITED PARCEL SERVICE
CARNIVAL AIRLINES            INTERNATIONAL AIR LEASES     UNITED STATES GOVERNMENT
COMMONWEALTH EDISON          LOCKHEED MARTIN              USAIR
CONTINENTAL AIRLINES         NORTHROP GRUMMAN             VASP BRAZILIAN AIRLINES

COMPETITION

    The Company believes that the primary competitive factors in its industry are quality, turnaround time, overall customer service and price. The Company believes that it competes favorably on the basis of the foregoing factors. Additionally, the Company believes that the large number of engine lines and models it services provide it with a competitive advantage. The Company does not believe that the location of its facilities is a significant factor to its customers in selecting the Company, because substantially all of the engines serviced by the Company are transported by common carrier to the Company's facilities for service.

    Competition for large airline engine repair and overhaul business comes from three primary sources: major commercial airlines, OEMs and other independent engine service companies. Certain major commercial airlines own and operate engine and aircraft maintenance service centers. The engine repair and overhaul services provided by domestic airlines are primarily for their own engines, although these airlines outsource a limited amount of engine repair and overhaul services to third parties. Foreign airlines which provide engine repair and overhaul services typically provide these services for their own engines and for third parties. The Company estimates that commercial airlines service approximately 67% of the total aircraft engine repair and overhaul service market, of which 12% of such total market represents engine repair and overhaul services performed for third parties. OEMs such as General Electric, Pratt & Whitney, Rolls Royce and CFM International also maintain gas turbine engine service centers which provide repair and overhaul services for the aircraft and aeroderivative gas turbine engines they manufacture. Other independent engine service organizations also compete for the repair and overhaul business of other users of large engines.

GOVERNMENT REGULATION

    The FAA and the BCAA regulate providers of services on aircraft engines and frames. As the holder of FAA Class 3 power plant repair station certificates for its facilities in Dallas, Texas; Miami, Florida; and East Granby, Connecticut, the Company is authorized to service all lines and models of gas turbine aircraft engines. These certificates provide the Company with the competitive advantage of not being required to obtain separate FAA certification of each line of gas turbine aircraft engine it elects to service. The Company also has separate FAA airframe and accessory class ratings. The Company's FAA certificates cover all of the Company's operating facilities in the United States. The Caledonian Operation holds a certification from the BCAA. Aside from its FAA and BCAA certifications, the Company does not hold any material patents, trademarks or licenses.

MANUFACTURER'S AUTHORIZATIONS

    The Company has contractual relationships with OEMs that enable it to provide services to its customers on favorable terms. These agreements enhance the Company's ability to service such engines and outline the training and support services which the manufacturer will furnish to the Company. Such contractual relationships take the form of general terms agreements or more formal approval and authorization agreements and licensing authorizations to perform proprietary repairs.

    The Company's management believes that its relations with OEMs are excellent. The Company knows of no reason for OEMs to fail to renew or terminate these agreements. However, no assurance can be given that these agreements will be renewed upon commercially reasonable terms or at all.

EMPLOYEES

    As of March 31, 1996, on a pro forma basis, the Company had approximately 3,110 full-time employees.

    The Company's employees located in Miami, Florida; East Granby, Connecticut; McAllen, Texas; and Prestwick, Scotland are not represented by any labor union. The Company believes that its relations with employees at these locations are good.

    The Aviall Business has approximately 570 hourly employees in Dallas and Fort Worth, Texas, who are covered by collective bargaining agreements. Under the Purchase Agreement with Aviall, neither Greenwich nor the Company will assume these collective bargaining agreements. See "Risk Factors -- Potential Labor Issues."

    In order to respond to changes in technology and new types of engines, accessories and components, the Company conducts both formal classroom and on-the-job training programs. The training programs include instruction on gas turbine engines, components and airframes. Customers and vendors often utilize the Company's training department to assist them in training both their experienced personnel and apprentices on newly assigned equipment.

ENVIRONMENTAL MATTERS

    The Company's operations are subject to extensive, and frequently changing, federal, state and local environmental laws and substantial related regulation by government agencies, including the United States Environmental Protection
Agency (the "EPA") and the United States Occupational Safety and Health Administration. Among other matters, these regulatory authorities impose requirements that regulate the operation, handling, transportation, and disposal of hazardous materials, the health and safety of workers, and require the Company to obtain and maintain licenses and permits in connection with its operations. This extensive regulatory framework imposes significant compliance burdens and risks on the Company. Notwithstanding these burdens, the Company believes that it is in material compliance with all federal, state, and local laws and regulations governing its operations.

    The Company is principally subject to the requirements of the Clean Air Act of 1970 (the "CAA"), as amended in 1990; the Clean Water Act of 1977; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Resource Conservation Recovery Act of 1976 (the "RCRA"); and the Hazardous and Solid Waste Amendments of 1984 ("HSWA"). The following is a summary of the material regulations that are applicable to the Company:

    The CAA imposes significant requirements upon owners and operators of facilities that discharge air pollutants into the environment. The CAA mandates that facilities which emit air pollutants comply with certain operational criteria and secure appropriate permits. Additionally, authorized states such as Florida, Connecticut, Texas, and New York may implement various aspects of the CAA and develop their own regulations for air pollution control. The Miami facility presently holds an air emission permit for its engine test cells issued by Dade County, Florida. The Company intends to conduct an air emissions inventory and health and safety audit of the facility within the next six months and, depending upon the results of such assessments, may find it necessary to secure additional permits and/or to install additional control technology, which could result in the initiation of an enforcement action, the imposition of penalties and the possibility of substantial capital expenditures.

    CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), is designed to respond to the release of hazardous substances. CERCLA's most notable objectives are to provide criteria and funding for the cleanup of sites contaminated by hazardous substances and impose strict liability on parties responsible for such contamination namely, owners and operators of facilities or vessels from which such releases or threatened releases occur, and persons who generated, transported, or arranged for the transportation of hazardous substances to a facility from which such release or threatened release occurs.

    Ground water contamination was documented at the Company's Miami facility and surrounding areas prior to the Company's occupation of the facility. Ground water contamination is also suspected at the western portion of the Miami International Airport (where the Company formerly conducted operations) and adjoining areas. Remediation of the impacted ground water by Dade County is currently underway. Under the terms of its lease of the Miami facility, Dade County has agreed to indemnify the Company for all remediation and cleanup costs associated with pre-existing contamination, unless such contamination occurred as a result of the Company's operations. If Dade County were to default in its indemnification obligations, the Company could potentially incur liability under CERCLA or Florida law for hazardous substances released at or from the Miami facility and for conditions in existence prior to the Company's occupancy. To date, the Company has not been held liable for any investigation or cleanup costs at either of these sites.

    Ground water and soil contamination was also detected at the New York facility prior to the Company's occupancy. The sources of contamination were not positively identified and may be related to past facility operations or originating from off-site. The site leases with the Port of Authority of New York ("PANY") provide that the Company will be fully indemnified for pre-existing conditions and for any off-site contamination migrating onto the leasehold. The Company will be responsible for any increase in contamination above the levels established as pre-existing conditions. If PANY defaults in its indemnification obligations, the Company could incur liability under CERCLA and New York law for the remediation of the contamination.

    On April 19, 1996, the Texas Natural Resource Conservation Commission issued a letter to Aviall requiring the submittal of a plan and associated schedule for the characterization, assessment and potential remediation of documented levels of trichlorethylene in the ground water at the Dallas facility. The Company intends to submit its plan and schedule in a timely manner. Depending upon the results of the characterization and assessment, remediation of the ground water may be required. Under the terms of the Purchase Agreement, Aviall has agreed to indemnify the Company for all remediation and cleanup costs associated with preexisting conditions at the Dallas facility prior to the consummation of the Aviall Acquisition. If remediation of the ground water is required and if Aviall defaults on its indemnification obligations, then the Company could incur costs associated with such remediation.

    RCRA and EPA's implementing regulations establish the basic framework for federal regulation of hazardous waste. RCRA governs the generation, transportation, treatment, storage and disposal of hazardous waste through a comprehensive system of hazardous waste management techniques and requirements. RCRA requires facilities such as the Company's that treat, store, or dispose of hazardous waste to comply with enumerated operating standards. The Company believes that its facilities are in material compliance with all currently applicable RCRA requirements, hold all applicable permits required under RCRA, and are operating in material compliance with the terms of all such permits.

    Many states, including Florida, have created programs similar to RCRA for the purpose of issuing annual operating permits and conducting routine inspections of such facilities to ensure regulatory compliance. A routine inspection in October 1995 by the Florida Department of Environmental Protection ("FDEP") of the Miami facility identified several hazardous waste concerns, including, without limitation, the Company's alleged failure to provide the required personnel training, spill prevention program, and profiles of certain stored waste, which may result in the initiation of an enforcement action and the assessment of substantial penalties. The Company has subsequently addressed each of the items identified in the FDEP inspection.

    As part of the HSWA which amended RCRA, Congress enacted federal regulations governing the underground storage of petroleum products and hazardous substances. The federal underground storage tank ("UST") regulatory scheme mandates that EPA establish requirements for leak detection, construction standards for new USTs, reporting of releases, corrective actions, on-site practices and record-keeping, closure standards, and financial responsibility. Some states, including Florida, have promulgated their own performance criteria for new USTs, including requirements for spill and overfill protection, UST location, as well as primary and secondary containment. The Company believes that its facilities are in material compliance with the federal and state UST regulatory requirements and performance criteria.

    The three USTs at the Miami facility (which have been tested tight and are properly permitted and registered) are steel tanks that are required under Florida law to be retrofitted with secondary containment and leak detection devices. To date, Dade County, which regulates the tanks on a local level, has not directed that the tanks be retrofitted nor has it assessed any penalties for operation without secondary containment or leak detection devices. Under the terms of the lease of the Miami facility, Dade County agreed to indemnify the Company for liabilities due to pre-existing conditions, which may include the USTs. If Dade County does not provide this indemnification under the lease, the Company could be subject to an enforcement action and penalties for failure to replace or upgrade the tanks and could incur additional costs in replacing or upgrading the tanks.

    The USTs at the New York facility were transferred to the Company at the time of sale, and the Company assumed all associated risks. In October 1994, a jet fuel spill occurred during the filling of one of the tanks. The Company completed remediation activities in 1995. Although the New York Department of Environmental Conservation was notified within a week of the spill, there is a possibility that the Company could be subject to an enforcement action and penalties. During a recent audit conducted at the New York facility, two additional USTs were identified; the status and permitting requirements for these tanks and potential discharges are currently being assessed. Although unknown at this point, the Company could be subject to an enforcement action and penalties, as well as be required to make capital expenditures, the amount of which cannot be estimated, to replace or upgrade these tanks in the future.


    Ground water and soil contamination from spills and leaking USTs was also documented at the Company's Fort Worth, Texas and Prestwick, Scotland facilities. Remediation of the impacted ground water and soil at the Fort Worth facility was undertaken by the Company's predecessor in interest, Aviall, which intends to seek closure from the Texas Natural Resource Conservation Commission. Based upon the Company's recent environmental assessment activities at its Prestwick facility, the Company anticipates that remediation of the contaminated soil and ground water will be immaterial. Under the terms of the Purchase Agreement, Aviall has agreed to remediate the contamination and has agreed to indemnify the Company for all remediation and cleanup costs associated with pre-existing conditions at the facility prior to the acquisition. If Aviall were to default on its indemnification obligations, then the Company could incur liability for petroleum product releases at or from the Fort Worth, Texas and Prestwick, Scotland facilities or from conditions in existence prior to the Company's occupancy of these facilities.


    The Company is also subject to a variety of environmental-related worker and community safety laws. The Occupational Safety and Health Act of 1970 ("OSHA") mandates general requirements for safe workplaces for all employees. In particular, OSHA provides special procedures and measures for the handling of certain hazardous and toxic substances. In addition, specific safety standards have been promulgated for workplaces engaged in the treatment, disposal or storage of hazardous waste. Requirements under state law, in some circumstances, may mandate additional measures for facilities handling materials specified as extremely dangerous. The Company believes that its operations are in material compliance with OSHA's health and safety requirements, and anticipates upgrading its facilities at a cost that may exceed $100,000; however, the Company believes that such expenditures will not materially affect the Company's financial conditions or operating results.

PROPERTIES

    The following table sets forth the principal operating facilities of the Company. The Company will, in the normal course of business, from time to time rent additional properties for warehousing and short-term maintenance activities.

                                                   SQUARE     OWNED/
                    LOCATION                       FOOTAGE    LEASED                     FUNCTION
- ------------------------------------------------  ---------  ---------  ------------------------------------------
Miami International Airport                         497,000     Leased  Engine repair, overhaul, and testing;
 Miami, FL                                                               executive offices
Bradley International Airport                       112,000       Both  Engine overhaul
 East Granby, CT
Westover Airport,                                    91,000     Leased  Warehouses, parts storage
 Chicopee, MA
JFK Airport, New York, NY                            21,000     Leased  Engine test cell
Love Field, Dallas, TX                              438,000       Both  Engine repair and overhaul
Carter Field, Fort Worth, TX                         80,000      Owned  Engine repair, overhaul, and testing
Prestwick, Scotland                                 224,000      Owned  Engine repair, overhaul, and testing
McAllen, TX                                         100,200      Owned  Components repair

    The Company believes that its facilities, machinery and equipment will be suitable for the purposes for which they are employed, are adequately maintained and will be adequate for current requirements and projected normal growth.

LEGAL PROCEEDINGS

    On June 25, 1990, Aeronautics & Astronautics Services U.S.A., Inc. ("AAS") filed a complaint in the Dade County Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, alleging a breach of an agreement dated February 22, 1989 for the servicing by the Company of a DC-10 aircraft and its CF6 engine. AAS is seeking damages in excess of $1,000,000. Based upon legal proceedings, discovery to date, and the advice of legal counsel, management believes that the Company's liability, if any, will not exceed $300,000 as a result of this action. It is the Company's intention to defend this lawsuit vigorously.

                                   MANAGEMENT

    The directors and executive officers of the Company are as follows:

           NAME                  AGE                                 POSITION
- ---------------------------      ---      ---------------------------------------------------------------
Eugene P. Conese                     66   Chairman of the Board and Chief Executive Officer
Eugene P. Conese, Jr.                36   President, Chief Operating Officer and Director
Robert J. Vanaria                    50   Senior Vice President of Administration and Chief Financial
                                           Officer
Orlando M. Machado                   36   Vice President, Finance
Dard F. Stagg                        47   Vice President, General Counsel and Secretary
Charles A. Gabriel                   68   Director
Charles J. Simons                    78   Director
Chesterfield Smith                   78   Director

    EUGENE P. CONESE has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1987. Mr. Conese was also the founder, principal stockholder, Chief Executive Officer and Chairman of the Board of The Greenwich Company, Ltd. ("GCL"), a private holding company formed in 1980, that acquired Greenwich in October 1987. Prior to acquiring Greenwich, GCL acquired Haskon Corporation ("Haskon"), a manufacturer of specialized seals for aircraft and aircraft engines, and founded EPCO Technologies, Inc. ("EPCO"), a company which produces specialty plastic components for consumer products. Haskon and EPCO have since been sold, and GCL was merged with and into the Company as of December 30, 1995. From 1970 to 1979, Mr. Conese served as President, Chief Executive Officer and member of the Board of Directors of Irvin Industries, Inc., a company listed on the American Stock Exchange engaged in the manufacture and distribution of a number of products for the aerospace and automotive industries. Mr. Conese is a member of the Board of Directors of Trans World Airlines, Inc., and is a member of the Board of Trustees of Iona College.

    EUGENE P. CONESE, JR. has served as President and Chief Operating Officer of the Company since November 1990. Mr. Conese, Jr. has also served as Vice President of the Company from March 1989 to November 1990, and he has served as a director of the Company continuously since 1987. From 1984 through December 1995, Mr. Conese, Jr. served in various capacities for GCL, including President, which position he held at the time GCL was merged with and into the Company. Mr. Conese, Jr. also served as President and Chief Operating Officer and member of the Board of Directors of Haskon, and as President of EPCO. Mr. Conese, Jr. is the son of Eugene P. Conese.

    ROBERT J. VANARIA joined the Company in March 1995 as Senior Vice President of Administration and Chief Financial Officer. Prior to joining the Company, Mr. Vanaria served as Senior Vice President of Finance and Chief Financial Officer from 1982 to 1994 of Foamex International, Inc. Before joining Foamex, Mr. Vanaria spent eight years at Quaker Fabric Corporation as Corporate Controller and earlier held several management positions in finance with three other companies.

    ORLANDO M. MACHADO joined the Company in December 1987 as Vice President and Controller, was promoted to Vice President and Treasurer in September 1991, and became Vice President of Finance in December 1992. Prior to joining the Company, Mr. Machado was employed by Coopers & Lybrand, L.L.P. as an audit manager.

    DARD F. STAGG joined the Company in November 1993 as Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Stagg was Counsel to the Washington D.C. law firm of Galland, Kharasch, Morse & Garfinkle from 1991 through 1993 where he specialized in aviation matters including international law and finance. From 1990 to 1991, he was Vice President -- Law for United Aviation Services, and, from 1978 through 1988, Mr. Stagg served as counsel for British Airways.

    CHARLES A. GABRIEL became a member of the Board of Directors in November 1992. He is a retired four-star General of the United States Air Force, and served from June 1982 to June 1986 as Chief of Staff of the United States Air Force and as a member of the Joint Chiefs of Staff. Prior to his appointment as Chief of Staff, General Gabriel served as Commander in Chief, United States Air Forces in Europe and commander of the Allied Air Forces, Central Europe. A 36-year veteran of the United States Air Force, General Gabriel is the recipient of numerous honors, awards and medals offered by the United States Armed Forces. General Gabriel serves as a member of the Board of Directors of GEC-Marconi and Electronic Systems, Inc. and on the Board of Advisors of Riggs National Bank of Virginia.

    CHARLES J. SIMONS became a member of the Board of Directors in March 1988. He is Chairman of the Board of Directors of G.W. Plastics, Inc. and is a management and financial consultant. For over 40 years Mr. Simons was employed by Eastern Airlines and served at various times during such period as Vice-Chairman, Executive Vice President and director. Mr. Simons serves as a member of the Board of Directors of Royce Laboratories, Inc., Calspan Corporation, and Bessemer Trust Co. of Florida. Mr. Simons became Chairman, President and Chief Executive Officer of General Development Corporation, a land developer, just prior to that corporation's Chapter 11 bankruptcy filing in 1990. Mr. Simons resigned all of his positions as President, Chief Executive Officer and Chairman by the time General Development Corporation emerged from bankruptcy in 1992.

    CHESTERFIELD SMITH became a member of the Board of Directors in March 1988. Mr. Smith is a senior partner of the Florida law firm of Holland & Knight, which firm has rendered certain legal services to the Company since 1990. He has served as President of the American Bar Association, and as President of the Florida Bar Association. Mr. Smith presently serves as a director and Chairman of the Executive Committee of the Citrus & Chemical Bancorporation, Bartow, Florida, and as Chairman of the Board of Trustees of The Emerald Funds.

    The other key employees of the Company are as follows:

           NAME                  AGE                                 POSITION
- ---------------------------      ---      ---------------------------------------------------------------
Graham P. Bell                       52   Senior Vice President, Operations
R. Frank Leftwich                    59   Senior Vice President and President of Texas Operations
Robert J. Loffredo                   55   President of GTi
Mordechai Volovelsky                 53   Senior Vice President, Commercial Aircraft, Marine and
                                           Industrial Engine Services
Gerald Waltman                       65   Senior Vice President, Government Programs

    GRAHAM P. BELL joined the Company in April 1994, as Senior Vice President, Commercial Engines, and became Senior Vice President, Operations in July 1995, and is responsible for overseeing all engine service center and related support shop operations at the Company's Miami and East Granby facilities. Prior to joining the Company, Mr. Bell served as President of Chromalloy Gas Turbine Corporation East Granby Division, which position he held from 1990 through 1994. Prior to 1990, Mr. Bell was employed by Pacific Southwest Airlines' engine overhaul subsidiary where he served as Vice President and General Manager, and was also a Board member.

    R. FRANK LEFTWICH will join the Company as Senior Vice President and President of Texas Operations and will retain his current role of President-Asia operations upon completion of the Aviall Acquisition. Mr. Leftwich is currently President of Aviall Asia Limited and also serves as Aviall's Executive Vice President, Sales and Marketing -- Engine Services, which position he held at the time Aviall was spun-off from Ryder. Mr. Leftwich has held various key operational and marketing roles with Aviall and its predecessor companies.

    ROBERT J. LOFFREDO joined the Company in April 1994 as President of Greenwich Turbine, Inc., a wholly-owned subsidiary of the Company ("GTi"), where Mr. Loffredo is responsible for overseeing all aspects of GTi's business. Prior to joining the Company, Mr. Loffredo served in a similar capacity for Chromalloy Gas Turbine Corporation from 1989 to 1994 and as that company's Vice President of

Industrial Sales and Marketing from 1985 to 1989. Mr. Loffredo was also employed by United Technologies Corporation for 15 years, where he served in many capacities including engineering, product control, sales and project management.

    MORDECHAI VOLOVELSKY joined the Company in October 1991 as Senior Vice President, New Business Development and became Senior Vice President, Commercial Aircraft, Marine and Industrial Engine Services in July 1995. He is responsible for the Company's marketing and sales and customer support for all commercial engine overhaul and repair services. From 1967 to 1990, Mr. Volovelsky was employed by Israel Aircraft Industries ("IAI"), with responsibility for management of the engine shops, and also served as General Director of Quality Control and Engineering and as President of IAI-Latin America with responsibility for all South and Central American operations. Mr. Volovelsky also held the position of President of Commodore Aviation, an IAI subsidiary, a company active in the overhaul and maintenance of commercial and military aircraft. From 1990 to October 1991, he was employed by The Ages Group, a partnership engaged in the sale and leasing of aircraft, and aircraft engines, parts and components.

    GERALD WALTMAN joined the Company in August 1992 as Vice President, Customer Satisfaction, and became Senior Vice President, Operations in November 1992. In July 1995, he became Senior Vice President, Government Programs, and is responsible for the development of all of the Company's government-related operations. From 1981 to 1992 and prior to joining the Company, Mr. Waltman was employed by Pratt & Whitney Inc. as Director of Customer Support for Pratt & Whitney's Commercial Engine Business in addition to being responsible for technical direction of the entire JT8D/JT8D-200 engine fleet (approximately 14,000 engines). Prior to joining Pratt & Whitney, Mr. Waltman served in the United States Air Force for 26 years, rising to the rank of Colonel. His last assignment was Director of San Antonio Air Logistics Center Depot Maintenance for aircraft and engines.

DIRECTORS' FEES AND COMPENSATION

    Directors who are not employees of the Company each receive an annual retainer of $20,000. No director of the Company receives any directors' fees for attendance at meetings of the Board of Directors or committees thereof, although members of the Board do receive reimbursement for actual expenses of such attendance. Members of the Board of Directors of the Company serve for a one-year term or until their successors are duly elected and qualified. Directors who are also officers of the Company do not receive a retainer or any other additional compensation for attendance at meetings of the Board of Directors or any committees thereof.

EXECUTIVE COMPENSATION

    The following table sets forth the cash and certain other compensation paid by the Company to the Company's Chief Executive Officer and the four other most highly-compensated executive officers of the Company (together with the Chief Executive Officer, the "Named Executive Officers") during fiscal 1995, fiscal 1994 and fiscal 1993.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                      -----------------------------------------------     LONG-TERM          ALL OTHER
   NAME AND PRINCIPAL                                               OTHER ANNUAL        COMPENSATION       COMPENSATION
        POSITION             YEAR     SALARY ($)    BONUS ($)    COMPENSATION ($)(1)    AWARDS (#)(2)         ($)(3)
- -------------------------  ---------  -----------  -----------  ---------------------  ---------------  -------------------
Eugene P. Conese                1995     400,001      394,846            80,000                   0                100
 Chairman and Chief             1994     381,527       46,000           103,502                   0                100
 Executive Officer              1993     152,870       25,000           315,880                   0                100
Eugene P. Conese, Jr.           1995     175,001      172,745            20,000                   0                100
 President, Chief               1994     178,403       23,000            18,333              26,000                100
 Operating Officer and          1993     132,902       25,000            49,767                   0                100
 Director
Robert J. Vanaria               1995      86,544       52,500                 0              20,000                  0
 Senior Vice President of       1994      --           --                --                  --                 --
 Administration and Chief       1993      --           --                --                  --                 --
 Financial Officer (4)
Orlando M. Machado              1995     100,354       25,000                 0                   0                100
 Vice President, Finance        1994     102,080          389                 0              20,000                100
                                1993      86,792       10,000                 0                   0                100
Dard F. Stagg                   1995      98,842       20,000                 0                   0                  0
 Vice President, General        1994      78,192       22,500                 0              10,000                  0
 Counsel and Secretary          1993      --           --                --                  --                 --
 (5)

- --------------------------
(1) Includes deferred compensation of $80,000, $73,333 and $0 received by Eugene
    P. Conese from the Company in fiscal 1995, 1994, and 1993, respectively. Includes deferred compensation of $20,000, $18,333, and $0 received by Eugene P. Conese, Jr. from the Company in fiscal 1995, 1994 and 1993, respectively. Includes both direct and deferred compensation received by each of Eugene P. Conese and Eugene P. Conese, Jr. from GCL in 1994 and 1993. In such years, the Company paid to GCL management fees aggregating $120,000 and $840,000, respectively. The Company's management agreement with GCL terminated upon consummation of the Company's initial public offering in November 1993 and simultaneous with the commencement of the term of employment agreements between the Company and each of Eugene P. Conese and Eugene P. Conese, Jr. See "-- Employment Agreements." Until consummation of the merger of GCL with and into the Company, Eugene P. Conese was the principal stockholder and Chairman of the Board of Directors and Chief Executive Officer of GCL, and Eugene P. Conese, Jr. was also a stockholder and the President of GCL. Excludes personal benefits and other forms of non-cash compensation that, in the opinion of management, do not in the aggregate exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named executive officers.

(2) The amounts in this column represent options granted pursuant to the Company's 1992 Employee Incentive Stock Option Plan.

(3) Includes matching contributions expended by the Company under its 401(k) Retirement Plan on behalf of the specified named executive officers.

(4) Mr. Vanaria joined the Company in March 1995. Therefore, compensation information for fiscal 1995 represents the period from March to September 1995, and no compensation information is presented for Mr. Vanaria for fiscal 1994 or 1993.

(5) Mr. Stagg joined the Company in November 1993. Therefore, compensation information for fiscal 1994 represents the period from November 1993 to September 1994, and no compensation information for Mr. Stagg is presented for fiscal 1993.

STOCK OPTIONS

    The following table sets forth certain information concerning options granted in fiscal 1995 to the Company's Named Executive Officers under the Company's 1992 Employee Incentive Stock Option Plan (the "1992 Plan"). The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZED
                                                                                                             VALUE AT ASSUMED
                                                                                                             ANNUAL RATES OF
                                                                                                               STOCK PRICE
                                                          % OF TOTAL                                           APPRECIATION
                                           OPTIONS      OPTIONS GRANTED     EXERCISE OR                      FOR OPTION TERM
                                           GRANTED      TO EMPLOYEES IN     BASE PRICE      EXPIRATION     --------------------
NAME                                       (#)(1)         FISCAL YEAR         ($/SH)           DATE         5% ($)     10% ($)
- ---------------------------------------  -----------  -------------------  -------------  ---------------  ---------  ---------
Robert J. Vanaria......................      20,000(1)           55.6%       $    3.50      April 5, 2000  $  19,340  $  42,736

- ------------------------
(1) Represents 10,000 shares of each of Class A and Class B Common Stock. These options were granted on March 6, 1995 pursuant to the 1992 Plan and are exercisable beginning one year from the date of grant for 25% of the shares, with the balance to become exercisable cumulatively in two installments each year thereafter of 25% and 50% in years two and three, respectively. Upon announcement of a change in control (pursuant to and as defined in the 1992
    Plan), all options granted under the 1992 Plan will become immediately exercisable. Upon consummation of a change in control, all unexercised options will terminate.

    The following table sets forth certain information concerning the value of unexercised options held under the 1992 Plan at September 30, 1995 by the Company's Named Executive Officers. None of the Named Executive Officers exercised options during fiscal 1995.

                         FISCAL YEAR-END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                                    OPTIONS AT FY-END (#)           FY-END ($)(1)
                                                  --------------------------  --------------------------
NAME                                              EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ------------------------------------------------  --------------------------  --------------------------
Eugene P. Conese................................                    0/0                          $0/$0
Eugene P. Conese, Jr............................           6,500/19,500              $47,125/$141,375
Robert J. Vanaria...............................                0/20,000                   $0/$135,000
Orlando M. Machado..............................            5,000/15,000              $36,250/$108,750
Dard F. Stagg...................................             2,500/7,500               $18,125/$54,375

- ------------------------
(1) Represents the value of unexercised, in-the-money options at September 29, 1995, the last trading day of fiscal 1995, using the closing price of the Class A Common Stock on that date of $10. Amounts are rounded to the nearest dollar.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Eugene P. Conese, Chairman of the Board and Chief Executive Officer, and Eugene P. Conese, Jr., President and Chief Operating Officer. Mr. Conese's and Mr. Conese, Jr.'s employment agreements are each for terms of three years which expire September 30, 1996, and provide for an annual base salary of $400,000 plus deferred compensation of $80,000 per annum and $200,000 plus deferred compensation of $20,000 per annum, respectively.

    In addition to their base salaries and deferred compensation, Eugene P. Conese and Eugene P. Conese, Jr. are entitled to share, in proportion to their respective base salaries, an annual bonus equal to varying percentages of the Company's income before taxes, after deducting the amount of the annual bonus, in each of the three years during the term of their employment agreements. For fiscal 1996, the aggregate annual bonus amount that may be paid under both agreements may not exceed $1,000,000. The bonus for each year of these agreements is equal to 2% of the Company's income before taxes, after deducting the amount of the annual bonus, in the event that such income is equal to or in excess of $5.5 million (the "Base Income") but less than $6.5 million, and 5% of such income in the event that such income is equal to or in excess of $6.5 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Since 1992, the Company's Compensation Committee has decided all compensation matters relating to the Company's Chairman and Chief Executive Officer, and President and Chief Operating Officer, whose employment contracts with the Company were approved by the Compensation Committee. Messrs. Charles J. Simons and Chesterfield Smith have been members of the Compensation Committee since its formation in 1992. General Charles A. Gabriel became a member of the Compensation Committee in December 1993.

                              CERTAIN TRANSACTIONS

    In September 1993, Greenwich adopted a policy with respect to future related-party transactions which requires that all such transactions be approved by both a majority of the entire Board of Directors as well as by a majority of the independent outside directors or by a majority vote of the Greenwich's disinterested stockholders. This policy is set forth in Greenwich's Bylaws.

    In December 1995, Greenwich's stockholders approved the merger of GCL with and into Greenwich, pursuant to which Greenwich acquired and cancelled 7,900,000 shares of its Common Stock from GCL and issued 7,900,620 shares of its Common Stock to the stockholders of GCL.

    Greenwich paid GCL management fees aggregating $840,000 and $120,000 for the years ended September 30, 1993 and 1994, respectively. Greenwich's management agreement with GCL terminated upon the completion of the Greenwich's initial public offering in November 1993.

    Interest expense on the $1 million GCL Subordinated Note amounted to approximately $62,000 and $8,000 for the fiscal years ended September 30, 1993 and 1994, respectively.

    In April 1993, Greenwich entered into simultaneous lease agreements with GCL and an unrelated third party for the use of an aircraft engine. Under these agreements, Greenwich leased the engine from GCL and sublet the engine to an unrelated third party under an identical fee schedule. In accordance with the lease terms, Greenwich paid a monthly rent of approximately $11,250 plus a fee based on engine usage of which a minimum of $5,000 a month was required. This agreement terminated in August 1993.

    During fiscal 1994 and 1995 and for the six months ended March 31, 1996, Greenwich purchased engine parts from World Air Lease, Inc. ("WAL") for amounts totaling $136,691, $171,930 and $8,000, respectively. In addition, during fiscal 1994, Greenwich performed engine repair services for WAL amounting to $88,708 and received commissions amounting to $7,452 from WAL for the sale of an engine to an unrelated third party. Such terms are believed by Greenwich's management to have been on a market basis not materially different from those which would have prevailed in a transaction on an arm's-length basis with an unrelated person. WAL is wholly-owned by Eugene P. Conese, the Chairman and Chief Executive Officer of the Company, and members of his immediate family, including Eugene P. Conese, Jr., directly and through trusts.

    During fiscal 1994 and 1995 and for the six months ended March 31, 1996, Greenwich completed engine repair services on gas turbine aircraft engines owned by Universal Air Lease, Inc. ("Universal"), amounting to $105,000, $103,000 and $150,000, respectively. Such terms are believed by the Company's management to have been on a market basis not materially different from those which would have prevailed in a transaction on an arm's-length basis with an unrelated person. Universal is wholly-owned by Eugene P. Conese, the Chairman and Chief Executive Officer of the Company, and members of his immediate family including Eugene P. Conese, Jr.

    In March 1995, Greenwich purchased an aircraft engine for a purchase price of $1,170,000 from Universal and concurrently entered into an agreement to sell the engine to a customer of Greenwich under substantially the same terms. Greenwich received a fee of $10,000 and was reimbursed for its costs and expenses. An added benefit of the transaction was that Greenwich was thereby enabled to sell parts to, and obtain certain additional overhaul service business from, the customer.

    In June 1995, Greenwich entered into a 30-day aircraft engine lease agreement with Pinnacle Partners One, Inc., a company in which the Chairman and Chief Executive Officer of the Company holds a 38.5% equity interest, to provide a replacement engine for a customer while the customer's engine was being serviced by Greenwich. Concurrently with the entering into of such lease, Greenwich and the customer entered into a lease at the same rental rate and on substantially the same other terms.

    In June 1995, Greenwich purchased an unserviceable General Electric CF6-50 engine for $550,000 from Universal. This engine was disassembled to provide parts for an engine being repaired by the Company for an unaffiliated third party. The terms of the purchase of such engine by Greenwich are believed by the Company's management to have been on a market basis not materially different from those which would have prevailed in a transaction on an arm's-length basis with an unrelated person.

    Chesterfield  Smith, a director of the Company, is a senior partner in a law
firm  which  has  received  legal   fees  from  Greenwich  in  connection   with
professional services provided to Greenwich.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information, as of March 31, 1996, regarding the beneficial ownership of Class A Common Stock and Class B Common Stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Class A Common Stock and Class B Common Stock, (ii) each of the Company's directors and the Named Executive Officers and (iii) all directors and executive officers as a group.

                                BENEFICIAL OWNERSHIP PRIOR TO COMMON STOCK                   BENEFICIAL OWNERSHIP AFTER COMMON
                                              OFFERING (12)                     NUMBER OF             STOCK OFFERING
                              ----------------------------------------------    SHARES OF    ---------------------------------
                                                                                 CLASS B
                                NUMBER OF SHARES           % OF CLASS         COMMON STOCK     NUMBER OF SHARES    % OF CLASS
                              --------------------  ------------------------     OFFERED     --------------------  -----------
NAME(1)                        CLASS A    CLASS B     CLASS A      CLASS B    CONCURRENTLY    CLASS A    CLASS B     CLASS A
- ----------------------------  ---------  ---------  -----------  -----------  -------------  ---------  ---------  -----------
Eugene P. Conese (2)........  3,468,028  3,450,934        55.1         55.0       600,000    3,468,028  2,850,934        55.1
Anna May Conese (3).........    262,696    262,696         4.2          4.2             0      262,696    262,696         4.2
Eugene P. Conese, Jr. (4)...    190,222    185,094         3.0          3.0             0      190,222    185,094         3.0
Charles A. Gabriel (5)......      4,473      4,473       *            *                 0        4,473      4,473       *
Charles J. Simons (6).......      7,000      7,000       *            *                 0        7,000      7,000       *
Chesterfield Smith (7)......      6,000      6,000       *            *                 0        6,000      6,000       *
Robert J. Vanaria (8).......      2,500      2,500       *            *                 0        2,500      2,500       *
Orlando M. Machado (9)......      5,241      3,532       *            *                 0        5,241      3,532       *
Dard F. Stagg (10)..........      1,405      1,405       *            *                 0        1,405      1,405       *
All Directors and Executive
 Officers as a Group (8
 persons) (11)..............  3,684,869  3,660,938        58.2         58.0       600,000    3,684,869  3,060,938        58.2


NAME(1)                         CLASS B
- ----------------------------  -----------
Eugene P. Conese (2)........        29.5
Anna May Conese (3).........         2.7
Eugene P. Conese, Jr. (4)...         1.9
Charles A. Gabriel (5)......       *
Charles J. Simons (6).......       *
Chesterfield Smith (7)......       *
Robert J. Vanaria (8).......       *
Orlando M. Machado (9)......       *
Dard F. Stagg (10)..........       *
All Directors and Executive
 Officers as a Group (8
 persons) (11)..............        31.5

- ------------------------------
 *   Less than 1%

(1) The mailing address of each stockholder identified above is c/o Greenwich Air Services, Inc., Post Office Box 522187, Miami, Florida 33152. Except as indicated, each person listed has the sole voting and investment power with respect to all shares of Common Stock listed above.

(2) Includes 17,094 shares of Class A Common Stock issuable upon conversion of Debentures and 262,696 shares of each of Class A and Class B Common Stock held beneficially by Anna May Conese, the wife of Eugene P. Conese.

(3) Does not include shares owned by Eugene P. Conese, the husband of Anna May Conese. See (2), above.

(4) Mr. Conese and Anna May Conese are the parents of Eugene P. Conese, Jr. Includes 6,500 shares of each of Class A and Class B Common Stock issuable upon exercise of options and 5,128 shares of Class A Common Stock issuable upon conversion of Debentures.

(5) Includes 4,000 shares of each of Class A and Class B Common Stock issuable upon the exercise of stock options.

(6) Includes 5,000 shares of each of Class A and Class B Common Stock issuable upon the exercise of stock options.

(7) Includes 5,000 shares of each of Class A and Class B Common Stock issuable upon the exercise of stock options.

(8) Includes 2,500 shares of each of Class A and Class B Common Stock issuable upon the exercise of stock options.

(9) Includes 2,500 shares of each of Class A and Class B Common Stock issuable upon the exercise of stock options and 1,709 shares of Class A Common Stock issuable upon conversion of Debentures.

(10) Includes 1,250 shares of each of Class A and Class B Common Stock issuable upon the exercise of stock options.

(11) Includes 26,750 shares of each of Class A and Class B Common Stock issuable upon the exercise of options and 23,931 shares of Class A Common Stock issuable upon the conversion of Debentures.

(12) The Common Stock Offering is scheduled to occur concurrently with, but is not a condition to, the consummation of the Note Offering. See "Concurrent Transactions."

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Company's authorized capital stock consists of 52,500,000 shares of capital stock, consisting of (i) 25,000,000 shares of Class A Common Stock, par value $.01 per share, (ii) 25,000,000 shares of Class B Common Stock, par value $.01 per share, and (iii) 2,500,000 shares of Preferred Stock, par value $.01 per share. As of March 31, 1996, an aggregate of 6,279,841 shares of Class A Common Stock and no shares of Class B Common Stock were outstanding. No shares of Preferred Stock have been issued or are currently outstanding.

CLASS A COMMON STOCK

    The Class A Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions. All shares of Class A Common Stock have one vote on any matter submitted to the vote of stockholders. The Class A Common Stock does not have cumulative voting rights. Upon any liquidation of the Company, the holders of Class A Common Stock are entitled to receive, share for share with the holders of Class B Common Stock on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock, if any. Holders of Class A Common Stock are entitled to receive dividends share for share with the holder's shares of Class B Common Stock when and as declared by the Board of Directors out of funds legally available therefor (subject to the prior rights of preferred stock, if any). All shares of Common Stock are fully paid and nonassessable.

CLASS B COMMON STOCK

    In April 1996, the Company declared a dividend to holders of record of its Class A Common Stock on April 18, 1996 of one share of its Class B Common Stock for each outstanding share of Class A Common Stock. As a result, an aggregate of approximately 6.3 million shares of Class B Common Stock were issued on May 8, 1996.

    The Class B Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions. Except as otherwise required by law, the shares of Class B Common Stock have no voting rights. Under Delaware law, holders of Class B Common Stock are permitted to vote on amendments to the Company's certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if such amendment would, among other things, alter or change powers, preferences, or special rights of such class.

    Upon any liquidation of the Company, the holders of Class B Common Stock are entitled to receive, share for share with the holders of shares of Class A Common Stock on a pro rata basis, all assets then legally available for distribution after payments of debts of liabilities and preferences on preferred stock, if any. Holders of Class B Common Stock are entitled to receive dividends share for share with the holders of shares of Class A Common Stock when, as and if declared by the Board of Directors out of funds legally available therefor (subject to the prior rights of preferred stock, if any).

PREFERRED STOCK

    The Board of Directors has the authority to issue up to 2,500,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders. The issuance of Preferred Stock by the Board of Directors could affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends, and in liquidation, over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock.

    The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue the Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Class A Common Stock. There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue Preferred Stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined generally as a person owning 15% or more of a
corporation's  outstanding   voting  stock)   from  engaging   in  a   "business
combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved either the transaction in which the interested stockholder became an interested stockholder or the business combination; (ii) upon consummation of the transactions that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation or by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

TRANSFER AGENT

    The transfer agent for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Common Stock Offering, the Company will have outstanding 6,279,841 shares of Class A Common Stock and 9,679,841 shares of Class B Common Stock (excluding 600,000 shares of Class B Common Stock issuable upon exercise of the Underwriter's over-allotment option). Of these shares, 6,103,747 shares of Class A Common Stock and 9,503,747 shares of Class B Common Stock will be freely tradeable without restriction or further registration under the Securities Act. The remaining 176,094 shares of Class A Common Stock and 176,094 shares of Class B Common Stock held by an existing stockholder are "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and may only be sold in the public market if such shares are registered under the Securities Act or sold in accordance with Rule 144 or another exemption from registration under the Securities Act.

    In general, under Rule 144 a person (or group of persons whose shares are aggregated) who has beneficially owned restricted securities for at least two years, including persons who may be deemed "affiliates" (as defined in Rule 144) of the Company, will be entitled to sell, within any three month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Class A Common Stock or Class B Common Stock (expected to be equal to approximately 62,798 shares and 96,798 shares, respectively, following the Common Stock Offering) or (ii) the average weekly trading volume in the Class A Common Stock or Class B Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. A person who has not been an "affiliate" of the Company for the 90 days preceding a sale and who has beneficially owned restricted securities for at least three years will be entitled to sell such shares in the public market without restriction. Restricted securities properly sold in reliance upon Rule 144 are thereafter freely tradeable without restrictions or registration under the Securities Act, unless thereafter held by an "affiliate" of the Company. For purposes of Rule 144, 126,095 of the restricted shares of Class A Common Stock and 126,095 of the restricted shares of Class B Common Stock outstanding have been beneficially owned by its holder for over two years.

    The Company is unable to estimate the amount, timing or nature of future sales of outstanding Class A Common Stock or Class B Common Stock. Although the shares of Class B Common Stock offered pursuant to the Common Stock Offering will trade separately from the shares of Class A Common Stock, sales of substantial amounts of either the Class A or Class B Common Stock in the public market may have an adverse effect on the market price of both the Class A Common Stock and the Class B Common Stock, because such classes are identical in all respects, except that the Class B Common Stock has no voting rights. The Company and its executive officers, directors and principal stockholders have agreed that for a period of 90 days from the date of this Prospectus, they will not offer for sale, sell, solicit an offer to buy, contract to sell, distribute, grant any option for the sale of or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for any shares of Common Stock without the prior written consent of the underwriters of the Common Stock Offering.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

    Under the New Credit Facility, lenders will provide the Company with a $175.0 million senior secured revolving credit facility secured by the Company's accounts receivable, inventories and contract rights. Advances under the New Credit Facility will be based upon percentages of outstanding eligible accounts receivable, inventories and other contract rights. Pursuant to the New Credit Facility, it is anticipated that an aggregate of approximately $74.4 million will be initially borrowed pursuant to the Initial Drawdown, $3.0 million will be utilized for outstanding letters of credit and that approximately $97.6 million will be available for future borrowings. The New Credit Facility will require the Company to comply with certain financial covenants (relating to minimum ratios of cash flow to fixed charges, minimum ratio of funded debt to cash flow and minimum tangible net worth) and other covenants, including limitations on additional debt (in excess of the Notes, Debentures and other outstanding debt), dividends and changes in control. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources."

    Under the New Credit Facility, the Company may elect to borrow at either the lender's prime rate, plus 0.875% (subject to reduction to 0.5% or increase to 1.125% based upon the Company's achieving or failing to achieve certain financial goals), or (ii) the LIBOR rate (adjustable every three months) plus 2.375%. As at March 31, 1996, the lender's prime rate was 7.75% and the three-month LIBOR rate was 5.44%.

8% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2000

    In November and December 1993, Greenwich issued $16,999,000 principal amount of the Debentures. The Debentures are convertible into shares of Class A Common Stock at any time prior to maturity, unless previously redeemed by the Company, at a conversion price of $5.85 per share, subject to adjustment in certain events. The Debentures are not redeemable by the Company prior to November 15, 1996. Thereafter, the Debentures are redeemable at a redemption price equal to 100% of the principal amount thereof plus accrued interest, provided that the Debentures may not be redeemed unless the closing price of the Company's Class A Common Stock has equaled or exceeded $6.75 for the previous 20 consecutive trading days. As of March 31, 1996, there was $3,561,000 principal amount of the Debentures outstanding, which are convertible into an aggregate of 608,716 shares of Class A Common Stock. The Debentures are subordinated in right of payment to the Notes and to all present and future senior indebtedness of the Company to commercial lenders.

    The Company anticipates that if the price of its Class A Common Stock exceeds $6.75 in November 1996, it will call all outstanding Debentures for redemption. The Company expects that substantially all of the Debentures will have been converted into Common Stock prior to redemption.

TERM LOANS

    TERM LOAN. In November 1992, Greenwich entered into a loan and security agreement with a commercial lender for a five-year, $9.0 million term loan expiring in November 1997 (the "Term Loan"). The Term Loan is secured by the Company's equipment and tooling, and bears interest at 8.75% per annum, payable in 59 monthly installments (including principal and interest) of $143,205 each, and a final payment of approximately $3.3 million due on November 1, 1997. As of March 31, 1996, the balance of the Term Loan was $5.4 million.

    GTC TERM LOAN. On May 26, 1994 Greenwich and GTC entered into a separate loan and security agreement with a lender for a five-year, $8.0 million term loan expiring in May, 1999 (the "GTC Term Loan"). The GTC Term Loan is secured by substantially all of GTC's fixed assets (excluding real estate), and bears interest at a rate of 8.99% per annum, payable monthly in arrears. Principal repayments under this agreement are to be made in 24 consecutive monthly installments of $166,667 each and an additional 36 consecutive monthly installments of $111,111 each, with all such payments ending in May 1999. As of March 31, 1996, the balance of the GTC Term Loan was $4.3 million.

    LOAN PAYABLE TO WAL. In November 1992, Greenwich entered into a loan and security agreement with WAL for a five-year, $3.0 million term loan expiring in November 1997 (the "WAL Loan"). The WAL Loan is secured by the Company's equipment and tooling, and bears interest at 10.25% per annum, payable in 59 monthly installments (including principal and interest) of $50,519 each, and a final payment of approximately $1.1 million due on November 1, 1997. On April 1, 1994, subject to the terms and conditions of the GTC Term Loan, WAL agreed to grant a priority lien position to the lender under the GTC Term Loan on the Company's tooling and equipment. In return, WAL was granted a priority lien position on specific tooling and a first mortgage on certain real property that the Company owns in East Granby, Connecticut. As of March 31, 1996, the balance of the WAL loan was $1.8 million.

                              DESCRIPTION OF NOTES

    The  Notes are to be issued under  the Indenture dated as of               ,
1996, between the Company, the Subsidiary Guarantors and American Stock Transfer & Trust Company, as Trustee (the "Trustee"). A copy of the Indenture has been filed as an exhibit to the Registration Statement. The Indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended (the "1939 Act"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to the 1939 Act and to all the provisions of the Notes and the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to herein, such Sections or defined terms are incorporated by reference herein. For purposes of this Section, references to the "Company" shall mean Greenwich Air Services, Inc. excluding its subsidiaries, after giving effect to the Aviall Acquisition. Certain terms used in this Section are defined under "-- Certain Definitions."

GENERAL

    The Notes will  mature on               , 2006,  and will be  limited to  an
aggregate  principal amount of $150,000,000. The Notes will bear interest at the
rate set forth on the cover page of this Prospectus from            , 1996  (the
"Issue  Date"), or from  the most recent  date to which  interest has been paid,
payable semiannually on       and       of each year, commencing on            ,
1996,  to the persons  in whose names  the Notes (or  any predecessor Notes) are
registered at the close of business  on the preceding        or        , as  the
case may be. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    Principal of, premium, if any, and interest on, the Notes will be payable, and the Notes will be exchangeable and transferable, at an office or agency of the Company, one of which will be maintained for such purpose in The City of New York (which initially will be the Corporate Trust Office of the Trustee), or such other office or agency permitted under the Indenture; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the persons entitled thereto as shown on the Security Register. The Notes will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

    The Notes will be senior unsecured obligations of the Company, will rank PARI PASSU in right of payment with all existing and future senior indebtedness of the Company and will be senior in right of payment to all existing and future subordinated debt of the Company. However, the Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness, including indebtedness as of March 31, 1996 after giving effect to the Aviall Acquisition, the Offerings and the Initial Drawdown of: (i) $74.4 million under the New Credit Facility, which will be secured by the Company's inventory and accounts receivable; (ii) $4.3 million under the GTC Term Loan, which is secured by all of GTC's fixed assets (excluding real estate); (iii) $5.4 million under the Term Loan, which is secured by certain of the Company's equipment and tooling; and (iv) $1.8 million under the WAL Loan, which is secured by certain tooling not securing the GTC Term Loan and certain real property owned by GTC in East Granby, Connecticut. As of March 31, 1996, on a pro forma basis after giving effect to the Offerings, the Initial Drawdown and the Aviall Acquisition, such secured indebtedness would have aggregated approximately $86.0 million, the total consolidated indebtedness of the Company and its subsidiaries would have been $239.6 million, and the Company would have had the ability to borrow up to an additional $97.6 million under the New Credit Facility.

    The Notes will be guaranteed (each a "Subsidiary Guarantee") on a senior unsecured basis by the Subsidiary Guarantors and will also be jointly secured on a PARI PASSU basis with Indebtedness under the New Credit Facility by a pledge of 65% of the capital stock of Aviall Limited pursuant to a pledge and security
agreement  dated as of             , 1996  (the "Pledge and Security Agreement")
between the

Company, the Trustee and the lenders under the New Credit Facility. Each Subsidiary Guarantee will be effectively subordinated to all secured indebtedness of the related Subsidiary Guarantor to the extent of the assets securing such indebtedness.

SUBSIDIARY GUARANTEES AND OTHER SECURITY

    Each Subsidiary Guarantor will unconditionally Guarantee (each, a "Subsidiary Guarantee"), jointly and severally, to each holder of Notes and the Trustee, the full and punctual performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. Each of the Subsidiary Guarantees will be a senior unsecured obligation of the respective Subsidiary Guarantor, and will rank PARI PASSU with all existing and future senior unsecured indebtedness of such Subsidiary Guarantor. However, each Subsidiary Guarantee will be effectively subordinated (to the extent of the respective Subsidiary Guarantor's assets securing the New Credit Facility) to the respective Subsidiary Guarantor's obligations under the New Credit Facility, which will be secured by such Subsidiary Guarantor's inventory, accounts receivable and certain contract rights.

    The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary
Guarantee  shall  be  entitled  to  a  pro  rata  contribution  from  each other
Subsidiary Guarantor based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

    Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation, PROVIDED that such consolidation, merger or sale is otherwise in accordance with the Indenture. Each Subsidiary Guarantor may consolidate with or merge into or sell substantially all its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) and such Subsidiary Guarantor shall be released from all obligations under its Subsidiary Guarantee if (a) such transaction would be permitted under the "Limitation on Assets Sales" covenant described below and (b) immediately before and after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

    Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to Greenwich's obligations pursuant to the Notes, and the aggregate total assets, net income and stockholder's equity of the Subsidiary Guarantors and Greenwich are substantially equivalent to the total assets, net income and stockholder's equity of Greenwich on a consolidated basis.

    Pursuant to the Pledge and Security Agreement, the Notes will be jointly secured on a PARI PASSU basis with Indebtedness under the New Credit Facility by a pledge of 65% of the capital stock of Aviall U.K. Such security will be in addition to the accounts receivable, inventories and other contract rights of Aviall U.K. securing Indebtedness under the New Credit Facility. Upon declaration of a default under the New Credit Facility or under the Indenture and, in each case, acceleration of the Indebtedness thereunder, the Collateral Agent named in the Pledge and Security Agreement will either (a) liquidate the accounts receivable, inventory and other contract rights securing Indebtedness under the New Credit Facility or (b) sell the capital stock of Aviall U.K. pledged pursuant to the Pledge and Security Agreement, whichever is determined to be likely to generate more proceeds for the repayment of Aviall U.K.'s Indebtedness. The lenders under the New Credit Facility will be entitled to receive from such liquidation or sale proceeds equal to the value of the accounts receivable, inventory and other contract rights to the extent of the total Indebtedness outstanding under the New Credit Facility. All proceeds in excess of such amount, if any, will be shared PARI PASSU on a pro rata basis with the holders of the Notes. The Pledge and Security Agreement establishes certain procedures to be followed by the Collateral Agent designed to provide the maximum possible proceeds as a result of such a liquidation or sale.

    Separate financial information relating to Aviall Limited has been included in the Aviall Business' Audited Combined Financial Statements and Notes thereto included in this Prospectus.

OPTIONAL REDEMPTION

    The  Notes are not redeemable prior to             , 2001. At any time on or
after            , 2001, the Notes are redeemable at the option of the  Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices expressed as percentages of principal amount, plus accrued and unpaid interest, if any, to the date of redemption.

    If  redeemed  during the  12-month period  commencing          of  the years
indicated:

                                                               REDEMPTION
YEAR                                                             PRICE
- ------------------------------------------------------------  ------------
2001........................................................       %
2002........................................................       %
2003........................................................       %

    and thereafter, beginning           , 2004, at 100% of the principal  amount
of the Notes.

SINKING FUND

    There will be no mandatory sinking fund payments for the Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control (as defined below), each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the "Change of Control Payment").

    Within 30 days following any Change of Control, the Company will mail a notice to each holder of Notes stating, among other things: (1) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to the covenant in the Indenture entitled "Mandatory Repurchase at the Option of Holders Upon a Change of Control" and that all Notes (or portions thereof) timely tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be, subject to any contrary requirements of applicable law, no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment
Date) pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (4) that any Notes (or portions thereof) not tendered will continue to accrue interest; (5) a description of the transaction or transactions constituting the Change of Control; (6) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes (or portions thereof) to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date; (7) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of such Notes delivered for purchase, and a statement that such holder is withdrawing such holder's election to have such Notes (or portions thereof) purchased; (8) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and (9) any other procedures that holders must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

    On the Change of Control Payment Date, the Company shall (i) accept for payment the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Trustee or with a Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate identifying such Notes or portions thereof. The Trustee or a Paying Agent shall, on the Change of Control Payment Date, mail or deliver to each tendering holder of the purchase price of the Notes so accepted, and the Trustee shall promptly authenticate and mail (and the Company and the Subsidiary Guarantors shall execute) to such holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

    The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

    Except as described above with respect to a Change of Control, the Indenture does not contain any other provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

    There can be no assurance that the Company will be able to fund any such repurchase of Notes. The New Credit Facility contains, and any future credit agreements or other agreements relating to indebtedness of the Company may contain, prohibitions or restrictions on the Company's ability to effect a Change of Control Payment. In the event a Change of Control occurs at a time when such prohibitions or restrictions are in effect, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to repay or refinance the borrowings governed by the agreements that contain such prohibitions or restrictions. If the Company does not obtain such a consent or repay or refinance such borrowings, the Company will be effectively prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

    A "Change of Control" will be deemed to occur if (i) (a) the Specified Holders cease in the aggregate to "beneficially own" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, at least 50% of the total voting power of the Voting Stock of the Company, whether as a result of any issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise, and (b) any "person" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than an underwriter engaged in a firm commitment underwriting on behalf of the Company and other than the Specified Holders, becomes the "beneficial owner" (as defined in clause (a) above, except that for the purposes of this clause (b) a person other than a Specified Holder shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of either (x) 35% or more of the total voting power of the Voting Stock of the Company or (y) a greater percentage of the total voting power of the Voting Stock of the Company than the Specified Holders in the aggregate "beneficially own" (as defined in clause (a) above), directly or indirectly; (ii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

BOOK-ENTRY SYSTEM

    The Notes will initially be issued in the form of one or more Global Securities (as defined in the Indenture) held in book-entry form. Accordingly, The Depository Trust Company or its successor ("DTC") or DTC's nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture.

    Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such persons in this Offering. Such accounts shall be designated by the Underwriters with respect to Notes placed by the Underwriters for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC for such Global Security. Ownership of beneficial interests in a Global Security by persons that hold through participants will be shown on, and the transfer of those ownership interests within each participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    Payment of principal and interest on Notes represented by any such Global Security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. None of the Company, the Subsidiary Guarantors, the Trustee, the Underwriters or any of their respective agents will have any responsibility or liability for (a) any aspect of DTC's records relating to, or payments made by DTC or its nominee on account of, beneficial ownership interests in a Global Security representing any Notes or (b) maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests.

    The Company has been advised by DTC that upon receipt of any payment of principal of, or interest on, any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

    A Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC. A Global Security is exchangeable for certificated Notes only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable and exchangeable, and such transfers shall be registrable, or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in such authorized denominations and registered in such names as the depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable except for a Global Security of like denomination to be registered in the name of the depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes,
(i) certificated  Notes  will  be  issued  only  in  fully  registered  form  in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, premium, if any, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes, and (iii) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

    So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment on the Notes and receiving notices, and for all other purposes under the Indenture and the Notes. Beneficial interests in Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the depositary and its participants. Cede & Co. has been appointed as the nominee of DTC. Except as provided above, owners of beneficial interests in a Global Security will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Notes under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder of Notes is entitled to give or take under the Indenture, the depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN COVENANTS

    LIMITATION ON COMPANY INDEBTEDNESS. The Indenture provides that the Company will not, directly or indirectly, incur any Indebtedness unless no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence and, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence and either (a) after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Interest Coverage Ratio exceeds 2.0 or (b) such Indebtedness is Permitted Company Indebtedness.


    Permitted  Company  Indebtedness means  any and  all  of the  following: (a)
Indebtedness evidenced by the Notes; (b) Indebtedness under the New Credit Facility, PROVIDED that the aggregate principal amount of all such Indebtedness under the New Credit Facility, together with all Indebtedness Incurred pursuant to clause (i) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (b), and all Indebtedness Incurred pursuant to clause
(a) of "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" together with all Indebtedness Incurred and Preferred Stock issued pursuant to clause (g) of such paragraph in respect of Indebtedness previously Incurred pursuant to such clause (a), at any one time outstanding does not exceed the sum of 80% of the aggregate amount of receivables (including unbilled accounts receivable) and 60% of the aggregate amount of inventory as of the end of the most recent fiscal quarter, in each case of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP; (c) Indebtedness of the Company to any of its Wholly Owned Subsidiaries (but only so long as such Indebtedness is held by a Wholly Owned Subsidiary); (d) Indebtedness in connection with one or more standby letters of credit, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business consistent with past practice and not in connection with the borrowing of money or the obtaining of advances or credit; (e) Indebtedness under Currency Agreements and Interest Rate Protection Agreements entered into for the purpose of limiting currency rate or interest rate risks, PROVIDED that such Currency Agreements and Interest Rate Protection Agreements do not increase the Indebtedness of the Company or its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in currency rates or interest rates or by reason of customary fees, indemnities and compensation payable thereunder and either, with respect to Currency Agreements, are entered into for the purpose of limiting currency exchange rate risks in connection with transactions entered into in the ordinary course of business, or, with respect to Interest Rate Protection Agreements, are related to payment obligations on Indebtedness otherwise permitted by the terms of the "Limitation on Company Indebtedness" covenant; (f) certain specified Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (a) through (e) above or clause
(g) below; (g) Indebtedness in respect of Capital Lease Obligations directly Incurred by the Company, PROVIDED that the aggregate principal amount of such Indebtedness Incurred under this clause (g) and clause (f) under "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" does not exceed $10 million at any one time outstanding; (h) Indebtedness Incurred in connection with a repurchase of Notes pursuant to a Change of Control, PROVIDED that the principal amount of such Indebtedness does not exceed 101% of the principal amount of the Notes repurchased and the reasonable and customary expenses, fees and costs of the Company in connection therewith, and such Indebtedness (i) has an Average Life to Stated Maturity that is equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (ii) has a Stated Maturity no earlier than the Stated Maturity of the Notes; (i) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, Indebtedness referred to in clauses (a) through (f) or clause (h) of this paragraph (including Indebtedness previously Incurred pursuant to this clause
(i)); PROVIDED, HOWEVER, that (i) such Indebtedness is in an aggregate principal amount not in excess of the sum of (A) the aggregate principal amount then outstanding of the Indebtedness being exchanged or refinanced and (B) an amount necessary to pay any reasonable fees and expenses, including premiums, related to such exchange or refinancing, (ii) such Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being exchanged or refinanced, (iii) such Indebtedness has an Average Life to Stated Maturity at the time such Indebtedness is Incurred that is equal to or greater than the Average Life to Stated Maturity of the Indebtedness being exchanged or refinanced, and (iv) such Indebtedness is subordinated in right of payment to the Notes to at least the same extent, if any, as the Indebtedness being exchanged or refinanced and the covenants relating to such Indebtedness are no more restrictive in the aggregate than those relating to the Indebtedness being exchanged or refinanced; and (j) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (a) through (i) above, PROVIDED that the aggregate principal amount of all Indebtedness Incurred and Preferred Stock issued pursuant to this clause (j) and clause (h) under "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" does not exceed $25 million at any one time outstanding.

    LIMITATION ON RESTRICTED SUBSIDIARY INDEBTEDNESS AND PREFERRED STOCK. The Indenture provides that the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Incur any Indebtedness or issue any Preferred Stock unless no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or issuance, and, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or issuance and such Indebtedness or such Preferred Stock is Permitted Restricted Subsidiary Indebtedness or Preferred Stock.


    Permitted Restricted Subsidiary Indebtedness or Preferred Stock means any and all of the following: (a) Indebtedness under the New Credit Facility, PROVIDED that the aggregate principal amount of all such Indebtedness under the New Credit Facility, together with all Indebtedness Incurred and Preferred Stock issued pursuant to clause (g) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (a) and all Indebtedness Incurred pursuant to clause (b) of "Limitation on

Company Indebtedness" together with all Indebtedness Incurred pursuant to clause
(i) of such paragraph in respect of Indebtedness previously Incurred pursuant to such clause (b), at any one time outstanding does not exceed the sum of 80% of the aggregate amount of receivables (including unbilled accounts receivable) and 60% of the aggregate amount of inventory as of the end of the most recent fiscal quarter in each case of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP; (b) Indebtedness or Preferred Stock held by the Company or any of its Wholly Owned Subsidiaries (but only so long as such Indebtedness or Preferred Stock is held by the Company or a Wholly Owned Subsidiary); (c) Indebtedness in connection with one or more standby letters of credit, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business consistent with past practice and not in connection with the borrowing of money or the obtaining of advances or credit; (d) Indebtedness under Currency Agreements and Interest Rate Protection Agreements entered into for the purpose of limiting currency rate or interest rate risks, PROVIDED that such Currency Agreements and Interest Rate Protection Agreements do not increase the Indebtedness of such Restricted Subsidiary outstanding at any time other than as a result of fluctuations in currency rates or interest rates or by reason of customary fees, indemnities and compensation payable thereunder and either, with respect to Currency Agreements, are entered into for the purpose of limiting currency exchange rate risks in connection with transactions entered into in the ordinary course of business, or, with respect to Interest Rate Protection Agreements, are related to payment obligations on Indebtedness otherwise permitted by the terms of the "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" covenant; (e) certain specified Indebtedness or Preferred Stock of Restricted Subsidiaries outstanding on the Issue Date not otherwise permitted in clauses (a) through (d) above or clause (f) below; (f) Indebtedness in respect of Capital Lease Obligations directly Incurred by a Restricted Subsidiary, PROVIDED that the aggregate principal amount of such Indebtedness Incurred under this clause (f) and clause (g) under "Limitation on Company Indebtedness" does not exceed $10 million at any one time outstanding;
(g) Indebtedness Incurred or Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, Indebtedness or Preferred Stock referred to in clauses (a) through (e) of this paragraph (including Indebtedness previously Incurred and Preferred Stock previously issued pursuant to this clause (g)); PROVIDED, HOWEVER, that (i) such Indebtedness or Preferred Stock is in an aggregate principal amount not in excess of the sum of (A) the aggregate principal amount then outstanding of the Indebtedness or Preferred Stock being exchanged or refinanced and (B) an amount necessary to pay any reasonable fees and expenses, including premiums, related to such exchange or refinancing, (ii) such Indebtedness or such Preferred Stock, as the case may be, has a Stated Maturity or final redemption date (if any) no earlier than the Stated Maturity or final redemption date (if any) of the Indebtedness or Preferred Stock being exchanged or refinanced, (iii) such Indebtedness or such Preferred Stock, as the case may be, has an Average Life to Stated Maturity at the time such Indebtedness is Incurred or such Preferred Stock is issued, as the case may be, that is equal to or greater than the Average Life to Stated Maturity of the Indebtedness or Preferred Stock being exchanged or refinanced, and (iv) such Indebtedness or such Preferred Stock, as the case may be, is subordinated in right of payment to the Notes to at least the same extent, if any, as the Indebtedness or Preferred Stock being exchanged or refinanced and the covenants relating to such Indebtedness or Preferred Stock are no more restrictive in the aggregate than those relating to the Indebtedness or Preferred Stock being exchanged or refinanced; and (h) Indebtedness or Preferred Stock not otherwise permitted to be Incurred or issued pursuant to clauses (a) through (g) above, PROVIDED that the aggregate principal amount of all Indebtedness Incurred or Preferred Stock issued pursuant to this clause (h) and clause (j) under "Limitation on Company Indebtedness" does not exceed $25 million at any one time outstanding.


    LIMITATION ON LIENS. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to Incur any Lien (other than Permitted Liens) on or with respect to any Property or assets of the Company or any Restricted Subsidiary owned on the Issue Date or thereafter acquired with the proceeds of any Asset Sale, or any interest therein or any income or profits therefrom, unless the Notes are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien; PROVIDED, HOWEVER, that the Company and each Restricted Subsidiary may incur other Liens to secure Indebtedness as long as the sum, without duplication, of (x) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso plus (y) the Attributable Indebtedness with respect to all outstanding leases in connection with Sale and Leaseback Transactions entered into pursuant to the proviso to the covenant described under "-- Limitation on Sale and Leaseback Transactions" does not exceed 5% of Consolidated Net Tangible Assets as determined by reference to the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available.

    Permitted Liens means any or all of the following: (a) Liens existing as of the Issue Date; (b) any Lien existing on any Property at the time of the acquisition thereof (and not Incurred in anticipation of such acquisition), PROVIDED that such Liens are not extended to other Property of the Company or any Restricted Subsidiary; (c) Liens securing Indebtedness Incurred under the New Credit Facility; PROVIDED that (i) such Indebtedness was Incurred in compliance with clause (b) of the definition of Permitted Company Indebtedness or clause (a) of the definition of Permitted Restricted Subsidiary Indebtedness or Preferred Stock and (ii) such Liens on assets of any Restricted Subsidiary extend only to the assets of such Restricted Subsidiary that Incurred such Indebtedness; (d) Liens securing standby letters of credit, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in compliance with clause (d) of the definition of Permitted Company Indebtedness or clause (c) of the definition of Permitted Restricted Subsidiary Indebtedness and Preferred Stock; PROVIDED, that such Liens on assets of any Restricted Subsidiary extend only to the assets of such Restricted Subsidiary that Incurred such Indebtedness; (e) Liens securing Indebtedness in respect of Capital Lease Obligations permitted under clause (g) of the definition of Permitted Company Indebtedness or clause (f) of the definition of Permitted Restricted Subsidiary Indebtedness and Preferred Stock; PROVIDED that (i) the amount of Indebtedness Incurred in any specific case does not, at the time such Indebtedness is Incurred, exceed the Fair Market Value of the Property or asset acquired or constructed in connection with such Capital Lease Obligation and (ii) no Property or assets of the Company or any of its Restricted Subsidiaries (other than the Property or asset acquired or constructed in connection with such Capital Lease Obligation) are subject to any Lien securing such Indebtedness; (f) Liens on Property of a Person (including an Unrestricted Subsidiary) existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary (and not Incurred in anticipation of any such transaction); PROVIDED that such Liens are not extended to any other Property or assets of the Company and its Restricted Subsidiaries; (g) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in the foregoing clauses (a) through (f); PROVIDED, HOWEVER, that (i) such new Lien shall be limited to all or part of the same Property that secured the original Lien and
(ii) the Indebtedness secured by such Lien at such time is not increased.


    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into any Sale and Leaseback Transaction unless
(i) the Indebtedness of the Company or such Restricted Subsidiary with respect thereto would be permitted under the "Limitation on Company Indebtedness" covenant or under the "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" covenant, (ii) the net proceeds from such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such Property being transferred, and (iii) the net proceeds from such Sale and Leaseback Transaction are applied in accordance with the "Limitation on Asset Sales" covenant; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction as long as the sum, without duplication, of (x) the Attributable Indebtedness with respect to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into pursuant to this proviso, plus (y) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to the proviso to the first paragraph under "-- Limitation on Liens," does not exceed 5% of Consolidated Net Tangible Assets as determined by reference to the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available.

    LIMITATION ON RESTRICTED PAYMENTS. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (a) any Default or Event of Default would have occurred and be continuing, (b) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Company Indebtedness" covenant, or (c) the aggregate amount expended or declared for all Restricted Payments from and after the Issue Date would exceed the sum of $2.5 million plus (i) 50% of the aggregate Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, less 100% of such deficit) commencing on the first day of the fiscal quarter in which the Issue Date occurs, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such Restricted Payment,
(ii) 100% of the aggregate net cash proceeds received by the Company subsequent to the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company, including, without limitation, Capital Stock of the Company issued upon conversion of convertible debt or convertible Redeemable Stock or upon the exercise of options, warrants or rights to purchase Capital Stock, and (iii) an amount equal to the aggregate net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in other Persons (other than the Company and its Restricted Subsidiaries) resulting from (A) payments of interest on debt, dividends, repayment of loans or advances, or other transfers or distributions of Property (but only to the extent the Company excludes such transfers or distributions from the calculation of Consolidated Net Income for purposes of clause (i) above), in each case to the Company or any Restricted Subsidiary from any such Person, or (B) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed, in the case of clauses (A) and (B), taken together, the aggregate amount of such Investments previously made in such other Persons which were treated as Restricted Payments.

    The foregoing limitations do not prevent the Company or any Restricted Subsidiary from (a) paying a dividend on its Capital Stock within 60 days after declaration thereof if, on the declaration date, such dividend could have been paid in compliance with the Indenture, or (b) making Permitted Investments so long as no Default or Event of Default shall have occurred and be continuing.

    Permitted Investments means any and all of the following: (a) Permitted Short-Term Investments; (b) Investments in property, plant and equipment used in the ordinary course of business; (c) Investments in any other Person, as a result of which such other Person becomes a Restricted Subsidiary in compliance with the "Restricted and Unrestricted Subsidiaries" covenant; and (d) Investments in joint ventures in the Aerospace Industry and Gas Turbine Engine Business, whether in the form of cash or through the contribution of assets (the value of any payment other than cash is to be determined by the Board of Directors and evidenced by a board resolution), in an amount not to exceed $10 million.

    LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not (a) permit any Restricted Subsidiary to issue any Capital Stock other than to the Company or one of its Wholly Owned Subsidiaries or (b) permit any Person other than the Company or a Wholly Owned Subsidiary to own any Capital Stock of any Restricted Subsidiary of the Company (other than directors' qualifying shares), except, in each case, for (i) a sale of all of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries effected in accordance with the "Limitation on Asset Sales" covenant and (ii) Preferred Stock permitted under the "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" covenant.

    LIMITATION ON ASSET SALES. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale, (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary for such Property is in the form of cash and cash equivalents and (iii) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in the next two paragraphs.

    The Net Cash Proceeds, or any portion thereof, from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects, (A) to reinvest in additional assets in the Aerospace Industry and Gas Turbine Engine Business ("Replacement Assets") (including by means of an Investment in Replacement Assets by a Restricted Subsidiary with Net Cash Proceeds received by the Company or another Restricted Subsidiary); and (B) to prepay, repay or purchase Indebtedness of the Company ranking PARI PASSU to the Notes in right of payment or Indebtedness of a Restricted Subsidiary ranking PARI PASSU to such Restricted Subsidiary's
Subsidiary Guarantee, if any, in right of payment (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company).



    Any Net Cash Proceeds from an Asset Sale not applied in accordance with the preceding paragraph within 270 days from the date of such Asset Sale will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to purchase (the "Prepayment Offer") the Notes at a purchase price in cash of at least 100% of their principal amount plus accrued and unpaid interest thereon (if any) to the Purchase Date (as defined below) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then the Excess Proceeds will be allocated pro rata according to the principal amount of the Notes surrendered and the Trustee will select the Notes to be purchased in accordance with the Indenture. To the extent that any Excess Proceeds remain after compliance with the preceding sentences of this paragraph, and PROVIDED that all holders of Notes have been given the opportunity to tender their Notes for purchase as described in the next succeeding paragraph in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining Excess Proceeds for general corporate purposes and the amount of Excess Proceeds will be reset to zero.


    Within five Business Days after 270 days from the date of an Asset Sale, the Company will, if it is obligated to apply an amount equal to any Excess Proceeds to fund an offer to purchase the Notes, send a written Prepayment Offer notice, by first-class mail, to the holders of the Notes (the "Prepayment Offer
Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (a) that the Company is offering to purchase Notes pursuant to the provisions of the Indenture described herein under "-- Limitation on Asset Sales," (b) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer will cease to accrue interest after the Purchase Date, (c) the purchase price and purchase date, which will be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (d) the maximum aggregate principal amount of Notes to be purchased and (e) the procedures which holders of Notes must follow in order to tender their Notes (or portions thereof) and the procedures that holders of Notes must follow in order to withdraw an election to tender their Notes for payment.

    The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to a Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

    TRANSACTIONS WITH AFFILIATES. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including, but not limited to, the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company, unless (a) such transaction or series of transactions is in the best interest of the Company or such Restricted Subsidiary,

(b) such transaction or series of transactions is on terms which in the aggregate are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (c) with respect to a transaction or series of transactions involving aggregate payments or other consideration to or from the Company and its Restricted Subsidiaries having a Fair Market Value equal to or in excess of (i) $5 million but less than $10 million, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clauses (a) and (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee, or (ii) $10.0 million, (A) the Company receives the written opinion of an independent appraisal firm or investment banking firm nationally recognized in the United States that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and (B) the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clauses (a) and (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any encumbrance or restriction (other than pursuant to law or regulation) on the legal right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any distributions on or in respect of its Capital Stock or Redeemable Stock, or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

    The limitation contained in the foregoing paragraph will not apply to: (i) any encumbrance or restriction existing under certain specified agreements in effect on the Issue Date; (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition; (iii) any encumbrance or restriction existing in connection with Indebtedness permitted under the Indenture of a Restricted Subsidiary at the date on which such Restricted Subsidiary became a Restricted Subsidiary (other than Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of its becoming a Restricted Subsidiary, whether upon its acquisition by the Company or otherwise); (iv) any encumbrance or restriction existing under an agreement effecting a permitted refinancing of Indebtedness issued pursuant to an agreement creating an encumbrance or restriction permitted by clauses (i) through (iii) above, so long as the encumbrances and restrictions existing under any such refinancing agreement are no more restrictive in the aggregate than the encumbrances and restrictions existing under the agreement pursuant to which the refinanced Indebtedness was issued; (v) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; and (vi) any restriction on the sale or other disposition of assets or Property securing Indebtedness as a result of a Permitted Lien on such assets or Property.

    RESTRICTED AND UNRESTRICTED SUBSIDIARIES. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such Subsidiary does not have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (ii)(A) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the

Company or of a Restricted Subsidiary or (B) the Subsidiary to be so designated has total assets of $1,000 or less. Except as provided in clause (ii)(B) of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. An Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary upon compliance with the provisions described in the next paragraph; PROVIDED, HOWEVER, that once a Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, it may not thereafter be redesignated a Restricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation is required to be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph under "-- Limitation on Company Indebtedness," (ii) such Restricted Subsidiary could then Incur or issue, pursuant to the "-- Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" covenant, all Indebtedness and Preferred Stock as to which it is obligated at such time, (iii) no Default or Event of Default would occur or be continuing and (iv) such Restricted Subsidiary could then Incur, pursuant to the "-- Limitation on Liens" covenant, all liens with respect to its Property in existence at such time.

    GUARANTEES OF CERTAIN INDEBTEDNESS. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Incur, Guarantee or secure through the granting of Liens or pledge of Property the payment of any Indebtedness under the New Credit Facility or any refunding or refinancing thereof in each case unless such Restricted Subsidiary (if it has not already done so) enters into a Subsidiary Guarantee and becomes a Subsidiary Guarantor pursuant to the terms of the Indenture. Such Subsidiary Guarantee will be a senior unsecured obligation of such Restricted Subsidiary as described under "Subsidiary Guarantees and Other Security" above. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes or the Subsidiary Guarantees to reflect any such subsequent Subsidiary Guarantee. This covenant is not intended to permit any Restricted Subsidiary of the Company to incur any Indebtedness or grant any Lien otherwise prohibited by the "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" covenant or the "Limitation on Liens" covenant.

MERGER, CONSOLIDATION AND SALE OF ASSETS

    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into any other entity (other than a merger of a Restricted Subsidiary into the Company or into another Restricted Subsidiary), or (in the case of the Company), directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property or assets in any one transaction or series of transactions, unless: (a) the entity formed by or surviving any such consolidation or merger (if the Company is a party to the transaction and is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company; (b) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company's Property or assets, such Property and assets shall have been transferred as an entirety or virtually as an entirety to one Person; (c) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), no Default or Event of Default shall have occurred

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and be continuing; (d)  immediately after giving effect  to such transaction  or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (a) of the first paragraph under "-- Limitation on
Company  Indebtedness";  and  (e)  immediately  after  giving  effect  to   such
transaction  or series of transactions on  a pro forma basis (including, without
limitation,  any  Indebtedness  Incurred  or  anticipated  to  be  Incurred   in
connection with such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "AEROSPACE INDUSTRY AND GAS TURBINE ENGINE BUSINESS" means a business engaged in airline or aircraft related support services as well as a business based on gas turbine engines used in the aerospace industry and military, marine, industrial and power plant applications.

    "AFFILIATE" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSET SALE" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger but excluding any Sale and Leaseback Transaction) by such Person or any of its Restricted Subsidiaries, in any single transaction or series of transactions, of (a) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Unrestricted Subsidiaries) or (b) any other Property or assets of such Person or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the aggregate Fair Market Value of the Property and assets transferred, conveyed, sold, leased or otherwise disposed of, exceeds $2 million. Notwithstanding the foregoing, the term "Asset Sale" shall not include (i) any asset disposition permitted pursuant to the covenant described under "-- Merger, Consolidation and Sale of Assets" which constitutes a disposition of all or substantially all of the Company's Property or assets; (ii) the sale or transfer of Permitted Short-Term Investments or inventory in the ordinary course of business; (iii) the liquidation of Property received in settlement of Indebtedness owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or Indebtedness, which Indebtedness was owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; or (iv) the sale or transfer of any Property by the Company or a Restricted Subsidiary to the Company or a Wholly-Owned Subsidiary.

    "ATTRIBUTABLE INDEBTEDNESS" means Indebtedness deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

    "AVERAGE LIFE" means as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date

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
of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption payment in respect of such Preferred Stock, as the case may be, multiplied by the amount of such payment by (ii) the sum of all such principal or redemption payments.


    "CAPITAL LEASE OBLIGATION" of any Person means an obligation which is required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. For purposes of the "Limitation on Liens" covenant, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.


    "CAPITAL STOCK" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; PROVIDED, HOWEVER, that "Capital Stock" shall not include Redeemable Stock.

    "CONESE FAMILY" means collectively Eugene P. Conese, Sr. and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

    "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; PROVIDED, that if the Company or any of its Restricted Subsidiaries is a party on the Transaction Date to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate shall be used for such four-quarter period or portion thereof; PROVIDED FURTHER that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; and PROVIDED FURTHER that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the four fiscal quarters referred to in clause (i) of this definition, and if, during the same four fiscal quarters, (x) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) the Company or any of its Restricted Subsidiaries shall have acquired any material assets outside of the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions and any related Incurrence of Indebtedness had occurred on the first day of such four fiscal quarter period.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, without duplication, (i) the sum of (a) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated

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basis  in accordance  with GAAP in  respect of  Indebtedness (including, without limitation, (A) any amortization of debt discount, (B) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts),
(C) the interest portion of any deferred payment obligation, (D) all accrued interest, and (E) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to the New Credit Facility (including any refinancing thereof) and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (b) Preferred Stock dividends and Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries, if paid to a Person other than such Person or its Wholly Owned Subsidiaries) declared and payable other than in kind; (c) the portion of any Capital Lease Obligation of such Person or its Restricted Subsidiaries allocable to interest expense in accordance with GAAP; (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to such Indebtedness; less (ii) to the extent included in clause (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity; in the case of both clauses (i) and
(ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication,
(i) items classified as extraordinary; (ii) the net income of any Restricted Subsidiary of such Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period; (iii) the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (iv) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (v) any gain or loss realized on the termination of any employee pension benefit plan; (vi) gains (but not losses) in respect of Asset Sales by such Person or any of its Restricted Subsidiaries other than gains resulting from the sale of inventory; (vii) restructuring costs; and (viii) the cumulative effect of a change in accounting principles and the effect of the adoption of Statement of Financial Accounting Standards No. 106 to the extent expenses recognized pursuant to such adoption exceed the amounts with respect to such expenses which would have been recognized during such period using the "pay as you go" accounting method.

    "CONSOLIDATED NET WORTH" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or any of its Restricted Subsidiaries.

    "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Subsidiaries (other than Unrestricted Subsidiaries) as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its consolidated Subsidiaries (other than Unrestricted Subsidiaries), determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after

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deducting therefrom, to the extent  otherwise included, the amounts of  (without duplication): (i) the excess of cost over fair market value of assets or businesses acquired; (ii) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; and (iii) unamortized debt discount and expenses, other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items (if included in total assets).

    "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar arrangement designed to protect such Person or its Restricted Subsidiaries against fluctuations in currency values, as in effect from time to time.

    "DEFAULT" means any event, act or condition the occurrence or existence of which is, or after notice or the passage of time or both would be, an Event of Default.

    "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its consolidated Restricted Subsidiaries for such period, plus the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense and
(iv) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.

    "EVENT OF DEFAULT" has the meaning set forth under the caption "-- Events of Default and Notice."

    "FAIR MARKET VALUE" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such assets, consideration or property as determined in good faith by
(i) any officer of the Company if such fair market value is less than $5 million and (ii) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $5 million.

    "GAAP" means generally accepted accounting principles in the United States as in effect on the date of the Indenture, unless stated otherwise.

    "GUARANTEE" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, (a) any Lien on the assets of such Person securing any Indebtedness of the primary obligor and (b) any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any Indebtedness of the primary obligor or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase Property or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital, any other financial statement condition or the liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

    "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or to record, as required pursuant to GAAP or otherwise, any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed to be an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a

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Restricted  Subsidiary held by a Wholly Owned Subsidiary or the Company shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary.


    "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Currency Agreements or Interest Rate Protection Agreements at the time of determination, (viii) any obligation to pay rent or other amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through
(viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

    "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person or its Restricted Subsidiaries against fluctuations in interest rates, as in effect from time to time.

    "INVESTMENT" means, with respect to any Person, (a) any advance, loan or capital contribution to any other Person, (b) the acquisition, by purchase or otherwise, of any stock, bonds, notes, debentures or other securities or evidence of beneficial ownership of, any other Person or (c) the acquisition, by purchase or otherwise, of all or substantially all of the business or assets of any other Person; PROVIDED, HOWEVER, that Investments shall not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices or any increase in the equity ownership in any Person resulting solely from retained earnings of such Person.

    "ISSUE DATE" means the date upon which the Notes first were issued and authenticated under the Indenture.


    "LIEN" means, with respect to any Property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the "Limitation on Liens" covenant, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.


    "NET CASH PROCEEDS" from an Asset Sale, by any Person or any of its Restricted Subsidiaries, means cash and cash equivalents received, net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary Incurred in connection with such Asset Sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses Incurred (but excluding any finder's fee or brokers' fee payable to any Affiliate of such Person), and all Federal, state, provincial, foreign and local taxes that are paid or required to be accrued as liabilities under GAAP by such Person or such Restricted Subsidiary as a consequence of such Asset Sale, (ii) all payments made by such Person or such Restricted Subsidiary on any Indebtedness which is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale; PROVIDED that, in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow, and PROVIDED that any non-cash or non-cash equivalent consideration received in connection with an Asset Sale, which is subsequently converted to cash or cash equivalents, shall be deemed to be Net Cash Proceeds at such time and shall thereafter be applied in accordance with the covenant described under "Certain Covenants -- Limitation on Asset Sales."

    "NEW CREDIT FACILITY" means, for the purposes of the Indenture, any credit facility or agreement (including the $175 million senior secured revolving credit facility known elsewhere in this Prospectus as the New Credit Facility) with a bank or syndicate of banks or other financial institutions (including working capital or revolving credit facilities) including any related guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreements may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, "New Credit Facility" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of Indebtedness thereunder or commitments to lend thereunder and have been made in compliance with the "Limitation on Company Indebtedness" and "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock" covenants; PROVIDED that for the purposes of the definitions of "Permitted Company Indebtedness" and "Permitted Restricted Subsidiary Indebtedness or Preferred Stock," no such increase may result in the principal amount of Indebtedness of the Company or its Restricted Subsidiaries under the New Credit Facility exceeding the amount permitted by clause (b) of "Permitted Company Indebtedness" or by clause (a) of "Permitted Restricted Subsidiary Indebtedness or Preferred Stock", respectively.

    "PERMITTED SHORT-TERM INVESTMENTS" means (a) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof, (b) Investments in certificates of deposit or Eurodollar deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof and is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term indebtedness is rated "A" (or higher) according to Moody's Investors Service Inc. and its successors ("Moody's"), and (c) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard & Poor's Ratings Group and its successors.

    "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, other business entity or government or any agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; PROVIDED, HOWEVER, that "Preferred Stock" shall not include Redeemable Stock.

    "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first-mentioned Person).

    "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), (a) is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, prior to the Stated Maturity of the Notes or (b) is or could become exchangeable at the option of the holder thereof for Indebtedness at any time, in whole or in part, prior to the Stated Maturity of the Notes.

    "RESTRICTED PAYMENT" means (i) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's stockholders (other than dividends and distributions paid solely in Capital Stock of the Company), or declared and paid to any Person other than the Company or any of its Wholly Owned Subsidiaries on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Wholly Owned
Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes other than payments made by the Company to redeem the Debentures, or (iv) an Investment by the Company or a Restricted Subsidiary in any Person other than the Company or a Wholly Owned Subsidiary and other than Investments by the Company or a Restricted Subsidiary in any Person who becomes a Wholly Owned Subsidiary as a result of such Investment.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that the Company has not designated an Unrestricted Subsidiary in the manner provided in the covenant described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries."

    "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between two or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

    "SPECIFIED HOLDERS" means the Conese Family and any corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, the capital stock of which is wholly owned by the Conese Family.

    "STATED MATURITY," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including, without limitation, pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "SUBSIDIARY" of a Person means (a) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (i) the first Person, (ii) the first Person and one or more of its Subsidiaries, or (iii) one or more of the first Person's Subsidiaries or (b) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or members of any other governing body of which are controlled by Persons referred to in clause (i), (ii) or (iii) above.


    "SUBSIDIARY GUARANTORS" means GTC; GTi; GASI Engine Services Corporation, a Delaware corporation; Gas Turbine Test Corporation, a Delaware corporation; Greenwich Foreign Sales Corporation, a Barbados corporation; Greenwich Air Services--Texas, L.P., a Delaware limited partnership; and McAllen Components, L.P., a Delaware limited partnership; PROVIDED, HOWEVER, that any Subsidiary of the Company, including Aviall U.K. (which is not a Subsidiary Guarantor), may become a Subsidiary Guarantor by delivering a supplemental indenture subjecting the Subsidiary to the provisions of the Indenture as a Subsidiary Guarantor and an opinion of counsel to the effect that such supplemental indenture constitutes a legal, valid and binding obligation of such Subsidiary, each in accordance with the provisions of the Indenture.


    "UNRESTRICTED SUBSIDIARY" means (i) each Subsidiary of the Company designated as an Unrestricted Subsidiary as of the Issue Date including but not limited to GTi, (ii) each Subsidiary of the Company that the Company has designated pursuant to the covenant described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary and
(iii) any Subsidiary of an Unrestricted Subsidiary.

    "VOTING STOCK" of any Person means Capital Stock and Redeemable Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Company will be discharged from all its obligations with respect to the Notes (except for certain obligations to exchange or register the transfer of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the Notes of money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity or on earlier redemption in accordance with the terms of the Indenture and the Notes. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (a) (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur; and (b) the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder.

    The Indenture provides that the Company may omit to comply with certain covenants, including those described under "-- Certain Covenants" and in clauses
(d) and (e) under "-- Merger, Consolidation and Sale of Assets", and that the occurrence of certain Events of Default, which are described below in clause (c) (with respect to such covenants) and clauses (d) and (e) under "-- Events of Default and

Notice," will be deemed not to be or result in an Event of Default. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of the Notes, money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity or on earlier redemption in accordance with the terms of the Indenture and the Notes. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that (a) holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur; and (b) the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder. In the event the Company were to exercise this option and the Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

EVENTS OF DEFAULT AND NOTICE

    The following are summaries of Events of Default under the Indenture with respect to the Notes: (a) failure to pay any interest on the Notes when due, continued for 30 days; (b) failure to pay principal of (or premium, if any, on) the Notes when due; (c) failure to perform any other covenant or agreement of the Company in the Indenture, continued for 60 days after written notice as provided in the Indenture; (d) a default under any Indebtedness by the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity within any applicable grace period, in an aggregate outstanding principal amount greater than $10 million if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture; (e) one or more judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured aggregate amount in excess of $10 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 45 consecutive days; and (f) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary.

    The Indenture provides that if an Event of Default (other than an Event of Default described in clause (f) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice as provided in the Indenture, may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (f) above shall occur, the principal amount of the Notes will automatically, and without any action by the Trustee or any holder of Notes, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amounts), have been cured or waived as provided in the Indenture.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

    No holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

MODIFICATION OF THE INDENTURE; WAIVER

    The Indenture provides that modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee without the consent of any holders of Notes in certain limited circumstances, including
(a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, (c) to provide for uncertificated Notes in addition to or in place of certificated Notes, (d) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the 1939 Act, (e) to reflect the release of any Subsidiary Guarantor from its Subsidiary Guarantee or to add as a Subsidiary Guarantor any Subsidiary of the Company in each case pursuant to the terms of the Indenture or (f) to make any change that does not adversely affect the rights of any holder of Notes in any material respect.


    The Indenture contains provisions permitting the Company, the Subsidiary Guarantors and the Trustee, with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, to execute supplemental indentures, amendments or waivers adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Notes, except that no such supplemental indenture, amendment or waiver may, without the consent of all the holders of the Notes then outstanding, among other things, (a) reduce the principal amount of Notes whose holders must consent to an amendment or waiver; (b) reduce the rate of or change the time for payment of interest on any Notes; (c) change the currency in which any amount due in respect of the Notes is payable; (d) reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption or repurchase provisions with respect thereto; (e) modify or eliminate any of the provisions of the Indenture relating to a Change of Control or the obligation of the Company to offer to purchase the Notes as set forth in the "Limitation on Asset Sales" covenant; (f) reduce the relative ranking of any Notes or (g) release any security that may have been granted in respect of the Notes.


    The holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the Notes then outstanding may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and a default under the other covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each Note then outstanding.

REPORTS

    The  Indenture  provides that,  whether  or not  the  Company is  subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, so long as any Notes are outstanding, the Company will file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Company were subject thereto, on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The

Company will also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or the covenant described in this paragraph. The Company will not be required to file any report with the Commission if the Commission does not permit such filing.

NOTICES

    Notices to holders of Notes will be given by mail to the addresses of such holders as they may appear in the Security Register.

GOVERNING LAW

    The Indenture and the Notes are governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

THE TRUSTEE

    American Stock Transfer & Trust Company is the Trustee under the Indenture. The Trustee maintains normal banking relationships with the Company and its subsidiaries and may perform certain services for and transact other business with the Company and its subsidiaries from time to time in the ordinary course of business.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Company has agreed to issue and sell to the Underwriters listed below and each of the Underwriters has agreed to purchase, the principal amount of Notes set forth opposite its name below.

                                                                                 PRINCIPAL
UNDERWRITER                                                                   AMOUNT OF NOTES
- ---------------------------------------------------------------------------  -----------------
Salomon Brothers Inc.......................................................   $
Oppenheimer & Co., Inc.....................................................
Dillon, Read & Co. Inc.....................................................
                                                                             -----------------
    Total..................................................................
                                                                              $   150,000,000
                                                                             -----------------
                                                                             -----------------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions set forth therein. The Underwriters will be obligated to purchase all the Notes offered hereby if any Notes are purchased.

    The Underwriters have advised the Company that they propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less a concession not in excess of % of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % of such principal amount to certain other dealers. After the initial public offering, the public offering price and such concession may be changed.

    The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities and expenses, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

    The Company has been advised by the Underwriters that they presently intend to make a market in the Notes, as permitted by applicable laws and regulations, although they are under no obligation to do so. There is no existing market for the Notes and there can be no assurance that a market will develop. See "Risk Factors -- Absence of Active Trading Market."

    Salomon Brothers Inc has from time to time rendered investment banking and financial advisory services to Aviall and rendered financial advisory services to Aviall in connection with the Aviall Acquisition. Oppenheimer & Co., Inc. has rendered financial advisory services to Greenwich in connection with the Aviall Acquisition.

                                 LEGAL MATTERS

    The validity of the Notes offered hereby is being passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida. Certain legal matters relating to the Note Offering will be passed upon for the Underwriters by Morgan, Lewis & Bockius LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Greenwich Air Services, Inc. as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such financial statements have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The combined financial statements of the Engine Services Division of Aviall, Inc. as of December 31, 1994 and 1995 and for each of the years then ended included in this Prospectus have been so included in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The combined financial statements of the Engine Services Division of Aviall, Inc. for the year ended December 31, 1993 have been included herein in reliance upon the report of KPMG Peat Marwick LLP and upon their authority as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions.

    The consolidated financial statements of Aviall Limited as of November 30, 1994 and 1995 and for each of the years then ended included in this Prospectus have been so included in reliance upon the report of Price Waterhouse, Glasgow, Scotland, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street,
N.W., Washington, D.C. 20549 and its Regional Offices located in the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of those filings can be obtained from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    A Registration Statement on Form S-1, including amendments thereto, relating to the Notes offered hereby has been filed by the Company and the Subsidiary
Guarantors with the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Notes offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                   GREENWICH AIR SERVICES, INC. -- HISTORICAL

                                                              PAGE
                                                              -----

Independent Auditors' Report................................   F-2
Consolidated Balance Sheets as of September 30, 1994 and
 1995 and March 31, 1996 (Unaudited)........................   F-3
Consolidated Statements of Income for the years ended
 September 30, 1993, 1994 and 1995 and for the six months
 ended March 31, 1995 (Unaudited) and 1996 (Unaudited)......   F-4
Consolidated Statements of Stockholders' Equity for the
 years ended September 30, 1993, 1994 and 1995 and for the
 six months ended March 31, 1996 (Unaudited)................   F-5
Consolidated Statements of Cash Flows for the years ended
 September 30, 1993, 1994 and 1995 and for the six months
 ended March 31, 1995 (Unaudited) and 1996 (Unaudited)......   F-6
Notes to Consolidated Financial Statements..................   F-7

        AVIALL, INC. ENGINE SERVICES DIVISION -- HISTORICAL

Combined Financial Statements for the years ended December
 31, 1993, 1994 and 1995
  Report of Independent Accountants.........................  F-24
  Independent Auditors' Report..............................  F-25
  Combined Statements of Operations and Changes in Aviall
   Investment for the years ended December 31, 1993, 1994,
   and 1995.................................................  F-26
  Combined Balance Sheets as of December 31, 1994 and
   1995.....................................................  F-27
  Combined Statements of Cash Flows for the years ended
   December 31, 1993, 1994 and 1995.........................  F-28
  Notes to Combined Financial Statements....................  F-29
Unaudited Combined Financial Statements for the three months ended March 31, 1995 and 1996
  Combined Statements of Operations and Changes in Aviall
   Investment for the three months ended March 31, 1995 and
   1996.....................................................  F-42
  Combined Balance Sheets as of December 31, 1995 and March
   31, 1996.................................................  F-43
  Combined Statements of Cash Flows for the three months
   ended March 31, 1995 and 1996............................  F-44
  Notes to Unaudited Combined Financial Statements..........  F-45

                   AVIALL LIMITED -- HISTORICAL

Report of Independent Accountants...........................  F-46
Consolidated Statements of Operations for the years ended
 November 30, 1994 and 1995.................................  F-47
Consolidated Balance Sheets as of November 30, 1994 and
 1995.......................................................  F-48
Consolidated Statements of Shareholder's Equity for the
 years ended November 30, 1994 and 1995.....................  F-49
Consolidated Statements of Cash Flows for the years ended
 November 30, 1994 and 1995.................................  F-50
Notes to Consolidated Financial Statements..................  F-51

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Greenwich Air Services, Inc:

    We have audited the accompanying consolidated balance sheets of Greenwich Air Services, Inc. and subsidiaries (the "Company") as of September 30, 1994 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Miami, Florida
December 18, 1995, except for Note 16
as to which the date is April 26, 1996

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

           SEPTEMBER 30, 1994 AND 1995 AND MARCH 31, 1996 (UNAUDITED)

                                     ASSETS

                                                                        SEPTEMBER 30,
                                                              ----------------------------------
                                                                    1994              1995
                                                              ----------------  ----------------   MARCH 31, 1996
                                                                                                  ----------------
                                                                                                    (UNAUDITED)
Current Assets:
  Cash......................................................  $        469,755  $        179,521  $        267,567
  Accounts and notes receivable.............................        38,033,171        35,175,995        47,255,688
  Inventories...............................................        70,118,843       120,933,107       111,673,536
  Prepaid expenses and other current assets.................           702,207         1,267,214         1,256,470
                                                              ----------------  ----------------  ----------------
    Total current assets....................................       109,323,976       157,555,837       160,453,261
                                                              ----------------  ----------------  ----------------
Deferred financing costs....................................         2,512,328         1,717,128           741,108
Property, plant and equipment...............................        24,747,508        25,657,656        26,375,701
Other assets................................................           677,868           689,384           728,014
Notes receivable............................................         1,161,544
                                                              ----------------  ----------------  ----------------
      Total Assets..........................................  $    138,423,224  $    185,620,005  $    188,298,084
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..........................................  $     15,647,426  $     37,683,348  $     36,001,215
  Accrued expenses and current portion of long term
   liabilities..............................................        13,153,377        16,102,199        16,475,380
  Customer deposits and deferred revenues...................         4,378,182        15,675,325         9,776,556
  Income taxes payable......................................            66,815           266,347            22,379
                                                              ----------------  ----------------  ----------------
    Total current liabilities...............................        33,245,800        69,727,219        62,275,530
                                                              ----------------  ----------------  ----------------
Deferred income taxes.......................................         4,701,019         4,839,686         4,304,981
Other liabilities...........................................         1,043,357         9,821,678         8,371,679
Long term debt..............................................        52,448,461        48,781,897        57,532,685
Long term debt -- WAL.......................................         2,022,683         1,604,494         1,378,839
8% Convertible subordinated debentures......................        16,999,000        14,057,000         3,561,000
Stockholders' Equity:
  Common stock..............................................            50,780            53,384           125,596
  Capital in excess of par value............................        10,064,646        12,697,141        22,463,487
  Retained earnings.........................................        17,847,478        24,048,966        28,284,622
  Treasury stock, at cost                                                                (11,460)             (335)
                                                              ----------------  ----------------  ----------------
    Total stockholders' equity..............................        27,962,904        36,788,031        50,873,370
                                                              ----------------  ----------------  ----------------
      Total Liabilities and Stockholders' Equity............  $    138,423,224  $    185,620,005  $    188,298,084
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------

                See notes to consolidated financial statements.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

           YEARS ENDED SEPTEMBER 30, 1993, 1994 AND 1995 AND FOR THE
        SIX MONTHS ENDED MARCH 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

                                                                                         SIX MONTHS ENDED
                                         YEARS ENDED SEPTEMBER 30,                          MARCH 31,
                             --------------------------------------------------  --------------------------------
                                  1993             1994              1995             1995             1996
                             --------------  ----------------  ----------------  --------------  ----------------
                                                                                           (UNAUDITED)
Net sales..................  $   69,466,903  $    105,233,461  $    196,319,722  $   83,146,538  $    118,624,872
Cost of sales..............      55,075,719        87,973,668       164,957,125      69,918,090        99,921,793
                             --------------  ----------------  ----------------  --------------  ----------------
Gross profit...............      14,391,184        17,259,793        31,362,597      13,228,448        18,703,079
Selling, general and
 administrative expenses...       5,693,066         7,005,815        13,637,054       5,471,744         7,741,795
                             --------------  ----------------  ----------------  --------------  ----------------
Income from operations.....       8,698,118        10,253,978        17,725,543       7,756,704        10,961,284
                             --------------  ----------------  ----------------  --------------  ----------------
Nonoperating (income)
 expense:
  Interest expense.........       3,038,998         4,758,455         7,950,613       3,813,454         3,635,069
  Other (income)/ expense,
   net.....................         (47,987)          (71,096)         (391,444)        (44,263)             (514)
                             --------------  ----------------  ----------------  --------------  ----------------
Total Nonoperating
 (Income)Expense...........       2,991,011         4,687,359         7,559,169       3,769,191         3,634,555
                             --------------  ----------------  ----------------  --------------  ----------------
Income before provision for
 income taxes..............       5,707,107         5,566,619        10,166,374       3,987,513         7,326,729
Provision for income
 taxes.....................       2,332,676         2,220,291         3,964,886       1,628,186         2,908,384
                             --------------  ----------------  ----------------  --------------  ----------------
Net income.................  $    3,374,431  $      3,346,328  $      6,201,488  $    2,359,327  $      4,418,345
                             --------------  ----------------  ----------------  --------------  ----------------
                             --------------  ----------------  ----------------  --------------  ----------------
Earnings per share:
  Primary..................  $         0.42  $           0.34  $           0.61  $         0.23  $           0.36
                             --------------  ----------------  ----------------  --------------  ----------------
                             --------------  ----------------  ----------------  --------------  ----------------
  Fully diluted............  $         0.42  $           0.33  $           0.54  $         0.21  $           0.35
                             --------------  ----------------  ----------------  --------------  ----------------
                             --------------  ----------------  ----------------  --------------  ----------------

                See notes to consolidated financial statements.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               YEARS ENDED SEPTEMBER 30, 1993, 1994 AND 1995 AND
              FOR THE SIX MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                         COMMON STOCK           CAPITAL IN
                                  --------------------------  EXCESS OF PAR      RETAINED       TREASURY
                                     SHARES        AMOUNT         VALUE          EARNINGS        STOCK          TOTAL
                                  -------------  -----------  --------------  --------------  ------------  --------------
AT SEPTEMBER 30, 1992...........      4,000,000  $    40,000  $    1,410,000  $   11,676,002                $   13,126,002
Preferential distribution.......                                                    (549,283)                     (549,283)
Net income......................                                                   3,374,431                     3,374,431
                                  -------------  -----------  --------------  --------------  ------------  --------------
AT SEPTEMBER 30, 1993...........      4,000,000       40,000       1,410,000      14,501,150                    15,951,150
Issuance of common stock in
 public offering................      1,078,000       10,780       8,654,646                                     8,665,426
Net income......................                                                   3,346,328                     3,346,328
                                  -------------  -----------  --------------  --------------  ------------  --------------
AT SEPTEMBER 30, 1994...........      5,078,000       50,780      10,064,646      17,847,478                    27,962,904
Cost of treasury shares
 purchased......................                                                              $   (216,634)       (216,634)
Issuance of treasury shares
 under stock purchase plan......                                     (74,282)                      205,174         130,892
Warrant transactions............          9,000           90             (90)
Conversion of convertible
 debentures.....................        251,445        2,514       2,706,867                                     2,709,381
Net income......................                                                   6,201,488                     6,201,488
                                  -------------  -----------  --------------  --------------  ------------  --------------
AT SEPTEMBER 30, 1995...........      5,338,445       53,384      12,697,141      24,048,966       (11,460)     36,788,031
Cost of treasury shares
 purchased......................                                                                  (108,981)       (108,981)
Issuance of treasury shares
 under stock purchase plan......                                     (20,023)                      120,106         100,083
Warrant transactions............         28,148          281            (281)
Options exercised...............         15,875          159          95,091                                        95,250
Cash dividends paid.............                                                    (119,891)                     (119,891)
GCL Merger......................            310            3           7,127                                         7,130
Conversion of convertible
 debentures.....................        897,063        8,971       9,684,432                                     9,693,403
One for one Class B stock
 dividend declared April 1996...      6,279,841       62,798                         (62,798)
Net income......................                                                   4,418,345                     4,418,345
                                  -------------  -----------  --------------  --------------  ------------  --------------
AT MARCH 31, 1996 (UNAUDITED)...     12,559,682  $   125,596  $   22,463,487  $   28,284,622  $       (335) $   50,873,370
                                  -------------  -----------  --------------  --------------  ------------  --------------
                                  -------------  -----------  --------------  --------------  ------------  --------------

                See notes to consolidated financial statements.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           YEARS ENDED SEPTEMBER 30, 1993, 1994 AND 1995 AND FOR THE
        SIX MONTHS ENDED MARCH 31, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

                                                                                                       SIX MONTHS
                                                                                                          ENDED
                                                                                                        MARCH 31,
                                                                                                     ---------------
                                                                                                          1995
                                                              YEARS ENDED SEPTEMBER 30,              ---------------
                                                   ------------------------------------------------
                                                        1993            1994             1995          (UNAUDITED)
                                                   --------------  ---------------  ---------------
Cash flows from operating activities:
Net income.......................................  $    3,374,431  $     3,346,328  $     6,201,488  $     2,359,327
Adjustments to reconcile net income to net cash
 provided (used) by operating activities:
Depreciation and amortization....................       1,199,152        1,761,892        2,452,546        1,223,788
Provision for doubtful accounts receivable.......         195,000          174,000        2,806,418
Loss on disposal of fixed assets.................          80,124
Changes in assets and liabilities:
  Accounts and notes receivable..................      (1,807,751)      (5,464,419)          50,758         (742,505)
  Inventories....................................      (2,933,632)      (8,497,103)     (50,814,264)     (21,436,860)
  Prepaid expenses and other current assets......         131,684          (90,767)        (565,007)          57,377
  Other assets...................................         185,369         (264,363)         (11,516)        (196,828)
  Notes receivable...............................                       (1,161,544)       1,161,544
  Accounts payable...............................      (1,413,824)       3,736,379       22,035,921        4,829,260
  Accrued expenses...............................      (1,529,832)      (1,459,802)       2,948,822        6,719,293
  Customer deposits and deferred revenues........        (349,541)       2,874,531       11,297,143        3,234,834
  Other non current liabilities..................                        1,043,357        8,778,321
  Income taxes payable...........................         552,468         (485,653)         199,532          416,516
  Deferred income taxes payable..................       1,395,043        1,146,053          138,667         (253,830)
                                                   --------------  ---------------  ---------------  ---------------
    Net cash provided (used) by operating
     activities..................................        (921,309)      (3,341,111)       6,680,373       (3,789,628)
Cash flows from investing activities:
  Capital expenditures...........................      (5,127,579)      (1,691,028)      (2,724,515)        (586,025)
  Acquisition of net assets......................                      (41,071,615)
                                                   --------------  ---------------  ---------------  ---------------
    Net cash used by investing activities........      (5,127,579)     (42,762,643)      (2,724,515)        (586,025)
                                                   --------------  ---------------  ---------------  ---------------
Cash flows from financing activities:
  Net change in revolving credit facility........       2,460,403       17,350,126         (647,985)       6,292,296
  Proceeds from issuance of long-term debt.......      12,000,000        8,000,000
  Repayments of long-term debt...................      (7,333,877)      (2,049,904)      (3,436,768)      (1,810,640)
  Issuance of common stock, net of expenses......                        8,665,426
  Issuance of convertible subordinated debt......                       16,999,000
  Purchase of treasury shares....................                                          (216,634)
  Proceeds from sale of treasury shares..........                                           130,892
  Deferred financing costs.......................        (267,786)      (1,821,013)         (75,597)         (57,082)
  Subordinated debt repaid.......................                       (1,000,000)
  Preferential distribution......................        (549,283)
  Options exercised..............................
  GCL merger.....................................
  Cash dividends paid............................
                                                   --------------  ---------------  ---------------  ---------------
    Net cash provided (used) by financing
     activities..................................       6,309,457       46,143,635       (4,246,092)       4,424,574
                                                   --------------  ---------------  ---------------  ---------------
Net (decrease) increase in cash..................         260,569           39,881         (290,234)          48,921
Cash, beginning of period........................         169,305          429,874          469,755          469,755
                                                   --------------  ---------------  ---------------  ---------------
Cash, end of period..............................  $      429,874  $       469,755  $       179,521  $       518,676
                                                   --------------  ---------------  ---------------  ---------------
                                                   --------------  ---------------  ---------------  ---------------


                                                        1996
                                                   ---------------

Cash flows from operating activities:
Net income.......................................  $     4,418,345
Adjustments to reconcile net income to net cash
 provided (used) by operating activities:
Depreciation and amortization....................        1,192,420
Provision for doubtful accounts receivable.......
Loss on disposal of fixed assets.................
Changes in assets and liabilities:
  Accounts and notes receivable..................      (12,079,693)
  Inventories....................................        9,259,571
  Prepaid expenses and other current assets......           10,744
  Other assets...................................          (38,630)
  Notes receivable...............................
  Accounts payable...............................       (1,682,133)
  Accrued expenses...............................          629,335
  Customer deposits and deferred revenues........       (5,898,769)
  Other non current liabilities..................       (1,449,999)
  Income taxes payable...........................         (243,968)
  Deferred income taxes payable..................         (534,705)
                                                   ---------------
    Net cash provided (used) by operating
     activities..................................       (6,417,482)
Cash flows from investing activities:
  Capital expenditures...........................       (1,737,042)
  Acquisition of net assets......................
                                                   ---------------
    Net cash used by investing activities........       (1,737,042)
                                                   ---------------
Cash flows from financing activities:
  Net change in revolving credit facility........       10,079,621
  Proceeds from issuance of long-term debt.......
  Repayments of long-term debt...................       (1,810,642)
  Issuance of common stock, net of expenses......
  Issuance of convertible subordinated debt......
  Purchase of treasury shares....................         (108,981)
  Proceeds from sale of treasury shares..........          100,083
  Deferred financing costs.......................
  Subordinated debt repaid.......................
  Preferential distribution......................
  Options exercised..............................           95,250
  GCL merger.....................................            7,130
  Cash dividends paid............................         (119,891)
                                                   ---------------
    Net cash provided (used) by financing
     activities..................................        8,242,570
                                                   ---------------
Net (decrease) increase in cash..................           88,046
Cash, beginning of period........................          179,521
                                                   ---------------
Cash, end of period..............................  $       267,567
                                                   ---------------
                                                   ---------------

                See notes to consolidated financial statements.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

    ORGANIZATION -- Greenwich Air Services, Inc. and its subsidiaries (the "Company") overhauls, repairs and refurbishes gas turbine aircraft engines and services aeroderivative gas turbine engines used in a variety of industrial and marine applications including driving pumps and compressors on oil and gas pipelines, generating electric power for electric utilities and powering naval vessels. The Company also manages government and military service and maintenance programs, and through its wholly owned subsidiary, Greenwich Turbine, Inc. ("GTi"), provides management services for the sale, refurbishment, and worldwide installation of complete gas turbine power plants with electrical output of up to 120 megawatts. As of September 30, 1995, the Company was a 74.1% owned subsidiary of The Greenwich Company, Ltd. ("GCL") (see note 14). The Company's results of operations include all expenses on a stand-alone basis.

    In April 1994, the Company, through its newly-formed, wholly-owned subsidiary Gas Turbine Corporation, a Delaware corporation ("GTC"), purchased for approximately $41 million, exclusive of acquisition cost, substantially all of the assets of the Gas Turbine Corporation East Granby Division (the "Division") of Chromalloy Gas Turbine Corporation (the "Seller"), and the capital stock of Gas Turbine Test Corporation ("GTT") and the assumption by GTC of certain liabilities of the Division and GTT.

    The acquisition was accounted for using the purchase method of accounting. The purchase price (including the approximate $1.5 million acquisition payable discussed in note 8) was allocated based on the fair market value of assets acquired and liabilities assumed. The following is a summary of assets and liabilities acquired, taking into consideration the allocation of the purchase acquisition costs and the related financing:

Accounts receivable...................................................  $16,410,000
Inventories...........................................................   18,991,000
Property and equipment................................................   17,365,000
Other assets..........................................................      847,000
                                                                        -----------
    Total Assets......................................................   53,613,000
Less: Current liabilities.............................................   12,541,000
                                                                        -----------
Net assets acquired...................................................  $41,072,000
                                                                        -----------
                                                                        -----------

    The following summarized, unaudited pro forma results of operations for the years ended September 30, 1993 and 1994, assume the acquisition occurred as of the beginning of the respective periods:

                                                                            1993              1994
                                                                      ----------------  ----------------
Net sales...........................................................  $    126,900,325  $    141,135,869
Net income..........................................................         2,309,823         3,520,028
Earnings per share..................................................  $            .29  $            .36

    These pro forma results are not indicative of either future financial performance or actual results which would have occurred had the acquisition been made as of those dates.

    BASIS OF PRESENTATION -- Financial statements for the year ending September 30, 1994 and 1995 and the unaudited six months ended March 31, 1995 and 1996 are presented on a consolidated basis, which include the Company and its subsidiaries GTC, GTT and GTi. Financial statements for the year ended September 30, 1993, include only the Company because GTC, GTT and GTi were formed or acquired subsequent to September 30, 1993. All significant inter-company transactions and accounts have been eliminated.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED) UNAUDITED FINANCIAL STATEMENTS -- The consolidated financial statements as of March 31, 1996 and for the six months ended March 31, 1995 and 1996 are unaudited. In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the balance sheet and statements of income, stockholders' equity and cash flows for such interim periods presented. The results of operations for the six months ended March 31, 1996 are not necessarily indicative of the results which may be expected for the entire fiscal year. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS -- The allowance for doubtful accounts is established by charges to income through the provision for doubtful accounts receivable. Trade accounts receivables which are considered by management to be uncollectible are charged off to the allowance and recoveries of amounts previously charged off are credited to the allowance. The provision for doubtful accounts totaled approximately $195,000, $174,000 and $2,806,000 for the years ended September 30, 1993, 1994 and 1995, respectively and trade accounts receivables charged off, net of recoveries, totaled approximately $319,000, $283,000 and $2,170,000 for the years ended September 30, 1993, 1994 and 1995, respectively. The provision for doubtful accounts totaled approximately $1,334,000 and $1,288,000 for the six months ended March 31, 1995 and 1996, respectively, and trade accounts receivable recoveries, net of charge offs, totaled approximately $75,000 and $55,000 for the six months ended March 31, 1995 and 1996, respectively.

    INVENTORIES -- Inventories are stated at the lower of cost or market. Cost of spare parts is determined by the moving weighted-average method. Reserves for inventory obsolescence are recorded when, in the opinion of management, the value of specific inventory items has been impaired.

    DEFERRED FINANCING COSTS -- Debt issuance costs and transaction fees, which are associated with the issuance of notes payable, are being amortized (and charged to interest expense) over the term of the related loan (see Notes 3 and
7) on a method which approximates the level yield method.

    PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment is carried at cost. Depreciation and amortization is provided using the straight-line and accelerated methods over the estimated useful lives of the assets (5 to 30 years). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized for the period. The cost of maintenance and repairs is charged to income as incurred, and significant renewals and betterments that extend the lives of the assets are capitalized.

    The technical library represents service manuals purchased from original equipment manufacturers which provide detailed information on the repair and maintenance of engines and components. Depreciation is computed over the estimated useful life of 5 years.

    REVENUE RECOGNITION -- Revenue from engine maintenance services which are short-term in nature, is recognized at the time of performance test acceptance of engines (completed contract method). Revenues from power plant installations and from long-term contracts and programs are recognized under the percentage of completion method. Revenue from part sales is recognized upon shipment of the product to customers. Revenues billed but not earned are deferred, reflected as a

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED) current liability, and are recognized in the period the cost is incurred. At September 30, 1994 and 1995, and March 31, 1996 such deferred revenues amounted to $694,843, $1,853,123, and $552,873, respectively.

    WARRANTY COSTS -- Warranty costs are accrued based on management's estimate of such costs and historical sales percentages.

    INCOME TAXES -- The Company is included in a consolidated tax return filed by its parent GCL for the period ending November 6, 1993, after such date the Company has filed a separate return. Provision for income taxes is computed on a separate return basis limited by consolidated realizability factors, which to-date have not had a material impact on the Company's provision for income taxes.

    Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities, and are measured using the tax rates and laws that will be in effect when the differences are expected to reverse. Additionally, deferred tax balances are adjusted in periods that include the enactment of tax rate changes.

    Prior to the adoption of Statement No. 109, income tax expense was determined using the liability method prescribed by Statement of Financial Accounting Standards No. 96, Accounting for Income Taxes. The adoption of Statement 109 was made on a prospective basis and did not have a material impact on the Company for the year ended September 30, 1994.

    CAPITAL STOCK -- The Company is authorized to issue 25,000,000 shares of Class A common stock, $.01 par value, 25,000,000 shares of Class B common stock, $.01 par value, and 2,500,000 shares of preferred stock, $.01 par value. No preferred stock has been issued to date. There were 2,116 and 32 treasury shares as of September 30, 1995 and March 31, 1996, respectively.

    On April 26, 1996, the Company declared a dividend to its Class A Common Stock holders of record of one share of its Class B Common Stock for each outstanding share of Class A Common Stock. Retained earnings was charged $62,798 in 1996 as a result of the issuance of the 6,279,841 shares of Class B Common Stock (based on the number of shares of Class A Common Stock outstanding as of March 31, 1996). All income per share, dividend per share, common shares outstanding and price per share information has been retroactively restated to reflect this stock dividend.

    EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE -- Earnings per common and common equivalent shares are computed by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding for each period. Common share equivalents include the dilutive effect of stock warrants and stock options using the treasury stock method, in applicable periods. Fully diluted earnings per common share assumes, in addition to the above, (i) that convertible debentures were converted at the beginning of each period with earnings being increased for interest expense, net of taxes, that would not have been incurred had conversion taken place at the beginning of each period and (ii) the additional dilutive effect from the stock warrants and stock options discussed above. Quarterly and year-to-date computations of per share amounts are made independently; therefore, the sum of per share amounts for the quarters may not equal per share amounts for the year.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED) Shares used to calculate earnings per share are as follows:

                                                        YEARS ENDED SEPTEMBER 30,     SIX MONTHS ENDED MARCH 31,
                                                       ----------------------------  ----------------------------
                                                           1994           1995           1995           1996
                                                       -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
Weighted average shares outstanding..................      9,934,302     10,153,452     10,156,000     11,843,133
Dilutive stock options and warrants..................         13,498         79,782         25,748        262,335
                                                       -------------  -------------  -------------  -------------
Shares for primary earnings per share................      9,947,800     10,233,234     10,181,748     12,105,468
Assumed conversion of debentures.....................      2,626,854      2,402,906      2,905,812        608,718
Additional dilution of stock options and warrants....       --              200,266         14,630        130,404
                                                       -------------  -------------  -------------  -------------
Shares for fully diluted earnings per share..........     12,574,654     12,836,406     13,102,190     12,844,590
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS -- In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121), effective for fiscal years beginning after December 15, 1995. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this statement will apply to the Company as of the fiscal year ended September 30, 1997. The Company has not assessed the impact of adopting this pronouncement.

    In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). SFAS No. 123 does not rescind or interpret existing accounting rules for employee stock-based arrangements. Under SFAS No. 123, the Company may continue to follow existing rules to recognize and measure compensation, but they will now be required to disclose the pro forma amounts of net income and earnings per share that would have to be reported had the Company elected to follow the "fair value" recognition provisions of SFAS No. 123. SFAS No. 123 will apply to the Company for the year ended September 30, 1997. The Company has not determined whether it will elect to recognize and measure compensation expense under SFAS No. 123 and has not yet determined its effect on the Company's financial position or results of operations.

2.  ACCOUNTS AND NOTES RECEIVABLE AND INVENTORIES
    Accounts and notes receivable consisted of the following:

                                                                          SEPTEMBER 30,
                                                                  ------------------------------
                                                                       1994            1995
                                                                  --------------  --------------  MARCH 31, 1996
                                                                                                  --------------
                                                                                                   (UNAUDITED)
Trade receivables...............................................  $   36,541,267  $   36,049,970  $   48,543,438
Current portion of notes receivable.............................         819,914        --              --
Long-term contracts and programs................................         909,581        --              --
                                                                  --------------  --------------  --------------
Trade receivables...............................................      38,270,762      36,049,970      48,543,438
Less: Allowance for doubtful accounts...........................         237,591         873,975       1,287,750
                                                                  --------------  --------------  --------------
    Accounts and notes receivable...............................  $   38,033,171  $   35,175,995  $   47,255,688
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

2.  ACCOUNTS AND NOTES RECEIVABLE AND INVENTORIES (CONTINUED)
    As of September 30, 1994, the Company had notes receivable (denominated in CFA and French Francs) outstanding of approximately $1.7 million related to the installation of a 25 megawatt power station in Senegal, West Africa. During the fiscal year ended September 30, 1995 the remaining balance of these notes receivable (approximately $1.4 million) was sold, without recourse, and an approximate $300,000 foreign exchange gain was realized on such sale.

    Inventories consisted of the following:

                                                                         SEPTEMBER 30,
                                                                --------------------------------
                                                                     1994             1995
                                                                --------------  ----------------   MARCH 31, 1996
                                                                                                  ----------------
                                                                                                    (UNAUDITED)
Parts.........................................................  $   35,395,019  $     48,296,785  $     60,498,792
Engines.......................................................      10,746,202        11,624,360        12,024,351
Work in process...............................................      23,400,841        46,662,602        37,433,972
Inventories substantially applicable to long-term programs....         576,781        14,349,360         1,716,421
                                                                --------------  ----------------  ----------------
    Total.....................................................  $   70,118,843  $    120,933,107  $    111,673,536
                                                                --------------  ----------------  ----------------
                                                                --------------  ----------------  ----------------

    As of September 30, 1995, inventories substantially applicable to long-term programs consists primarily of inventories acquired from Continental Airlines, Inc. (see note 8).

3.  DEFERRED FINANCING COSTS
    Deferred financing costs consisted of the following:

                                                                             SEPTEMBER 30,
                                                                      ----------------------------
                                                                          1994           1995
                                                                      -------------  -------------    MARCH 31,
                                                                                                        1996
                                                                                                    -------------
                                                                                                     (UNAUDITED)
Transaction fees....................................................  $   1,385,000  $   1,000,000  $   1,000,000
Debentures issue costs..............................................      1,821,013      1,505,852        381,470
Debt issuance costs.................................................      1,308,090      1,383,687      1,383,686
                                                                      -------------  -------------  -------------
  Total.............................................................      4,514,103      3,889,539      2,765,156
Less accumulated amortization.......................................      2,001,775      2,172,411      2,024,048
                                                                      -------------  -------------  -------------
Deferred financing costs............................................  $   2,512,328  $   1,717,128  $     741,108
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    Amortization expense (charged to interest expense) for deferred financing costs for the years ended September 30, 1993, 1994 and 1995, and the six months ended March 31, 1995 and 1996, were $249,000, $477,000, $638,000, $348,000 and
$173,000, respectively.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

4.  PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment consisted of the following:

                                                                          SEPTEMBER 30,
                                                                  ------------------------------
                                                                       1994            1995
                                                                  --------------  --------------  MARCH 31, 1996
                                                                                                  --------------
                                                                                                   (UNAUDITED)
Machinery and equipment.........................................  $   24,515,012  $   26,316,716  $   26,707,607
Furniture and fixtures..........................................         626,841         712,089         740,283
Leasehold improvements..........................................       1,499,144       2,297,768       3,615,725
Technical library...............................................       1,017,798       1,024,756       1,024,756
Land and building...............................................       2,574,734       2,595,757       2,595,757
                                                                  --------------  --------------  --------------
  Total.........................................................      30,233,529      32,947,086      34,684,128
Less accumulated depreciation and amortization..................       5,486,021       7,289,430       8,308,427
                                                                  --------------  --------------  --------------
Property, plant and equipment...................................  $   24,747,508  $   25,657,656  $   26,375,701
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

    Depreciation and amortization expense for property, plant and equipment for the years ended September 30, 1993, 1994 and 1995, and the six months ended March 31, 1995 and 1996 approximated $975,000, $1,285,000, $1,814,000, $875,000 and $1,019,000, respectively.

5.  ACCRUED EXPENSES AND CURRENT PORTION OF LONG TERM DEBT
    Accrued expenses consisted of the following:

                                                                          SEPTEMBER 30,
                                                                  ------------------------------
                                                                       1994            1995
                                                                  --------------  --------------  MARCH 31, 1996
                                                                                                  --------------
                                                                                                   (UNAUDITED)
Accrued payroll and related expenses............................  $    2,094,625  $    4,236,787  $    4,051,500
Estimated expenses accrued......................................       1,747,241       1,353,496       1,281,342
Other accrued expenses..........................................       1,754,847       3,712,399       5,819,223
Reserve for warranty costs......................................       1,822,499       1,246,343         294,960
Accrued acquisition costs.......................................       1,697,667       1,594,726       1,516,594
Current portion of acquisition payable..........................         521,679         521,679         331,146
Current portion of long term debt...............................       3,137,207       3,018,579       2,740,530
Current portion of long term debt to WAL........................         377,612         418,190         440,085
                                                                  --------------  --------------  --------------
    Total.......................................................  $   13,153,377  $   16,102,199  $   16,475,380
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

6.  INCOME TAXES
    The components of the provision for income taxes are as follows:

                                                 YEARS ENDED SEPTEMBER 30,            SIX MONTHS ENDED MARCH 31,
                                        -------------------------------------------  ----------------------------
INCOME TAX PROVISION                        1993           1994           1995           1995           1996
- --------------------------------------  -------------  -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
CURRENT:
  FEDERAL.............................  $     783,236  $     634,655  $   3,076,933  $   1,263,547  $   2,961,935
  STATE...............................         39,291        239,192        749,286        307,695        481,155
                                        -------------  -------------  -------------  -------------  -------------
                                              822,527        873,847      3,826,219      1,571,242      3,443,090
                                        -------------  -------------  -------------  -------------  -------------
DEFERRED:
  FEDERAL.............................      1,296,597      1,116,536         48,623         19,967       (505,994)
  STATE...............................        213,552        229,908         90,044         36,977        (28,712)
                                        -------------  -------------  -------------  -------------  -------------
                                            1,510,149      1,346,444        138,667         56,944       (534,706)
                                        -------------  -------------  -------------  -------------  -------------
    TOTAL.............................  $   2,332,676  $   2,220,291  $   3,964,886  $   1,628,186  $   2,908,384
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

6.  INCOME TAXES (CONTINUED)
    The provision for income taxes differs from the amount obtained by applying the statutory federal income tax rate to pretax income as follows:

                                                                                                           SIX MONTHS ENDED MARCH
                                                                         YEARS ENDED SEPTEMBER 30,                  31,
                                                                   -------------------------------------  ------------------------
                                                                      1993         1994         1995         1995         1996
                                                                   -----------  -----------  -----------  -----------  -----------
                                                                                                                (UNAUDITED)
Income tax at statutory rate.....................................       34.0%        34.0%        34.0%        34.0%        35.0%
State taxes, net of federal income tax benefit...................        3.6%         5.6%         5.4%         5.4%         4.0%
Other............................................................        3.2%         0.3%        (0.4)%        1.4%         0.7%
                                                                         ---          ---          ---          ---          ---
Provision for income taxes.......................................       40.8%        39.9%        39.0%        40.8%        39.7%
                                                                         ---          ---          ---          ---          ---
                                                                         ---          ---          ---          ---          ---

    The tax effects of significant items comprising the Company's net deferred tax liability consisted of the following:

                                                                            SEPTEMBER 30,
                                                                    ------------------------------
                                                                         1994            1995
                                                                    --------------  --------------  MARCH 31, 1996
                                                                                                    --------------
                                                                                                     (UNAUDITED)
Deferred tax assets:
  Allowance for doubtful accounts.................................  $       93,204  $      251,830  $      302,325
  Accrued expenses................................................         242,790         489,338         499,561
  Property, plant and equipment...................................        --                94,206          94,962
  Other...........................................................          63,392           3,871           2,411
                                                                    --------------  --------------  --------------
    Total deferred tax assets.....................................         399,386         839,245         899,259
                                                                    --------------  --------------  --------------
Deferred tax liabilities:
  Inventory.......................................................       2,777,555       2,929,252       2,201,817
  Property, plant and equipment...................................       2,278,134       2,736,387       2,990,349
  Other...........................................................          44,716          13,292          12,074
                                                                    --------------  --------------  --------------
    Total deferred tax liabilities................................       5,100,405       5,678,931       5,204,240
                                                                    --------------  --------------  --------------
    Net deferred tax liability....................................  $   (4,701,019) $   (4,839,686) $   (4,304,981)
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

7.  DEBT
    Loans payable consisted of the following:

                                                                          SEPTEMBER 30,
                                                                  ------------------------------
                                                                       1994            1995
                                                                  --------------  --------------  MARCH 31, 1996
                                                                                                  --------------
                                                                                                   (UNAUDITED)
Revolving credit facility.......................................  $   41,096,360  $   40,448,375  $   50,527,996
Term loan.......................................................       7,155,975       6,018,768       5,411,886
GTC term loan...................................................       7,333,333       5,333,333       4,333,333
Loan payable to WAL.............................................       2,400,295       2,022,684       1,818,924
                                                                  --------------  --------------  --------------
Total...........................................................      57,985,963      53,823,160      62,092,139

Less current portion
  -- Term loans.................................................       3,137,207       3,018,579       2,740,530
  -- Loan payable to WAL........................................         377,612         418,190         440,085
                                                                  --------------  --------------  --------------
Total current portion (included in accrued expenses)............       3,514,819       3,436,769       3,180,615
                                                                  --------------  --------------  --------------
Long term debt -- net of current portion........................  $   54,471,144  $   50,386,391  $   58,911,524
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

    REVOLVING CREDIT FACILITY

    In November 1992, the Company's revolving credit lender amended and extended the terms of the then Revolving Credit Facility to a $25,000,000 maximum borrowing capacity expiring in November 1995. Advances under the Revolving Credit Facility were based on percentages of eligible accounts receivable and inventories. Interest payable monthly, was calculated at the greater of (i) a certain bank's prime rate of interest, plus 1.5%, or (ii) the federal funds interest rate, plus 2.0%.

    In April 1994, simultaneous with the closing of the acquisition of GTC, the Company's Revolving Credit Facility was amended and extended to include GTC as a borrower, and to include GTC's inventories and accounts receivable balances as security. The Revolving Credit Facility now expires in April 1999. Maximum borrowings under the Revolving Credit Facility were increased to $45,000,000, and the interest rate calculation was amended to be calculated as (i) a certain bank's prime rate of interest, plus 1.0%, or (ii) the federal funds interest rate, plus 1.5%. In addition, the Company was granted the option to fund up to 50% of the loan borrowings at either 30, 60, or 90 day LIBOR plus 2.75%.

    In March 1995, the Company's Revolving Credit Facility, which expires in April 1999, was amended and restated to, among other things, increase maximum borrowings from $45 to $55 million.

    As of September 30, 1994 and 1995 and March 31, 1996, the prevailing prime interest rate under the Revolving Credit Facility was 8.75%, 9.75% and 9.25%, respectively. As of September 30, 1994 and 1995 and March 31, 1996, the prevailing LIBOR interest rate under the Revolving Credit Facility was 7.75% , 8.56% and 8.19%, respectively.

    Revolving Credit Facility at September 30, 1995 and March 31, 1996, was classified as long-term, as the Company had the intent and the ability, supported by the terms of its existing Revolving Credit Facility, to maintain through April 1997, principal amounts outstanding under the agreement.

    PROTECTED INTEREST RATE AGREEMENTS

    Because the Company's obligations under the Revolving Credit Facility bears interest at floating rates, the Company is subject to changes in prevailing interest rates. In September 1994, the Company entered into protected interest rate agreements ("Cap Agreements") with a financial institution in order to reduce the Company's exposure to interest rate fluctuations. Under the Cap Agreements, which

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

7.  DEBT (CONTINUED)
expire in September 1997, the Company has $12,500,000 of prime rate coverage protection, and $12,500,000 of 90 day LIBOR rate protection. If the prevailing interest rate exceeds the contracted rate, the financial institution will pay to the Company an amount equal to the excess. For the remainder period of coverage, the Cap Agreements are structured as follows:

PERIOD OF COVERAGE                                                       90 DAY LIBOR RATE     PRIME RATE
- ---------------------------------------------------------------------  ---------------------  -------------
September 1, 1995 - August 31, 1996..................................            8.00%             10.75%
September 1, 1996 - August 31, 1997..................................            9.00%             11.75%

    Transaction fees paid in connection with the Cap Agreements are being amortized to interest expense over the life of the Cap Agreements on a method which approximates the level yield method. Any payments by the financial institution will reduce the interest costs associated with the borrowings protected.

    TERM LOANS

    TERM LOAN. In November 1992, the Company entered into a loan and security agreement with a commercial lender (the "Term Lender") for a five year, $9 million term loan expiring in November 1997 (the "Term Loan"). The Term Loan is secured by the Company's equipment and tooling, and bears interest at 8.75% per annum, payable in 59 monthly installments (including principal and interest) of $143,205 each, and a final payment of approximately $3.3 million due on November 1, 1997.

    GTC TERM LOAN. On May 26, 1994 the Company and GTC entered into a separate loan and security agreement with the Term Lender for a five year, $8 million term loan expiring on May 26, 1999 (the "GTC Term Loan"). The GTC Term Loan is secured by substantially all of GTC's fixed assets (excluding real estate), and bears interest at a rate of 8.99% per annum, payable monthly in arrears. Principal repayments under this agreement are to be made in 24 consecutive monthly installments of $166,667 each and an additional 36 consecutive monthly installments of $111,111 each, with all such payments ending on May 26, 1999.

    LOAN PAYABLE TO WAL. In November 1992, the Company entered into a loan and security agreement with World Air Lease, Inc. ("WAL"), an affiliate of the Company, for a five year, $3 million term loan expiring in November 1997 (the "WAL Loan"). The WAL Loan is secured by the Company's equipment and tooling, and bears interest at 10.25% per annum, payable in 59 monthly installments (including principal and interest) of $50,519 each, and a final payment of approximately $1.1 million due on November 1, 1997. On April 1, 1994, subject to the terms and conditions of the GTC Term Loan, WAL agreed to grant a priority lien position to the Term Lender on the Company's tooling and equipment. In return, WAL was granted a priority lien position on specific tooling, and was granted a first mortgage on certain real property that the Company owns in East Granby, Connecticut.

    RESTRICTIVE COVENANTS, COLLATERAL AND MATURITIES

    The Company's credit agreements each contain various restrictive covenants which include, among other things, minimum tangible net worth, maintenance of minimum working capital, limitations on the payment of dividends, restrictions on capital expenditures, restrictions on certain additional indebtedness and requirements to maintain certain financial ratios.

    Substantially all of the Company's assets are pledged as collateral under the above credit agreements.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

7.  DEBT (CONTINUED)
    Scheduled debt maturities subsequent to September 30, 1995, are as follows:

PERIOD ENDING SEPTEMBER 30,                                                         AMOUNT
- ------------------------------------------------------------------------------  --------------
1996..........................................................................  $    3,436,769
1997..........................................................................       3,150,292
1998..........................................................................       5,898,833
1999..........................................................................      41,337,266
                                                                                --------------
    Total.....................................................................  $   53,823,160
                                                                                --------------
                                                                                --------------

8.  OTHER LIABILITIES
    Other liabilities consisted of the following:

                                                                            SEPTEMBER 30,
                                                                    -----------------------------
                                                                        1994            1995
                                                                    -------------  --------------  MARCH 31, 1996
                                                                                                   --------------
                                                                                                    (UNAUDITED)
Acquisition payable...............................................  $   1,565,036  $    1,043,357  $      852,825
Inventory purchase payable........................................                     13,300,000      11,850,000
                                                                    -------------  --------------  --------------
    Total.........................................................  $   1,565,036  $   14,343,357  $   12,702,825
Less current portion..............................................        521,679       4,521,679       4,331,146
                                                                    -------------  --------------  --------------
Other liabilities, net of current portion.........................  $   1,043,357  $    9,821,678  $    8,371,679
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

    ACQUISITION PAYABLE

    In connection with the Company's acquisition of GTC, the Company has agreed to pay the Seller the remaining purchase price due of $1,565,036 in three equal annual non-interest bearing installments of $521,679 each, starting in fiscal year 1995. The current portion as of September 30, 1995 and March 31, 1996 of $521,679 and $331,146, respectively, has been included in accrued expenses.

    INVENTORY PURCHASE PAYABLE

    On May 1, 1995, the Company purchased approximately $17.6 million of engine parts inventories from Continental Airlines, Inc. (Continental Airlines), the Company paid $2.5 million in cash and offsets against receivables and agreed to pay Continental Airlines the balance due of $15.1 million in the form of service credits applied against qualified invoices for services to be provided to Continental Airlines under the terms of the engine service agreement entered into on January 30, 1995. Management estimates that approximately $4,000,000 of service credits will be utilized within one year and has therefore included $4,000,000 in customer deposits as of September 30, 1995 and March 31, 1996.

9.  SUBORDINATED DEBENTURES
    The Company's $14,057,000 publicly-traded debentures (the "Debentures") outstanding as of September 30, 1995, ($16,999,000 outstanding as of September 30, 1994) mature on November 15, 2000 and pay interest at 8% per annum, payable on March 15 and September 15 every year until maturity. The Debentures are convertible into shares of the Company's Common Stock at any time prior to maturity, unless previously redeemed by the Company, at a conversion price of $5.85 per share, subject to adjustment in certain events. The Debentures are not redeemable by the Company prior to November 15, 1996. Thereafter, the Debentures are redeemable at a redemption price equal to 100% of the principal amount thereof plus accrued interest, provided that the Debentures may not be redeemed unless the closing price of the Company's common stock has equaled or exceeded $6.75 for 20 consecutive trading days.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

9.  SUBORDINATED DEBENTURES (CONTINUED)
    In 1995, $2,942,000 principal amount of debentures, were converted into 502,890 shares of the Company's common stock at $5.85 per share or approximately 171 common shares for each $1,000 face amount of debentures.

    During the six months ended March 31, 1996, $10,496,000 principal amount of debentures, were converted into 1,794,126 shares of the Company's common stock at $5.85 per share. Had the additional conversions occurred as of October 1, 1995, primary earnings per share for the six months ended March 31, 1996 would have been $0.35.

10. STOCK OPTION, STOCK WARRANTS, AND OTHER PLANS

    1992 STOCK OPTION PLAN

    In July 1992, the Company's Board of Directors and stockholders approved the establishment by the Company of the 1992 Employee Incentive and Non-Qualified Stock Option Plan (the "1992 Stock Option Plan"), pursuant to which officers and other key employees of the Company can receive incentive options and non-qualified options to purchase an aggregate of 600,000 shares of the Company's Common Stock.

    The exercise price for shares purchased upon the exercise of non-qualified options granted under the 1992 Stock Option Plan is determined by the Compensation Committee at the time of option grant. The exercise price of an incentive stock option granted under the 1992 Stock Option Plan must be at least equal to 100% of the fair market value of the Common Stock on the date such option is granted (110% of the fair market value for stockholders who, at the time the option is granted, own more than 10% of the total combined classes of stock of the Company or any subsidiary). No employees may be granted incentive stock options in any year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

    No incentive option granted under the 1992 Stock Option Plan may have a term of more than 10 years (five years for 10% or greater stockholders). Options, whether incentive or nonqualified options, generally may be exercised only if the option holder remains continuously associated with the Company or a subsidiary from the date of grant to the date of exercise. However, options may be exercised upon termination of employment or upon the death or disability of an employee within certain specified periods.

    The Company may grant non-qualified options with exercise prices which are less than the fair market value of the Common Stock on the date of grant. The Company does not intend to grant non-qualified options at exercise prices which are less than 85% of the fair market value of the Common Stock on the date of grant.

    On May 20, 1994, the Company granted certain officers and other key employees the option to purchase an aggregate of 213,000 shares of the Company's common stock. These incentive options were granted at an exercise price of $3.00 per share and are exercisable beginning one year after the date of grant for 25% of the shares, with the balance to become exercisable cumulatively in two installments each year thereafter of 25% and 50% in years two and three, respectively. During fiscal 1995, the Company granted other key employees the option to purchase an additional 36,000 shares of common stock at an option price of $3.50 for 20,000 shares and $6.19 for 16,000 shares. During the six months ended March 31, 1996, the Company granted the option to purchase an additional 130,000 shares of common stock to key employees at an average option price per share of $11.31.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

10. STOCK OPTION, STOCK WARRANTS, AND OTHER PLANS (CONTINUED)
    1992 Stock Option Plan activity is shown below:

                                                                    YEAR ENDED SEPTEMBER
                                                                            30,
                                                                    --------------------
SHARES UNDER OPTION                                                   1994       1995
- ------------------------------------------------------------------  ---------  ---------   SIX MONTHS
                                                                                          ENDED MARCH
                                                                                            31, 1996
                                                                                          ------------
                                                                                          (UNAUDITED)
Outstanding at beginning of period................................     --        213,000      244,000
Granted...........................................................    213,000     36,000      130,000
Exercised.........................................................     --         --          (31,750)
Canceled..........................................................     --         (5,000)      (5,250)
                                                                    ---------  ---------  ------------
    Outstanding at end of period..................................    213,000    244,000      337,000
                                                                    ---------  ---------  ------------
                                                                    ---------  ---------  ------------

    As of September 30, 1995, options for 52,000 shares were exercisable at an option price of $3.00.

    As of March 31, 1996, options for 50,250 shares were exercisable at an option price of $3.00 and options for 5,000 shares were exercisable at an option price of $3.50.

    1994 STOCK OPTION PLAN

    In August 1994, the Company's Board of Directors approved the establishment of a stock option plan (the "1994 Stock Option Plan") pursuant to which outside directors of the Company can receive incentive options and non-qualified options to purchase an aggregate of 30,000 shares of the Company's common stock. As of September 30, 1995 and March 31, 1996 all 30,000 options had been granted and were outstanding, and as of September 30, 1995 and March 31, 1996, 26,000 and 28,000, respectively, were exercisable under this plan at an exercise price of $2.69 per share.

    STOCK WARRANTS

    In connection with the Company's initial public offering in November 1993, the Company agreed to sell to underwriters (or its assigns) warrants to purchase up to $1,500,000 principal amount of debentures at 130% of their initial public offering price and up to 200,000 shares of the Company's common stock at $5.85 per share. These warrants are exercisable through November 1998.

    As of March 31, 1996, 74,296 shares of the Company common stock (18,000 as of September 30, 1995) were issued in connection with the cashless exercise of warrants to purchase $750,000 of debentures and 130,000 shares of common stock. As of March 31, 1996, warrants to purchase of up to $750,000 in debentures and up to 70,000 shares of common stock remain outstanding and exercisable.

    1995 STOCK PURCHASE PLAN

    In July 1992, the Company's Board of Directors authorized and directed the Compensation Committee of the Board and the officers of the Company to develop a stock purchase plan available to Company employees to serve as an additional employment incentive.

    During 1995, the Company's Board of Directors and stockholders approved the adoption of the "1995 Stock Purchase Plan" as developed by Company's management. Under this plan all full-time employees with at least one year of service may purchase up to an aggregate of 200,000 shares of the Company's common stock. The 1995 Stock Purchase Plan allows participating employees to purchase, through payroll deductions, shares of the Company's common stock at 85 percent of the fair market value at specified times. During fiscal 1995, employees have purchased a total of 37,884 shares at $3.46 per share and at September 30, 1995, 162,116 shares remained available for purchase through the plan. During the six months ended March 31, 1996, employees have purchased an additional 24,000 shares at $9.27 per share and at March 31, 1996, 138,116 shares remain available for purchase through the plan.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

10. STOCK OPTION, STOCK WARRANTS, AND OTHER PLANS (CONTINUED)
    401(K) PLAN

    During 1990, the Company adopted a 401(K) Plan (the "Plan") which allows eligible employees to contribute to the Plan up to 25% of their compensation for services rendered in any year, not to exceed amounts prescribed under statutory limits. The Company may elect to make contributions to the Plan at its discretion. The Company contributions to the Plan for the years ended September 30, 1993, 1994, and 1995 were approximately $18,000, $20,000 and $28,000 respectively. The Company has made no such contribution for the six months ended March 31, 1996.

11. RELATED PARTY TRANSACTIONS
    In connection with the acquisition of its assets in 1987, and the refinancing of its loans in 1990, the Company paid to GCL transaction fees of $385,000 and $1,000,000, respectively. Such amounts are included in deferred financing costs in the accompanying balance sheets and are being amortized, using a method which approximates the level yield method, over the life of the assets (seven years) or the period the applicable financing is outstanding (not to exceed three years), respectively.

    The Company paid GCL management fees aggregating $840,000 and $120,000 for the years ended September 30, 1993 and 1994, respectively. The Company's management agreement with GCL terminated effective with the initial public offering in November 1993, as such, no management fees were paid in fiscal year ended September 30, 1995.

    In April 1993, the Company entered into simultaneous lease agreements with GCL and an unrelated third party, for the use of an aircraft engine. Under these agreements, the Company leased the engine from GCL and sublet the engine to an unrelated third party under an identical fee schedule. In accordance with the lease terms, the Company both paid and received a monthly fee of approximately $11,250, plus a fee based on engine usage of which a minimum of $5,000 a month was required. This agreement terminated in August of 1993.

    During fiscal 1994, 1995 and for the six months ended March 31, 1996 the Company purchased engine parts from WAL totaling $136,691, $171,930 and $8,000 respectively. During 1994, the Company received brokerage commissions amounting to $7,452 from WAL for the sale of an engine to an unrelated third party.

    During fiscal 1994, 1995 and for the six months ended March 31, 1996, the Company performed engine parts repair services for WAL and another company affiliated through common ownership aggregating approximately $105,000, $103,000 and $150,000, respectively.

    In March 1995, the Company purchased an aircraft engine from another company affiliated through common ownership and concurrently entered into an agreement to sell the engine to a customer under substantially the same terms. The Company received a brokerage fee of $10,000 and was reimbursed for its costs and expenses.

    In June 1995, the Company entered into an aircraft engine lease agreement with a company affiliated through common ownership to provide a replacement engine while a customer's engine was being served by the Company. Concurrent to entering into the lease, the Company and the customer entered into a sub-lease under substantially the same terms.

    In June 1995, the Company purchased an unserviceable engine at its approximate fair market value of $550,000 from an affiliated company. This engine was disassembled to provide parts for an engine being repaired by the Company for an unaffiliated third party.

    A director of the Company is a senior partner in a law firm which has received legal fees from the Company in connection with professional services provided to the Company.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

12. COMMITMENTS AND CONTINGENCIES
    As security for performance and advances on long term contracts, the Company is contingently liable as of September 30, 1995 and March 31, 1996, in the amount of $4,079,960 and $3,031,550, respectively, under standby letter of credits and bonds.

    On January 14, 1992, the Company entered into a lease for office and operating facilities. Under the terms of the lease, as amended: (1) the Company's initial lease term would be for five years, commencing August 1, 1992;
(2) the Company has the option for five additional renewals of five years each; and (3) rent phases in at approximately $1,135,000, $1,581,000, $2,027,000,
$2,710,000  and $3,126,000 in years 1992,  1993, 1994, 1995 and thereafter. This lease is secured by a stand-by letter of credit with a financial institution which is collateralized by a certificate of deposit in the amount of approximately $523,000 which is included in other assets at September 30, 1995 and March 31, 1996.

    The Company, through its GTC subsidiary, leases three (3) buildings totalling approximately 60,000 square feet at a site adjacent to Bradley International Airport in East Granby, Connecticut. These leases are each for a five year term, with all three expiring between 1998 and 1999. Annual lease payments for the facility currently approximates $350,000.

    The Company, through its GTC subsidiary, leases from Westover Metropolitan Development Corporation, as lessor, two (2) warehouses of approximately 30,000 square feet. Each lease is subject to successive one year renewable lease terms. Current annual lease payments for these facilities total approximately $144,000.

    The Company, through GTT, leases from the Port Authority of New York, as lessor, an approximately 21,000 square foot test cell at John F. Kennedy International Airport for a term of five years which commenced as of January 1, 1993. Current annual lease payments for the JFK test cell approximate $390,000.

    Rent expense for  the years ended  September 30, 1993,1994  and 1995,  under
these   leases   was  approximately   $2,176,000,  $1,974,000   and  $5,142,000,
respectively. Rent expense amounted to $2,458,000 and $2,891,000 for the six months ended March 31, 1995 and 1996, respectively.

    Aggregate future minimum lease payments under these noncancelable operating leases are as follows:

YEAR ENDING SEPTEMBER 30,                                                           AMOUNT
- ------------------------------------------------------------------------------  --------------
1996..........................................................................  $    4,773,000
1997..........................................................................       4,356,000
1998..........................................................................         797,000
1999..........................................................................         335,000
                                                                                --------------
    Total.....................................................................  $   10,261,000
                                                                                --------------
                                                                                --------------

    The Company's existing and anticipated customers include passenger airlines, air freight and package carriers, industrial and marine users, government and leasing companies. Currently, economic and other factors may adversely affect the airline industry, particularly the major passenger airlines. As a result, certain of these customers may pose credit risks to the Company. To date, the Company has not been significantly impacted by these factors. However, the Company cannot predict whether these conditions will adversely affect the Company's results of operations in the future.

    The Company has entered into employment agreements with two of its officers expiring on September 30, 1996. Under such agreements, as amended, the Company will pay the officers base salaries of

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)
$400,000 and $200,000 per annum, plus deferred compensation of $80,000 and $20,000, respectively. Additionally these officers are entitled to annual bonuses, based on the Company achieving certain pre-determined base income. For fiscal 1996 the bonuses are not to exceed an aggregate of $1,000,000 per annum.

    The Company is a generator of hazardous waste and is therefore subject to many Federal and State environmental laws and regulations. The Company believes that its waste management practices have been and continue to be in compliance with all applicable environmental laws and regulations and that this limits the potential for releases of hazardous substances at each of its facilities. Although unaware of any violations, the Company could be held liable as a former operator for releases of hazardous substances at the location where the Company formerly conducted all of its operations. In addition, at certain facilities the Company may be operating without adequate permits or may have exceeded certain permit limits. As a result, the Company may be subject to enforcement actions, environmental remediation, installation of appropriate control technology and/or penalties. The ultimate outcome of these matters are not certain and no provision has been made in the accompanying financial statements.

    It is anticipated that new regulations, or new interpretations of existing environmental regulations, which the Company is subject to, may be promulgated which may necessitate material capital expenditures on the part of the Company. The Company is currently unable to estimate the extent of any capital expenditures that may be required in the future to effect such compliance.

    The Company is a defendant in a lawsuit with a previous customer in connection with an aircraft maintenance service agreement, for the repair of an aircraft and engine in which damages in excess of $1,000,000 against the Company are claimed. Based upon legal proceedings, discovery to date, and the advice of legal counsel management believes that the Company's liability, if any, will not exceed $300,000 as a result of this action, and it is the Company's intention to defend this suit vigorously.

13. MAJOR CUSTOMERS
    Sales to one major unaffiliated customer during the year ended September 30, 1995, amounted to $34,779,000 representing approximately 18% of the Company's net sales for such period. No one customer represented over 10% of sales for the years ended September 30, 1993 and 1994 and for the six months ended March 31, 1995. Sales to two major unaffiliated customers during the six month period ended March 31, 1996, amounted to $11,954,000 and $12,272,000, respectively, representing approximately 10% each of the Company's net sales for such period.

    Sales under government contracts and sub-contracts aggregated 21%, 20%, 14%, 13% and 13% of total net sales for the years ended September 30, 1993, 1994 and 1995 and for the six months ended March 31, 1995 and 1996, respectively. Government contracts are customarily subject to cancellation or renegotiation at the Government's election. However, the Company is not aware of any such actions or pending actions that would have a material affect on the Company's financial position or results of operations.

    Sales to foreign customers aggregated 13%, 21%, 18%, 19% and 14% of total net sales for the years ended September 30, 1993, 1994 and 1995 and for the six months ended March 31, 1995 and 1996, respectively. The Company's customers are located throughout the world, and those outside the United States are not concentrated in any one geographic area.

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

14. SUBSEQUENT EVENTS
    On October 18, 1995, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-3, registering the offering of $1,050,000 principal amount of the Company's debentures and up to 341,138 shares of Company common stock, by the holders of the Company's warrants (see note 10).

    On November 7, 1995, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with GCL, the owner of 7,900,000 shares of the Company's issued and outstanding capital stock. Such investment in the capital stock of the Company constitutes substantially all the assets of GCL. The Merger Agreement provides for the merger of GCL into the Company, with the Company being the corporation surviving the Merger.

    In the Merger, the Company will acquire and cancel 7,900,000 shares of its common stock from GCL and, in turn, issue to GCL stockholders 7,900,620 new shares (a net increase of 620 shares at payment for net other assets received) from GCL.

    Consummation of the Merger will require the approval of the stockholders of the Company and GCL. The Board of Directors of the Company has set November 20, 1995 as the Record Date for a Special Meeting of the Stockholders of the Company to be held on December 30, 1995 at the offices of the Company. Approval of the Merger will require the affirmative vote of a majority of the Common Stock outstanding. The merger will not have any significant impact on the Company's financial position or results of operations.

    On December 18, 1995, the Company's Board of Directors elected to declare a cash dividend of $0.01 per share of common stock to stockholders of record as of January 10, 1996, payable on January 30, 1996.

15. OTHER STATEMENT OF CASH FLOWS INFORMATION
    Cash  paid for interest was  $2,819,769, $4,008,009, $7,072,199 , $2,162,672
and $3,571,135 in 1993, 1994 and 1995, and for the six months ended March 31, 1995 and 1996, respectively. Cash paid for income taxes was $115,000, $1,576,000, $4,435,968, $928,982 and $3,687,056 in 1993, 1994 , 1995 and for the
six months ended March 31, 1995 and 1996, respectively.

    In 1995 and for the six months ended March 31, 1996, $2,942,000 and $10,496,000, respectively, of Convertible Subordinated Debentures were converted into 502,890 and 1,794,126 shares of common stock, respectively. The related unamortized deferred issue costs for the debentures converted of $(232,619) and $(802,597) for 1995 and for the six months ended March 31, 1996, respectively, were charged to additional paid in capital. The unamortized deferred issue costs is determined as of the date of conversion.

    In 1995 and during six months ended March 31, 1996, 18,000 and 56,296 shares, respectively, of the Company common stock were issued in connection with the cashless exercise of warrants to purchase debentures and shares of common stock (see note 10).

16. PROPOSED ACQUISITION AND STOCK DIVIDEND
    On April 19, 1996, the Company signed a definitive purchase agreement to acquire the engine service and engine components repair business of Aviall, Inc. for $239 million, net of the value of certain liabilities to be assumed. The transaction will be accounted for as purchase.

    On April 26, 1996, the Company declared a dividend to its Class A Common Stock holders of record of one share of its Class B Common Stock for each outstanding share of Class A Common Stock. Retained earnings was charged $62,798 during the six months ended March 31, 1996 as a result of the

                 GREENWICH AIR SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF MARCH 31, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995
                             AND 1996 IS UNAUDITED)

16. PROPOSED ACQUISITION AND STOCK DIVIDEND (CONTINUED) assumed issuance of the 6,279,841 shares of Class B Common Stock. All income per share, dividend per share, common shares outstanding and price per share information has been retroactively restated to reflect this stock dividend.

17. OTHER INFORMATION
    The following information is being presented for (i) Greenwich Air Services, Inc. ("GASI") on a stand-alone basis, (ii) its subsidiaries combined, and (iii) the Company on a consolidated basis

                                                                    GASI          SUBSIDIARIES      CONSOLIDATED
                                                              ----------------  ----------------  ----------------
FOR THE YEAR ENDED SEPTEMBER 30, 1993:
  Net sales.................................................  $     69,466,903                    $     69,466,903
  Gross profit..............................................        14,391,184                          14,391,184
  Income from operations....................................         8,698,118                           8,698,118
  Net income................................................         3,374,431                           3,374,431

FOR THE YEAR ENDED SEPTEMBER 30, 1994:
  Net sales.................................................        76,315,027        28,918,434       105,233,461
  Gross profit..............................................        11,302,306         5,957,487        17,259,793
  Income from operations....................................         5,767,322         4,486,656        10,253,978
  Net income................................................         1,433,006         1,913,322         3,346,328
  Total assets (at period end)..............................        76,334,390        62,088,834       138,423,224
  Total liabilities (at period end).........................        50,284,807        60,175,513       110,460,320

FOR THE YEAR ENDED SEPTEMBER 30, 1995:
  Net sales.................................................       120,692,808        75,626,914       196,319,722
  Gross profit..............................................        17,888,003        13,474,594        31,362,597
  Income from operations....................................         8,050,377         9,675,166        17,725,543
  Net income................................................         3,168,516         3,032,972         6,201,488
  Total assets (at period end)..............................       119,255,188        66,364,817       185,620,005
  Total liabilities (at period end).........................        87,413,451        61,418,523       148,831,974

FOR THE SIX MONTHS ENDED MARCH 31, 1995 (UNAUDITED):
  Net sales.................................................        52,265,701        30,880,837        83,146,538
  Gross profit..............................................         7,784,645         5,443,803        13,228,448
  Income from operations....................................         4,001,427         3,755,277         7,756,704
  Net income................................................         1,591,221           768,106         2,359,327

FOR THE SIX MONTHS ENDED MARCH 31, 1996 (UNAUDITED):
  Net sales.................................................        81,893,574        36,731,298       118,624,872
  Gross profit..............................................        12,856,414         5,846,665        18,703,079
  Income from operations....................................         6,898,295         4,062,989        10,961,284
  Net income................................................         3,193,980         1,224,365         4,418,345
  Total assets (at period end)..............................       139,141,200        49,156,884       188,298,084
  Total liabilities (at period end).........................        94,438,488        42,986,226       137,424,714

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Shareholders of Aviall, Inc.

    In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in Aviall investment and of cash flows present fairly, in all material respects, the financial position of the Engine Services Division of Aviall, Inc. (the "Company") at December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Dallas, Texas

April 10, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
  Aviall, Inc.:

    We have audited the accompanying combined statements of operations and changes in Aviall investment and cash flows of the Engine Services Division of Aviall, Inc. (the "Company") for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Engine Services Division of Aviall for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

    As discussed in Notes 2 and 11 to the financial statements, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions in 1993.

KPMG PEAT MARWICK LLP
Dallas, Texas

April 10, 1996

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
       COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN AVIALL INVESTMENT
                             (DOLLARS IN THOUSANDS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1993         1994         1995
                                                                             -----------  -----------  -----------
Net sales..................................................................  $   482,938  $   490,390  $   504,755
Cost of sales..............................................................      420,564      437,223      462,559
                                                                             -----------  -----------  -----------
Gross profit...............................................................       62,374       53,167       42,196
Operating and other expenses:
  Selling and administrative expenses......................................       30,006       35,391       30,046
  Interest expense.........................................................       13,984       18,171       19,216
                                                                             -----------  -----------  -----------
                                                                                  43,990       53,562       49,262
                                                                             -----------  -----------  -----------
Earnings (loss) before income taxes and cumulative effect of change in
 accounting................................................................       18,384         (395)      (7,066)
Provision for income taxes.................................................        8,928        4,012        2,714
                                                                             -----------  -----------  -----------
Earnings (loss) before cumulative effect of change in accounting...........        9,456       (4,407)      (9,780)
Cumulative effect of change in accounting (net of income tax benefit of
 $1,304)...................................................................        1,850      --           --
                                                                             -----------  -----------  -----------
Net earnings (loss)........................................................  $     7,606  $    (4,407) $    (9,780)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Aviall investment:
  Aviall investment at beginning of period.................................  $   347,383  $   343,311  $   390,888
  Net earnings (loss)......................................................        7,606       (4,407)      (9,780)
  Additional minimum pension liability.....................................      --           --            (3,198)
  Other changes in Aviall investment.......................................      (11,678)      51,984      (30,124)
                                                                             -----------  -----------  -----------
  Aviall investment at end of period.......................................  $   343,311  $   390,888  $   347,786
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

            See accompanying notes to combined financial statements.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                     ASSETS

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1994         1995
                                                                                          -----------  -----------
Current assets:
  Cash..................................................................................  $     1,369  $        32
  Receivables...........................................................................      117,824       96,082
  Inventories...........................................................................      177,928      160,842
  Prepaid expenses and other current assets.............................................        2,174        4,012
  Deferred income taxes.................................................................        2,414      --
                                                                                          -----------  -----------
    Total current assets................................................................      301,709      260,968
                                                                                          -----------  -----------
Property, plant and equipment...........................................................      125,890      123,946
Intangible assets.......................................................................       67,621       66,712
Other assets............................................................................        5,156       10,956
Deferred income taxes...................................................................      --               755
                                                                                          -----------  -----------
    Total assets........................................................................  $   500,376  $   463,337
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                        LIABILITIES AND AVIALL INVESTMENT

Current liabilities:
  Current portion of long-term debt.....................................................  $     6,596  $    10,117
  Accounts payable......................................................................       49,876       50,713
  Accrued expenses......................................................................       19,237       23,942
  Deferred income taxes.................................................................      --               760
                                                                                          -----------  -----------
    Total current liabilities...........................................................       75,709       85,532
                                                                                          -----------  -----------
Long-term debt..........................................................................       13,135        7,392
Other liabilities.......................................................................        7,107       10,741
Deferred income taxes...................................................................       13,537       11,886
Aviall investment.......................................................................      390,888      347,786
                                                                                          -----------  -----------
    Total liabilities and Aviall investment.............................................  $   500,376  $   463,337
                                                                                          -----------  -----------
                                                                                          -----------  -----------

            See accompanying notes to combined financial statements.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                 1993        1994        1995
                                                                              ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).......................................................  $    7,606  $   (4,407) $   (9,780)
  Depreciation and amortization.............................................      16,177      17,255      19,659
  Deferred income taxes.....................................................      (2,765)      2,949         (52)
  Changes in:
    Receivables.............................................................       1,419     (39,732)     21,234
    Inventories.............................................................      30,189      10,572       9,354
    Accounts payable........................................................     (29,539)     11,732       4,362
    Accrued expenses........................................................       2,022      (7,739)        (48)
    Other, net..............................................................         948      (3,869)        271
                                                                              ----------  ----------  ----------
                                                                                  26,057     (13,239)     45,000
                                                                              ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................................     (14,501)    (21,572)    (13,246)
  Sales of property, plant and equipment....................................       1,274       1,499       1,004
  Other, net................................................................       2,510      (1,008)     (1,702)
                                                                              ----------  ----------  ----------
                                                                                 (10,717)    (21,081)    (13,944)
                                                                              ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in Aviall investment..............................     (14,994)     40,351     (30,171)
  Net change in foreign revolving credit facility...........................      (1,066)       (527)      3,224
  Debt repaid...............................................................      (4,670)     (5,041)     (5,446)
                                                                              ----------  ----------  ----------
                                                                                 (20,730)     34,783     (32,393)
                                                                              ----------  ----------  ----------
Change in cash..............................................................      (5,390)        463      (1,337)
Cash, beginning of year.....................................................       6,296         906       1,369
                                                                              ----------  ----------  ----------
Cash, end of year...........................................................  $      906  $    1,369  $       32
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

            See accompanying notes to combined financial statements.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BACKGROUND
    Aviall, Inc.'s ("Aviall") engine services division (the "Division" or "Engine Services") is engaged in the maintenance and overhaul of turbine engines and components used primarily in commercial aviation and provides its services on a worldwide basis through two major repair facilities in Dallas, Texas and Prestwick, Scotland, supported by a components repair facility in McAllen, Texas. The engine repair and components repair operations located in Dallas, Ft. Worth and McAllen, Texas are U.S. divisions of Aviall Services, Inc., which is a wholly owned subsidiary of Aviall. The Prestwick, Scotland engine repair operation, or Aviall Limited ("Aviall Ltd"), is a wholly owned foreign subsidiary of Aviall.

    Based on a decision by the Aviall Board of Directors on January 24, 1996, Aviall signed a letter of intent with Greenwich Air Services, Inc. ("GASI") for the sale of the Division. Aviall expects to sign a definitive agreement in April 1996 and to complete the sale in 1996. In accordance with Accounting Principles Board Opinion No. 30, Aviall recorded in its consolidated financial statements a "discontinued operations" charge of $212.5 million as of December 31, 1995 to reflect its estimate of the loss it will incur upon sale of the discontinued operations, primarily related to the Division. These costs have not been recorded in the separate Division 1995 financial statements since this discontinued operations treatment is not appropriate at the Division level. Direct costs approximating $55 million will be incurred by Aviall on behalf of the Division and, accordingly, will be reflected in the Division's financial statements in 1996. Upon completion of the sale, GASI will allocate its purchase price in accordance with Accounting Principles Board Opinion No. 16 and thus will establish different bases of certain assets and liabilities than are reflected in these financial statements.

    Aviall operated as a wholly owned subsidiary of Ryder System, Inc. ("Ryder") until December 7, 1993 (the "Distribution Date"), when Ryder distributed Aviall stock to Ryder shareholders (four shares to one share) as a tax free dividend (the "Distribution"). The Distribution established Aviall as a publicly held corporation separate from Ryder.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The accompanying combined financial statements include the operations, assets and liabilities of the Division as a stand-alone entity. The financial statements exclude Aviall's corporate assets and liabilities not specifically identifiable to the Division, except for certain prepaid expenses and accrued expenses which were allocated based on consistent and reasonable allocation methods. All significant intercompany transactions and accounts have been eliminated in combination. These financial statements are presented on a combined rather than consolidated basis because the controlling financial interest did not rest directly or indirectly in one of the businesses included in these combined financial statements. Aviall Ltd has a fiscal year end of November 30 to facilitate combination of its financial statements. The fair value of current assets and liabilities approximates carrying value.

    Principally due to the use of estimates and allocations, the financial information included herein may not necessarily reflect the financial position and results of operations of the Division in the future or what the financial position and results of operations of the Division would have been had it been a separate, stand-alone entity during the periods presented. Management does not consider it practicable to estimate what the results of operations would have been had the Division operated as a separate, stand-alone entity.

    The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION. Income from engine maintenance services is recognized at the time of performance test acceptance of engines (the "completed contract" method). Revenue from long-term fixed-price contracts, such as
"power-by-the-hour" or "flat-rate" contracts, is recognized under the "percentage-of-completion" method.

    INVENTORIES. Inventories are valued at the lower of cost or market. Cost is determined on the basis of average cost of materials and supplies and actual cost for labor and overhead included in work-in-process. Provision is made for estimated excess and obsolete inventories. All inventory available for sale during the course of the normal business cycle has been included in current assets.

    PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are carried at cost and depreciated over the estimated useful lives of the related assets using the straight-line method. Lives assigned to asset categories are 10 to 20 years for buildings and improvements and 5 to 12 years for machinery, equipment and tooling.

    INTANGIBLE ASSETS. Intangible assets, principally goodwill, are reported net of accumulated amortization of $22.3 million in 1994 and $26.1 million in 1995. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is amortized using the straight-line method over forty years.

    The Division has reviewed the net realizable value of its intangible assets, including goodwill, through an assessment of the estimated future cash flows related to such assets and has concluded that there is no impairment of the net carrying value.

    ENVIRONMENTAL COSTS. A liability for environmental assessments and cleanup is accrued when it is probable a loss has been incurred and is estimable. Generally, the timing of these accruals coincides with the identification of an environmental obligation through the Division's internal procedures or upon notification from regulatory agencies.

    FOREIGN EXCHANGE AND FORWARD EXCHANGE CONTRACTS. Aviall Ltd utilizes the U.S. dollar as its functional currency. Translation gains and losses are included in the Division's earnings. Aviall enters into forward exchange contracts on behalf of the Division to hedge certain of its foreign currency commitments. Gains and losses on forward contracts are recognized by the Division concurrently with the related transaction gains and losses (see Note
3). Total translation and transaction gains or (losses) included in the Division's earnings were $(3.4) million, $(0.5) million and $1.2 million in 1993, 1994 and 1995, respectively.

    INCOME TAXES. The Division accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which was adopted effective January 1, 1993. The adoption was made on a prospective basis and did not have a material impact on the Division for the year ended December 31, 1993.

    Prior to the Distribution Date, the Division was included in Ryder's consolidated federal income tax return. Thereafter, the Division was included in Aviall's consolidated federal income tax return. However, the income tax provision of the Division was calculated as if the Division had filed a separate consolidated federal income tax return (see Note 10).

    IMPAIRMENT OF LONG-LIVED ASSETS. In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" effective for fiscal years beginning after December 15, 1995. FASB Statement No. 121 requires that long-lived assets be reviewed for impairment whenever events or

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The adoption of this statement in 1996 is not expected to have a material effect on the Division's financial position or results of operations.

    AVIALL INVESTMENT. Aviall investment represents Aviall's investment in the Division and includes the Division's equity as well as its net payable to Aviall resulting from cash and non-cash transfers and intercompany allocations.

NOTE 3 -- TRANSACTIONS WITH AVIALL

    GENERAL AND ADMINISTRATIVE SERVICES. Aviall provided certain corporate general and administrative services to the Division, including legal, treasury, human resources and finance, among others. Prior to the Distribution, Ryder provided certain corporate general and administrative services to Aviall. Costs related to these services were allocated to the Division on a basis that approximated either the proportional share of the Division's usage of the actual services provided or a representative share of certain corporate fixed expenses. Management believes these allocations are reasonable.

    Total allocated expenses included in "Selling and Administrative Expenses" in the accompanying Combined Statements of Operations were $10.9 million, $14.3 million and $16.0 million in 1993, 1994 and 1995, respectively. These historical amounts are not necessarily representative of the costs that the Division would have incurred as a stand-alone entity.

    INTERCOMPANY FINANCING AND INTEREST EXPENSE. Aviall manages cash and financing requirements of all its business segments. The accompanying Combined Balance Sheets reflect Aviall's total investment in the Division, a portion of which represents general corporate financing. Aviall has allocated its corporate interest expense to the Division based on Aviall's average consolidated interest rate applied to the debt portion of the "Aviall Investment" which was calculated based on Aviall's consolidated debt to equity ratio. Information relating to interest bearing advances from Aviall and related interest allocations is presented below (in thousands):

                                                                      1993         1994         1995
                                                                   -----------  -----------  -----------
Interest-bearing advance at period end...........................  $   167,486  $   196,743  $   148,041
Average annual interest-bearing advance..........................  $   168,796  $   182,115  $   172,392
Average annual interest rate.....................................          7.1%         8.9%        10.1%

    "Interest Expense" reflected in the Combined Statements of Operations does not necessarily reflect the interest expense the Division would have incurred as a stand-alone entity.

    Because Aviall manages the cash and financing requirements of the Division, it is not practicable to estimate cash paid for interest and income taxes.

    CORPORATE   INSURANCE  AND   EMPLOYEE  BENEFIT   PROGRAMS.     The  Division
participated in Aviall's combined risk management programs for property and casualty insurance and certain employee health benefit programs, including medical and dental benefits. The Division was charged amounts which primarily represented an allocation of third party premiums and self-insured losses, including estimates of claims incurred but not reported. Costs allocated under these programs were $8.7 million, $7.8 million and $9.0 million in 1993, 1994 and 1995, respectively.

    GUARANTEES OF DEBT BY AVIALL. "Long-Term Debt" reflected in the Combined Balance Sheets is an obligation of Aviall Ltd. Aviall Ltd's debt with the European Investment Bank ("EIB") is supported by letters of credit issued under Aviall's credit facility. In addition, Aviall Ltd's L4.0 million (British pounds) unsecured bank overdraft facility is guaranteed by Aviall.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- TRANSACTIONS WITH AVIALL (CONTINUED)
    SECURITY FOR AVIALL DEBT. On March 25, 1996, Aviall amended its credit facilities to provide for a maturity date of April 30, 1997. The amended credit facilities contain various covenants, including financial covenants, limitations on debt and limitations on capital expenditures. In the absence of obtaining the amended agreement, Aviall would have been in default of the financial covenants of its previously outstanding credit facilities. Aviall's amended credit facilities are secured by substantially all of the Division's domestic assets and 65% of the stock of Aviall Ltd.

    FORWARD EXCHANGE CONTRACTS. Aviall has forward exchange contracts in place to minimize exposure from foreign exchange fluctuations for certain Aviall Ltd British pound denominated expenditures and debt. Aviall does not use derivative financial instruments for trading purposes. Aviall had foreign currency forward contracts outstanding at December 31, 1994 and 1995 to purchase L21.4 million and L11.9 million (British pounds), respectively, at various future dates through September 1996. At December 31, 1994, contract exchange rates ranged from U.S. $1.54/L1 to $1.60/L1 and at December 31, 1995, contract exchange rates ranged from U.S. $1.53/L1 to $1.60/L1. At December 31, 1994 and 1995, the estimated fair value of these contracts was $33.5 million and $18.4 million, respectively, which approximates the contracts' nominal amounts. Although Aviall is exposed to certain losses in the event of nonperformance by the financial institutions which are counter parties to these forward exchange contracts, it does not anticipate nonperformance.

NOTE 4 -- ACCOUNTS RECEIVABLE ALLOWANCES
    The Division provides services to a wide variety of aviation-related businesses, including several commercial airlines. Economic conditions within the commercial airline industry have been weak over the past several years due to a number of factors. Management believes that sufficient allowances for doubtful accounts have been provided as of December 31, 1993, 1994 and 1995 in relation to its total accounts receivable balance as of each date. However, the Division would incur significant losses in the event of bankruptcy or liquidation of one of its major customers. The following is a summary of the accounts receivable allowances (in thousands):

                                                                          1993       1994       1995
                                                                        ---------  ---------  ---------
Balance at beginning of year..........................................  $   2,854  $   2,441  $   3,917
Provision for doubtful accounts.......................................      2,707      3,504      1,265
Write-off of doubtful accounts, net of recoveries.....................     (3,120)    (2,028)    (2,399)
                                                                        ---------  ---------  ---------
Balance at end of year................................................  $   2,441  $   3,917  $   2,783
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

NOTE 5 -- INVENTORIES

                                                                                   1994         1995
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Repair parts..................................................................  $   154,811  $   134,099
Work-in-process...............................................................       36,534       34,068
                                                                                -----------  -----------
                                                                                    191,345      168,167
Reserves for excess and obsolete inventories..................................      (13,417)      (7,325)
                                                                                -----------  -----------
                                                                                $   177,928  $   160,842
                                                                                -----------  -----------
                                                                                -----------  -----------

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- INVENTORIES (CONTINUED)
    The following is a summary of the reserve for excess and obsolete inventories (in thousands):

                                                                         1993       1994       1995
                                                                       ---------  ---------  ---------
Balance at beginning of year.........................................  $  12,176  $  10,363  $  13,417
Provision for excess and obsolete inventory..........................      3,062      5,055      1,956
Write-off of excess and obsolete inventory...........................     (4,875)    (2,001)    (8,048)
                                                                       ---------  ---------  ---------
Balance at end of year...............................................  $  10,363  $  13,417  $   7,325
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

NOTE 6 -- LONG-TERM ENGINE MAINTENANCE CONTRACTS
    The Division is a party to several long-term engine maintenance contracts with customers for specified engine fleets over specific periods of time. These contracts, with remaining terms at December 31, 1995 of one to three years, use long-term contract accounting which requires various estimates to predict the contract profitability over the life of the contract. Revenues are recognized upon test acceptance based on rates per hour (power-by-the-hour) applied to each completed engine's hours flown since last shop visit. Customers are billed monthly for fleet hours flown during the period. Costs are recognized for completed engines based on an average gross margin assumption over the life of the contract.

    Estimates used include failure removal rates, productivity changes, overhaul cost projections and customer and fleet specific variables. Changes to these estimates and the resulting cumulative contract-to-date catchup adjustments may result in material changes to profitability in any given time period. During 1995, negative operating results produced a cumulative contract-to-date catchup adjustment of $5.9 million. The current estimates used represent management's best estimate of expected future contract results based on available information. Actual results could differ significantly (positive or negative) from estimates currently used should operating performance or other factors change.

    The balance sheet components associated with these long-term contracts include deferred receivables, costs, charges and revenues. Deferred receivable is the contract-to-date cumulative variance between the amounts invoiced at contract rates and the average rate over the contract's life. Deferred cost is the cumulative difference between the costs projected to date based on the total estimated contract profitability and the actual costs incurred to date. This amount is classified according to the remaining term of the related contract. Deferred charge (revenue) is the cumulative variance between the fleet hours flown at the contract rate per hour and the revenue recognized to date.

    The following table sets forth the balance sheet components of the Division's long-term engine maintenance contracts:

                                                                                      1994       1995
                                                                                    ---------  ---------
                                                                                       (IN THOUSANDS)
Current deferred receivable.......................................................  $   1,051  $   5,413
Current deferred cost.............................................................     --            506
Long-term deferred cost...........................................................      4,828      7,231
Current deferred charge...........................................................         51        848
Long-term deferred charge (revenue)...............................................       (633)     3,323
                                                                                    ---------  ---------
                                                                                    $   5,297  $  17,321
                                                                                    ---------  ---------
                                                                                    ---------  ---------

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PROPERTY, PLANT AND EQUIPMENT

                                                                                   1994         1995
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Land..........................................................................  $     5,985  $     5,985
Buildings and improvements....................................................       49,724       50,836
Machinery and equipment.......................................................      124,524      135,257
Rental engines................................................................       20,658       19,343
Capital projects in progress..................................................        4,062        4,203
                                                                                -----------  -----------
                                                                                    204,953      215,624
Accumulated depreciation......................................................      (79,063)     (91,678)
                                                                                -----------  -----------
                                                                                $   125,890  $   123,946
                                                                                -----------  -----------
                                                                                -----------  -----------

NOTE 8 -- ACCRUED EXPENSES

                                                                                     1994       1995
                                                                                   ---------  ---------
                                                                                      (IN THOUSANDS)
Salaries, wages and benefits.....................................................  $   5,592  $   7,215
Ad valorem and other taxes.......................................................      2,790      5,269
Self-insurance reserve...........................................................      3,339      4,216
Current income taxes.............................................................      1,813      1,516
Other............................................................................      5,703      5,726
                                                                                   ---------  ---------
                                                                                   $  19,237  $  23,942
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    Salaries,   wages  and  benefits,  ad  valorem  and  other  taxes,  and  the self-insurance reserve were allocated to the Division based on headcount, which management believes is a reasonable allocation method.

NOTE 9 -- DEBT

                                                                                    1994        1995
                                                                                  ---------  ----------
                                                                                     (IN THOUSANDS)
Loan A..........................................................................  $   2,624  $    1,350
Loan B..........................................................................      2,655       1,371
Loan C..........................................................................     13,302      10,414
Overdraft Facility..............................................................      1,150       4,374
                                                                                  ---------  ----------
                                                                                     19,731      17,509
Less current portion............................................................     (6,596)    (10,117)
                                                                                  ---------  ----------
                                                                                  $  13,135  $    7,392
                                                                                  ---------  ----------
                                                                                  ---------  ----------

    The Division's financing is provided primarily by Aviall's credit facilities. In addition, Aviall Ltd has borrowings directly from financial institutions in the United Kingdom. Aviall Ltd's credit facilities consist of
(1) two ten-year amortizing unsecured term loans with the EIB payable semiannually through 1996 ("Loan A and Loan B"); (2) a ten-year amortizing unsecured term loan with the EIB payable semiannually through 1998 ("Loan C"); and (3) a L4.0 million unsecured overdraft facility with a bank payable on demand (the "Overdraft Facility").

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- DEBT (CONTINUED)
    The interest rates on Loan A and Loan B are 7% and 7.5%, respectively, and the interest rate on Loan C is 9.3%. Borrowings under the Overdraft Facility bear interest at the London Interbank Offering Rate plus 1.625%.

    Scheduled debt maturities for years subsequent to December 31, 1995 are as follows (in thousands):

YEAR ENDING
- ---------------------------------------------------------------------------------------------
1996.........................................................................................  $  10,117
1997.........................................................................................      3,464
1998.........................................................................................      3,928
                                                                                               ---------
                                                                                               $  17,509
                                                                                               ---------
                                                                                               ---------

    If the transaction described in Note 1 is completed, it is likely the EIB loans will be repaid in 1996. At December 31, 1994 and 1995, the estimated fair value of the Division's debt approximated the outstanding net book value.

NOTE 10 -- INCOME TAXES
    Prior to the Distribution Date, the Division was included in Ryder's consolidated federal income tax return. Thereafter, the Division was included in Aviall's consolidated federal income tax return.

    For the periods presented, the income tax provision has been determined as if the Division was a stand-alone entity filing a separate tax return, with the exception of the treatment of Net Operating Losses (NOL's). In connection with the Distribution, Ryder and Aviall entered into a tax sharing agreement which provided for the payment of taxes and receipt of tax refunds for periods up through the Distribution Date and provided for various administrative matters. Because of the terms of this agreement, Aviall elected to carry forward its subsequent NOL's. Similarly, the tax provision for the Division has been determined assuming no carry back of the 1994 and 1995 NOL's.

                                                                           1993       1994       1995
                                                                         ---------  ---------  ---------
                                                                                 (IN THOUSANDS)
Current tax expense:
  Federal..............................................................  $   7,622  $  --      $  --
  State................................................................        486     --         --
  Foreign..............................................................      2,281      1,063      2,766
                                                                         ---------  ---------  ---------
                                                                            10,389      1,063      2,766
                                                                         ---------  ---------  ---------
Deferred tax expense (benefit):
  Federal..............................................................     (2,928)     2,529     --
  State................................................................       (200)      (260)    --
  Foreign..............................................................        363        680        (52)
                                                                         ---------  ---------  ---------
                                                                            (2,765)     2,949        (52)
                                                                         ---------  ---------  ---------
Provision for income taxes.............................................  $   7,624  $   4,012  $   2,714
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- INCOME TAXES (CONTINUED)
    A reconciliation of expected statutory tax expense (benefit) using the federal statutory tax rate of 35% to actual tax expense follows:

                                                                           1993       1994       1995
                                                                         ---------  ---------  ---------
Expected statutory tax expense (benefit)...............................  $   6,434  $    (138) $  (2,473)
Change in valuation allowance, principally U.S. losses not
 benefitted............................................................     --          3,924      4,355
Amortization and write-off of goodwill.................................        626        626        626
State income taxes, net of federal income tax benefit..................        186       (168)      (293)
Foreign rate differential..............................................       (205)      (172)        99
Fuel tax credit........................................................        (37)      (103)       (95)
U.K. group relief adjustment...........................................     --           (332)    --
Transfer of stock in foreign subsidiary................................      1,969     --         --
Change in accounting method............................................     (1,304)    --         --
Miscellaneous items, net...............................................        (45)       375        495
                                                                         ---------  ---------  ---------
Actual tax expense.....................................................  $   7,624  $   4,012  $   2,714
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    The effect of the increase in the federal income tax rate on the Division's deferred income tax liability as of January 1, 1993 was not material to the results of operations for the year ended December 31, 1993.

    The significant temporary differences which gave rise to deferred income taxes as of December 31, 1994 and 1995 were as follows:

                                                                                    1994        1995
                                                                                 ----------  ----------
                                                                                     (IN THOUSANDS)
Deferred income tax assets:
  Loss carry forward...........................................................  $    7,288  $   13,922
  Inventory related items......................................................       2,657       1,396
  Accounts receivable allowances...............................................         389         125
  Other items..................................................................       7,177       7,574
                                                                                 ----------  ----------
                                                                                     17,511      23,017
Valuation allowance............................................................      (3,924)     (8,279)
                                                                                 ----------  ----------
Net deferred income tax assets.................................................      13,587      14,738
                                                                                 ----------  ----------
Deferred income tax liabilities:
  Property and equipment basis differences.....................................     (19,242)    (18,620)
  Other items..................................................................      (5,468)     (8,009)
                                                                                 ----------  ----------
Deferred income tax liabilities................................................     (24,710)    (26,629)
                                                                                 ----------  ----------
Net deferred income tax liability..............................................  $  (11,123) $  (11,891)
                                                                                 ----------  ----------
                                                                                 ----------  ----------

    Aviall has an NOL carryforward for U.S. income tax purposes related to the Division of $41.1 million expiring in 2009 and 2010. Based on historical earnings levels, the Division believes that near term taxable income may not be sufficient to realize all deferred tax assets, including the NOL's. Accordingly, a valuation allowance has been established to reflect the amount of deferred tax assets considered realizable. The Division's NOL carryforward will not transfer to the buyer.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- INCOME TAXES (CONTINUED)
    Deferred taxes have not been provided on temporary differences related to the Division's investment in Aviall Ltd. These temporary differences consist primarily of undistributed earnings of $31.7 million and $36.0 million at December 31, 1994 and 1995, respectively. These earnings could become subject to additional tax if they were remitted as dividends to the U.S. parent. It is not practicable to estimate the amount of additional tax that might be payable on the foreign earnings.

NOTE 11 -- PENSION PLANS AND POSTRETIREMENT BENEFITS

    PENSION PLANS. Substantially all employees are covered by defined benefit plans maintained by Aviall, or Ryder for the period prior to the Distribution. Pension expense includes an allocation of amounts related to the plans maintained by Aviall as well as, for 1993, amounts allocated and charged to Aviall by Ryder for participants in the Ryder System, Inc. Retirement Plan ("Ryder Salaried Plan").

    Aviall's primary plan ("Aviall Pension Plan") provides benefits for domestic, non-union employees for services subsequent to the Distribution. These employees of Aviall were given credit under the Aviall Pension Plan for prior service in the Ryder Salaried Plan. Ryder retained the pension fund assets and accumulated benefit obligation related to participants in the Ryder Salaried Plan for services rendered through the Distribution Date.

    In addition to the Aviall Pension Plan, Aviall maintains two defined benefit pension plans directly attributable to the Division: a U.S. plan covering certain union employees and a plan for employees of Aviall Ltd in the United Kingdom. The benefits for these plans are based upon years of service for the domestic plan and a final-pay benefit formula for the United Kingdom plan. The funding policy for these plans is to contribute such amounts as are necessary on an actuarial basis to provide the plans with sufficient assets to meet the benefits payable to plan participants. The plans' assets are primarily invested in equities and interest-bearing accounts.

    The following tables reflect the components of net pension expense and the funded status for the two plans directly attributable to the Division (in thousands):

NET PENSION EXPENSE

                                                                                    1993       1994       1995
                                                                                  ---------  ---------  ---------
Service cost -- benefits earned during the year.................................  $   1,937  $   2,585  $   1,724
Interest cost on projected benefit obligation...................................      1,605      1,863      2,465
Actual return on plan assets....................................................     (2,750)       223     (3,084)
Net amortization and deferral...................................................        637     (2,829)     1,379
                                                                                  ---------  ---------  ---------
Net pension expense.............................................................  $   1,429  $   1,842  $   2,484
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- PENSION PLANS AND POSTRETIREMENT BENEFITS (CONTINUED)
FUNDED STATUS

                                                                             1994                  1995
                                                                     --------------------  --------------------
                                                                      ASSETS    BENEFITS    ASSETS    BENEFITS
                                                                      EXCEED     EXCEED     EXCEED     EXCEED
                                                                     BENEFITS    ASSETS    BENEFITS    ASSETS
                                                                     ---------  ---------  ---------  ---------
Plan assets at fair value..........................................  $  19,030  $   3,914  $  23,607  $   5,656
                                                                     ---------  ---------  ---------  ---------
Actuarial present value of benefit obligations:
  Vested benefits..................................................     12,953      6,469     16,819     11,909
  Nonvested benefits...............................................        136        352        178      1,819
                                                                     ---------  ---------  ---------  ---------
  Accumulated benefit obligation...................................     13,089      6,821     16,997     13,728
  Additional benefits based on projected future salary increases...      4,979     --          6,464     --
                                                                     ---------  ---------  ---------  ---------
Projected benefit obligation.......................................     18,068      6,821     23,461     13,728
                                                                     ---------  ---------  ---------  ---------
Plan assets greater (less) than projected benefit obligation.......        962     (2,907)       146     (8,072)
Unrecognized net (gains) losses....................................       (199)       241        876      3,209
Unrecognized prior service cost....................................         23      1,681         20      4,318
Unrecognized transition amount.....................................     --            597     --            498
                                                                     ---------  ---------  ---------  ---------
Prepaid (accrued) pension expense..................................  $     786  $    (388) $   1,042  $     (47)
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

    Separate calculations of the components of net pension expense for employees of the Division covered by the Aviall Pension Plan and the Ryder Salaried Plan, as well as the Division's funded status within such plans, are not available. Pension expense included in the Combined Statements of Operations includes amounts allocated to the Division by both Aviall and Ryder, based on headcount, of approximately $0.3 million, $0.7 million and $0.7 million in 1993, 1994 and 1995, respectively.

    In accordance with the provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," the Division has recorded an additional minimum liability at December 31, 1994 and 1995 representing the excess of the accumulated benefit obligation over the fair value of plan assets and accrued pension liability. The additional liability has been offset by intangible assets to the extent of previously unrecognized prior service cost. Amounts in excess of previously unrecognized prior service cost were recorded as a $3.2 million reduction in Aviall investment.

    The following table sets forth the year end actuarial assumptions used in the accounting for the two plans directly attributable to the Division:

                                                                                          1994         1995
                                                                                       -----------  -----------
Discount rate for determining projected benefit obligation:
  Domestic...........................................................................       8.75%        7.00%
  Foreign............................................................................       9.00%        8.00%
Rate of increase in compensation levels:
  Domestic...........................................................................       4.50%        4.50%
  Foreign............................................................................       6.50%        5.50%
Expected long-term rate of return on plan assets:
  Domestic...........................................................................       7.75%        7.75%
  Foreign............................................................................       9.50%        9.50%

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- PENSION PLANS AND POSTRETIREMENT BENEFITS (CONTINUED)
    Actuarial gains and losses and plan amendments are amortized over the average remaining service lives of participants expected to receive benefits and transition amounts are amortized over 13 to 19 years.

    Aviall also maintains a qualified defined contribution plan. Contribution expense allocated to the Division by Aviall, based on headcount, amounted to $0.2 million, $0.2 million and $0.2 million in 1993, 1994 and 1995, respectively.

    POSTRETIREMENT BENEFITS. Aviall maintains plans which provide retired employees with certain health care and life insurance benefits. Substantially all domestic employees are eligible for these benefits. Generally, these plans require employee contributions, limit company contributions to $95 per month for nonunion employees and provide for a $10,000 lifetime maximum benefit for union employees. Effective January 1, 1993, Aviall adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." As a result, approximately $1.9 million, net of taxes, was allocated to the Division and recorded as the cumulative effect of a change in accounting principle to establish a liability for the present value of expected future benefits attributed to employees' service rendered prior to January 1, 1993. Periodic postretirement benefit expense included in the Combined Statements of Operations includes amounts allocated to the Division by Aviall, based on headcount, of approximately $0.3 million, $0.4 million and $0.3 million in 1993, 1994 and 1995, respectively. Separate calculations of the components of net periodic postretirement benefit expense and the unfunded status for the Division are not available.

NOTE 12 -- ENVIRONMENTAL MATTERS
    The Division uses certain chemicals classified by various state and federal agencies as hazardous substances. Aviall is involved in various stages of investigation and cleanup to comply with state and federal regulations at facilities operated by the Division. These financial statements have been prepared on the basis of the Division operating as a stand-alone going concern entity and accordingly do not reflect environmental exit costs expected to be incurred by Aviall. Such costs will be accrued by the Division in 1996 to reflect Aviall's decision to sell the Division.

    Aviall has been named a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act at four third-party disposal sites to which wastes were allegedly sent by the previous owner of assets used by the Division. Aviall did not use the identified disposal sites. Accordingly, the previous owner has retained, and has been discharging, all liability associated with the cleanup of these sites pursuant to the sales agreement. Although Aviall could be potentially liable in the event of nonperformance by the previous owner, it does not anticipate nonperformance. Based on this information, neither Aviall nor the Division has accrued any costs associated with third party sites.

    At December 31, 1994 and 1995, accrued environmental liabilities related to the ongoing operations of the Division amounted to $1.1 million and $0.8 million, respectively. Total environmental expense included in earnings amounted to $0.9 million and $0.7 million in 1993 and 1994, respectively and was immaterial in 1995. The Division's probable environmental loss estimates are based on information obtained from independent environmental engineers and from Division experts regarding the nature and extent of environmental contamination, remediation alternatives available, and the cleanup criteria required by relevant governmental agencies. The estimated costs include anticipated site testing, consulting, remediation, disposal, post-remediation monitoring and legal fees as appropriate, based on available information. These amounts represent the undiscounted costs to fully resolve the environmental matters in accordance with prevailing federal, state and local requirements.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- ENVIRONMENTAL MATTERS (CONTINUED)
    Based on information presently available and Division programs to detect and minimize contamination, management believes the ultimate disposition of these matters, although potentially material to the results of operations in any one year, will not have a material affect on the Division's financial condition or cash flows.

NOTE 13 -- COMMITMENTS AND CONTINGENCIES
    The Division leases certain facilities and equipment under agreements which are classified as operating leases. Rental expense under these leases was $0.9 million, $1.1 million and $0.9 million in 1993, 1994 and 1995, respectively. Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more at the end of 1995 are as follows (in thousands):

YEAR ENDING
- ------------------------------------------------------------------------------------
1996................................................................................  $     806
1997................................................................................        824
1998................................................................................        790
1999................................................................................        673
2000................................................................................        624
Thereafter..........................................................................      1,963
                                                                                      ---------
    Total minimum lease payments....................................................  $   5,680
                                                                                      ---------
                                                                                      ---------

    The Division is a party to various claims, legal actions and complaints arising in the ordinary course of business. Management believes that the disposition of these matters will not have a material impact on the financial condition or cash flows of the Division.

NOTE 14 -- OTHER INFORMATION
    The Division operates in the aviation industry and reports its activities as one business segment. The Division's foreign sales and pretax earnings eminate entirely from its repair facility in Prestwick, Scotland. Financial information by geographic area follows (in thousands):

                                                                      1993         1994         1995
                                                                   -----------  -----------  -----------
Net sales:
  United States..................................................  $   277,944  $   289,586  $   294,459
  United Kingdom.................................................      204,994      200,804      210,296
                                                                   -----------  -----------  -----------
                                                                   $   482,938  $   490,390  $   504,755
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------
Earnings (loss) before income taxes and cumulative effect of change in accounting:
  United States..................................................  $    11,091  $    (9,346) $   (13,362)
  United Kingdom.................................................        7,293        8,951        6,296
                                                                   -----------  -----------  -----------
                                                                   $    18,384  $      (395) $    (7,066)
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------
Identifiable assets:
  United States..................................................  $   277,049  $   293,245  $   255,208
  United Kingdom.................................................      205,206      207,131      208,129
                                                                   -----------  -----------  -----------
                                                                   $   482,255  $   500,376  $   463,337
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 -- OTHER INFORMATION (CONTINUED)
    Sales to customers in excess of 10% of total net sales were as follows:

                                                                      1993         1994         1995
                                                                   -----------  -----------  -----------
                                                                              (IN THOUSANDS)
USAir............................................................  $    76,872  $    77,447  $    98,063
Continental Airlines.............................................      133,298      112,282       83,952
Southwest Airlines...............................................       32,244       53,554       62,722
All others.......................................................      240,524      247,107      260,018
                                                                   -----------  -----------  -----------
                                                                   $   482,938  $   490,390  $   504,755
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
       COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN AVIALL INVESTMENT
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                          ------------------------
                                                                                             1995         1996
                                                                                          -----------  -----------
Net sales...............................................................................  $   120,572  $   134,745
Cost of sales...........................................................................      106,734      126,863
                                                                                          -----------  -----------
Gross profit............................................................................       13,838        7,882
Operating and other expenses:
  Selling and administrative expenses...................................................        7,597        8,792
  Restructuring costs...................................................................      --            39,567
  Interest expense......................................................................        5,415        4,283
                                                                                          -----------  -----------
Earnings (loss) before income taxes.....................................................          826      (44,760)
Provision for income taxes..............................................................          463          243
                                                                                          -----------  -----------
Net earnings (loss).....................................................................  $       363  $   (45,003)
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Aviall investment:
  Aviall investment at beginning of period..............................................  $   390,888  $   347,786
  Net earnings (loss)...................................................................          363      (45,003)
  Other changes in Aviall investment....................................................      (26,045)      (1,954)
                                                                                          -----------  -----------
  Aviall investment at end of period....................................................  $   365,206  $   300,829
                                                                                          -----------  -----------
                                                                                          -----------  -----------

            See accompanying notes to combined financial statements.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                     ASSETS

                                                                                       DECEMBER 31,
                                                                                           1995
                                                                                      --------------   MARCH 31,
                                                                                                          1996
                                                                                                      ------------
                                                                                                      (UNAUDITED)
Current assets:
  Cash..............................................................................   $         32    $       30
  Receivables.......................................................................         96,082       109,249
  Inventories.......................................................................        160,842       151,739
  Prepaid expenses and other current assets.........................................          4,012         3,729
                                                                                      --------------  ------------
    Total current assets............................................................        260,968       264,747
                                                                                      --------------  ------------
Property, plant and equipment.......................................................        123,946       120,040
Intangible assets...................................................................         66,712        65,454
Other assets........................................................................         10,956        12,797
Deferred income taxes...............................................................            755        --
                                                                                      --------------  ------------
    Total assets....................................................................   $    463,337    $  463,038
                                                                                      --------------  ------------
                                                                                      --------------  ------------

                                        LIABILITIES AND AVIALL INVESTMENT

Current liabilities:
  Current portion of long-term debt.................................................   $     10,117    $   10,701
  Accounts payable..................................................................         50,713        58,529
  Accrued expenses..................................................................         23,942        23,619
  Accrued restructuring costs.......................................................        --             39,567
  Deferred income taxes.............................................................            760        --
                                                                                      --------------  ------------
    Total current liabilities.......................................................         85,532       132,416
                                                                                      --------------  ------------
Long-term debt......................................................................          7,392         7,253
Other liabilities...................................................................         10,741        10,649
Deferred income taxes...............................................................         11,886        11,891
Aviall investment...................................................................        347,786       300,829
                                                                                      --------------  ------------
    Total liabilities and Aviall investment.........................................   $    463,337    $  463,038
                                                                                      --------------  ------------
                                                                                      --------------  ------------

            See accompanying notes to combined financial statements.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                           ----------------------
                                                                                              1995        1996
                                                                                           ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)....................................................................  $      363  $  (45,003)
  Restructuring costs....................................................................      --          39,567
  Depreciation and amortization..........................................................       4,741       5,123
  Changes in:
    Receivables..........................................................................      14,947      (8,865)
    Inventories..........................................................................        (198)      5,431
    Accounts payable.....................................................................      (4,400)     (2,291)
    Accrued expenses.....................................................................       4,198        (323)
    Other, net...........................................................................      (4,745)     (1,647)
                                                                                           ----------  ----------
                                                                                               14,906      (8,008)
                                                                                           ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................................................................      (4,093)     (1,444)
  Sales of property, plant and equipment.................................................         187          77
  Other, net.............................................................................        (294)         (2)
                                                                                           ----------  ----------
                                                                                               (4,200)     (1,369)
                                                                                           ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in Aviall investment...........................................     (10,328)      8,930
  Net change in foreign revolving credit facility........................................       3,330         445
                                                                                           ----------  ----------
                                                                                               (6,998)      9,375
                                                                                           ----------  ----------
Change in cash...........................................................................       3,708          (2)
Cash, beginning of period................................................................       1,369          32
                                                                                           ----------  ----------
Cash, end of period......................................................................  $    5,077  $       30
                                                                                           ----------  ----------
                                                                                           ----------  ----------

            See accompanying notes to combined financial statements.

                                  AVIALL, INC.
                            ENGINE SERVICES DIVISION
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION
    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, these financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with Aviall, Inc. Engine Services Division combined financial statements and notes thereto for the year ended December 31, 1995. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

NOTE 2 -- RESTRUCTURING COSTS
    Based on a decision by the Aviall, Inc. ("Aviall") Board of Directors on January 24, 1996, Aviall signed a definitive agreement on April 19, 1996 to sell the engine services division ("Division") to Greenwich Air Services, Inc. and expects to complete the sale in 1996. Accordingly, income taxes have been calculated on a discrete period basis. In accordance with Accounting Principles Board Opinion No. 30, Aviall recorded in its consolidated financial statements a "discontinued operations" charge of $212.5 million as of December 31, 1995 to reflect its estimate of the loss it will incur upon sale of the discontinued operations, primarily related to the Division. These costs were not recorded in the separate Division 1995 financial statements since this discontinued operations treatment is not appropriate at the Division level. Restructuring costs approximating $55 million, incurred by Aviall on behalf of the Division, will be reflected in the Division's financial statements in 1996. The combined financial statements for the three months ended March 31, 1996 include $39.6 million of such expenses.

NOTE 3 -- INVENTORIES

                                                              DECEMBER
                                                                 31,       MARCH 31,
                                                                1995         1996
                                                             -----------  -----------
                                                                  (IN THOUSANDS)
                                                                          (UNAUDITED)
Repair parts...............................................   $ 134,099    $ 123,723
Work-in-process............................................      34,068       37,121
                                                             -----------  -----------
                                                                168,167      160,844
                                                             -----------  -----------
Reserves for excess and obsolete inventories...............      (7,325)      (9,105)
                                                             -----------  -----------
                                                              $ 160,842    $ 151,739
                                                             -----------  -----------
                                                             -----------  -----------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Shareholder of Aviall Limited

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Aviall Limited and its subsidiaries (the "Company") at November 30, 1994 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with United States generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom and the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE
Chartered Accountants
Glasgow, Scotland

May 14, 1996

                                 AVIALL LIMITED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                       YEARS ENDED NOVEMBER 30,
                                                                                       ------------------------
                                                                                          1994         1995
                                                                                       -----------  -----------
Net sales............................................................................  $   204,505  $   217,120
Cost of sales........................................................................      178,224      193,736
                                                                                       -----------  -----------
Gross profit.........................................................................       26,281       23,384
Operating and other expenses:
  Selling and administrative expenses................................................       12,099        9,784
  Interest expense...................................................................        6,080        7,143
                                                                                       -----------  -----------
                                                                                            18,179       16,927
Earnings before income taxes.........................................................        8,102        6,457
Provision for income taxes...........................................................        2,825        2,714
                                                                                       -----------  -----------
Net earnings.........................................................................  $     5,277  $     3,743
                                                                                       -----------  -----------
                                                                                       -----------  -----------

          See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED
                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                                                NOVEMBER 30,
                                                                                          ------------------------
                                                                                             1994         1995
                                                                                          -----------  -----------
Current assets:
  Cash..................................................................................  $     1,755  $       359
  Receivables...........................................................................       49,069       63,815
  Inventories...........................................................................       87,306       74,049
  Prepaid expenses and other current assets.............................................          982        1,313
                                                                                          -----------  -----------
Total current assets....................................................................      139,112      139,536
Property, plant and equipment...........................................................       48,572       51,650
Intangible assets.......................................................................       21,310       20,649
                                                                                          -----------  -----------
      Total assets......................................................................  $   208,994  $   211,835
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                       LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt.....................................................  $     6,596       10,117
  Accounts payable......................................................................       33,971       46,198
  Accrued expenses......................................................................        6,782        6,866
                                                                                          -----------  -----------
      Total current liabilities.........................................................       47,349       63,181
                                                                                          -----------  -----------
Long-term debt..........................................................................       13,135        7,392
Due to Aviall...........................................................................       51,625       39,454
Deferred income taxes...................................................................       10,706       11,886
Shareholder's equity (includes A Ordinary Shares of L1.00 par value with shares outstanding at November 30, 1994 and 1995 - 1,000,000 and B Ordinary Shares of $1.00
 par value with shares outstanding at November 30, 1994 and 1995 - 22,069,272)..........       86,179       89,922
                                                                                          -----------  -----------
      Total liabilities and shareholder's equity........................................  $   208,994  $   211,835
                                                                                          -----------  -----------
                                                                                          -----------  -----------

          See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                               ADDITIONAL
                                                                     COMMON      PAID-IN    RETAINED
                                                                      STOCK      CAPITAL    EARNINGS     TOTAL
                                                                    ---------  -----------  ---------  ---------
At November 30, 1993..............................................  $  23,632   $  30,399   $  26,871  $  80,902
Net earnings......................................................     --          --           5,277      5,277
                                                                    ---------  -----------  ---------  ---------
At November 30, 1994..............................................     23,632      30,399      32,148     86,179
Net earnings......................................................     --          --           3,743      3,743
                                                                    ---------  -----------  ---------  ---------
At November 30, 1995..............................................  $  23,632   $  30,399   $  35,891  $  89,922
                                                                    ---------  -----------  ---------  ---------
                                                                    ---------  -----------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                            YEARS ENDED NOVEMBER
                                                                                                     30,
                                                                                            ---------------------
                                                                                              1994        1995
                                                                                            ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings............................................................................  $   5,277  $    3,743
  Depreciation and amortization...........................................................      5,435       5,634
  Deferred income taxes...................................................................        240         (52)
  Changes in:
    Receivables...........................................................................     (7,351)    (14,746)
    Inventories...........................................................................     (7,233)     13,257
    Accounts payable......................................................................      5,331      12,228
    Accrued expenses......................................................................      5,231       1,568
    Other, net............................................................................        181        (661)
                                                                                            ---------  ----------
                                                                                                7,111      20,971
                                                                                            ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures....................................................................     (6,821)     (8,092)
  Sales of property, plant and equipment..................................................        148         150
  Other, net..............................................................................         44         (27)
                                                                                            ---------  ----------
                                                                                               (6,629)     (7,969)
                                                                                            ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in Due to Aviall................................................      5,986     (12,176)
  Net change in revolving credit facility.................................................       (527)      3,224
  Debt repaid.............................................................................     (5,041)     (5,446)
                                                                                            ---------  ----------
                                                                                                  418     (14,398)
                                                                                            ---------  ----------
Change in cash............................................................................        900      (1,396)
Cash, beginning of year...................................................................        855       1,755
                                                                                            ---------  ----------
Cash, end of year.........................................................................  $   1,755  $      359
                                                                                            ---------  ----------
                                                                                            ---------  ----------
CASH PAID FOR INTEREST AND INCOME TAXES:
  Interest................................................................................  $   2,740  $    2,068
  Income taxes............................................................................  $     596  $    1,665

          See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BACKGROUND
    Aviall Limited (the "Company") is engaged in the maintenance and overhaul of turbine engines used primarily in commercial aviation and provides its services on a worldwide basis. The engine repair operation located in Prestwick, Scotland is a wholly owned United Kingdom foreign subsidiary of Aviall, Inc. ("Aviall").

    Based on a decision by the Aviall Board of Directors on January 24, 1996, Aviall signed a letter of intent with Greenwich Air Services, Inc. ("GASI") for the sale of its commercial engine services business which includes the Company. A definitive agreement was signed on April 19, 1996. The sale is expected to be completed in 1996. In accordance with Accounting Principles Board Opinion No. 30, Aviall recorded in its consolidated financial statements a "discontinued operations" charge of $212.5 million as of December 31, 1995 to reflect its estimate of the loss it will incur upon the sale of the discontinued commercial engine services operations. The Company has not recorded in its 1995 financial statements any amounts included in the charge related to the Company since this discontinued operations treatment is not appropriate at this level. Direct costs approximating $3.7 million will be incurred by Aviall on behalf of the Company and, accordingly, will be reflected in the Company's financial statements in 1996. Upon completion of the sale, GASI will allocate its purchase price in accordance with Accounting Principles Board Opinion No. 16 and thus will establish different bases of certain assets and liabilities than are reflected in these financial statements.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. The Company's fiscal year ends on November 30. The accompanying financial statements are prepared in U.S. dollars. The fair value of current assets and liabilities approximates carrying value.

    The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

    REVENUE RECOGNITION. Income from engine maintenance services is recognized at the time of performance test acceptance of engines (the "completed contract" method). Revenue from long-term fixed-price contracts, such as "power-by-the-hour" or "flat-rate" contracts, is recognized under the "percentage-of-completion" method.

    INVENTORIES. Inventories are valued at the lower of cost or market. Cost is determined on the basis of average cost of materials and supplies and actual cost for labor and overhead included in work-in-process. Provision is made for estimated excess and obsolete inventories. All inventory available for sale during the course of the normal business cycle has been included in current assets.

    PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are carried at cost and depreciated over the estimated useful lives of the related assets using the straight-line method. Lives assigned to asset categories are 40 years for buildings and improvements and 4 to 15 years for machinery, equipment and tooling.

    INTANGIBLE ASSETS. Goodwill is reported net of accumulated amortization of $5.2 million and $5.9 million as of November 30, 1994 and 1995, respectively. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is amortized using the straight-line method over forty years.

                                 AVIALL LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company has reviewed the net realizable value of its goodwill through an assessment of the estimated future cash flows related to such assets and has concluded that there is no impairment of the net carrying value.

    ENVIRONMENTAL COSTS. A liability for environmental assessments and cleanup is accrued when it is probable a loss has been incurred and is estimable. Generally, the timing of these accruals coincides with the identification of an environmental obligation through the Company's internal procedures or upon notification from regulatory agencies. The Company is not aware of any exposure to environmental costs arising from its continuing operations and thus has not accrued any such liability.

    FOREIGN EXCHANGE AND FORWARD EXCHANGE CONTRACTS. The Company utilizes the U.S. dollar as its functional currency. Translation gains and losses are included in earnings. Aviall enters into forward exchange contracts on behalf of the Company to hedge certain of its foreign currency commitments including loan commitments with the European Investment Bank ("EIB") and certain labor costs. Gains and losses on forward contracts are recognized by the Company concurrently with the related transaction gains and losses. Total translation and transaction gains or (losses) included in earnings were $(0.5) million and $1.2 million in 1994 and 1995, respectively.

    INCOME  TAXES.   The Company  accounts for  income taxes  in accordance with
Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

    IMPAIRMENT OF LONG-LIVED ASSETS. In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" effective for fiscal years beginning after December 15, 1995. FASB Statement No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The adoption of this statement is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3 -- TRANSACTIONS WITH AVIALL

    GENERAL AND ADMINISTRATIVE SERVICES. Aviall provided certain corporate general and administrative services to the Company, including legal, treasury, human resources and finance, among others. Costs related to these services were allocated to the Company on a basis that approximated either the proportional share of the Company's usage of the actual services provided or a representative share of certain corporate fixed expenses. Management believes these allocations are reasonable.

    Total allocated expenses included in "Selling and Administrative Expenses" in the accompanying Consolidated Statements of Operations were $2.9 million and $3.7 million in 1994 and 1995, respectively.

    INTERCOMPANY FINANCING AND INTEREST EXPENSE. "Due to Aviall" reflected in the Consolidated Balance Sheets represents Aviall's net advances to the Company resulting from cash and non-cash transfers and intercompany allocations. The intercompany advances by Aviall to the Company are evidenced by a promissory note dated December 7, 1993 maturing on December 31, 2000. The annual interest rate is agreed upon between the parties and was equal to the quarterly floating London Interbank Offering Rate ("LIBOR") plus 3%. At November 30, 1994 and 1995, the interest rate was 8.6% and 8.9%, respectively. Total intercompany interest charged by Aviall to the Company in 1994 and 1995 was $3.4 million and $4.4 million, respectively. The note may be prepaid without penalty at the option of the Company. If the transaction in Note 1 is completed, the note will be repaid by GASI immediately after close.

                                 AVIALL LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- TRANSACTIONS WITH AVIALL (CONTINUED)
    CORPORATE INSURANCE PROGRAMS. The Company participated in Aviall's combined risk management programs for property and casualty insurance, including aviation products liability. The Company was charged $1.4 million and $1.6 million in 1994 and 1995, respectively, which represented an allocation of third party premiums.

    GUARANTEES OF DEBT BY AVIALL. The Company's debt with the EIB is supported by letters of credit issued under Aviall's credit facility. In addition, the Company's L4.0 million unsecured bank overdraft facility is guaranteed by Aviall.

    SECURITY FOR AVIALL DEBT. On March 25, 1996, Aviall amended its credit facilities to provide for a maturity date of April 30, 1997. The amended credit facilities contain various covenants, including financial covenants, limitations on debt and limitations on capital expenditures. In the absence of obtaining the amended agreement, Aviall would have been in default of the financial covenants of its previously outstanding credit facilities. Aviall's amended credit facilities are secured in part by a pledge of 65% of the stock of the Company.

NOTE 4 -- ACCOUNTS RECEIVABLE ALLOWANCES
    The Company provides services to a wide variety of aviation-related businesses, including several commercial airlines. Management believes that sufficient allowances for doubtful accounts have been provided as of November 30, 1994 and 1995. In addition, a substantial portion of the Company's accounts receivable balance is covered by credit insurance. The following is a summary of the accounts receivable allowances (in thousands):

                                                                                          1994       1995
                                                                                        ---------  ---------
Balance at beginning of year..........................................................  $     677  $     644
Provision for doubtful accounts.......................................................        125        168
Write-off of doubtful accounts, net of recoveries.....................................       (158)      (560)
                                                                                        ---------  ---------
Balance at end of year................................................................  $     644  $     252
                                                                                        ---------  ---------
                                                                                        ---------  ---------

NOTE 5 -- INVENTORIES

                                                                                     1994       1995
                                                                                   ---------  ---------
                                                                                      (IN THOUSANDS)
Repair parts.....................................................................  $  74,302  $  64,353
Work-in-process..................................................................     15,770     12,521
Distribution parts...............................................................        454        488
                                                                                   ---------  ---------
                                                                                      90,526     77,362
                                                                                   ---------  ---------
Reserves for excess and obsolete inventories.....................................     (3,220)    (3,313)
                                                                                   ---------  ---------
                                                                                   $  87,306  $  74,049
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    The following is a summary of the reserve for excess and obsolete inventories (in thousands):

                                                                                       1994       1995
                                                                                     ---------  ---------
Balance at beginning of year.......................................................  $   2,014  $   3,220
Provision for excess and obsolete inventory........................................      1,557        423
Write-off of excess and obsolete inventory.........................................       (351)      (330)
                                                                                     ---------  ---------
Balance at end of year.............................................................  $   3,220  $   3,313
                                                                                     ---------  ---------
                                                                                     ---------  ---------

                                 AVIALL LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- PROPERTY, PLANT AND EQUIPMENT

                                                                                    1994        1995
                                                                                 ----------  ----------
                                                                                     (IN THOUSANDS)
Land...........................................................................  $      461  $      461
Buildings and improvements.....................................................      17,892      18,241
Machinery and equipment........................................................      43,320      49,452
Rental engines.................................................................      10,418      11,320
Capital projects in progress...................................................       4,062       4,202
                                                                                 ----------  ----------
                                                                                     76,153      83,676
Accumulated depreciation.......................................................     (27,581)    (32,026)
                                                                                 ----------  ----------
                                                                                 $   48,572  $   51,650
                                                                                 ----------  ----------
                                                                                 ----------  ----------

NOTE 7 -- ACCRUED EXPENSES

                                                                                       1994       1995
                                                                                     ---------  ---------
                                                                                        (IN THOUSANDS)
Salaries, wages and benefits.......................................................  $   1,403  $   1,187
Current income taxes...............................................................      1,373      1,516
Other..............................................................................      4,006      4,163
                                                                                     ---------  ---------
                                                                                     $   6,782  $   6,866
                                                                                     ---------  ---------
                                                                                     ---------  ---------

NOTE 8 -- DEBT
    The Company's financing is provided primarily by Aviall's credit facilities. In addition, the Company has borrowings directly from financial institutions in the United Kingdom. The Company's credit facilities consist of (1) two ten-year amortizing unsecured term loans with the EIB payable semiannually through 1996 ("Loans A and B"), (2) a ten-year amortizing unsecured term loan with the EIB payable semiannually through 1998 ("Loan C"), and (3) a L4.0 million unsecured overdraft facility with a bank payable on demand (the "Overdraft Facility").

                                                                                    1994        1995
                                                                                  ---------  ----------
                                                                                     (IN THOUSANDS)
Loans A and B...................................................................  $   5,279  $    2,721
Loan C..........................................................................     13,302      10,414
Overdraft Facility..............................................................      1,150       4,374
                                                                                  ---------  ----------
                                                                                     19,731      17,509
Less current portion............................................................     (6,596)    (10,117)
                                                                                  ---------  ----------
                                                                                  $  13,135  $    7,392
                                                                                  ---------  ----------
                                                                                  ---------  ----------

    The interest rates on Loan A and Loan B are 7% and 7.5%, respectively, and the interest rate on Loan C is 9.3%. Borrowings under the Overdraft Facility bear interest at LIBOR plus 1.625%.

    Scheduled debt maturities for years subsequent to November 30, 1995 are as follows (in thousands):

YEAR ENDING
- ---------------------------------------------------------------------------------------------
1996.........................................................................................  $  10,117
1997.........................................................................................      3,464
1998.........................................................................................      3,928
                                                                                               ---------
                                                                                               $  17,509
                                                                                               ---------
                                                                                               ---------

                                 AVIALL LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- DEBT (CONTINUED)
    If the transaction described in Note 1 is completed, it is likely the EIB loans will be repaid in 1996. At November 30, 1994 and 1995, the estimated fair value of the Company's debt approximated the outstanding net book value.

NOTE 9 -- INCOME TAXES

                                                                                       1994       1995
                                                                                     ---------  ---------
                                                                                        (IN THOUSANDS)
                                                                                     --------------------
Current tax expense................................................................  $   2,585  $   2,766
Deferred tax expense (benefit).....................................................        240        (52)
                                                                                     ---------  ---------
Provision for income taxes.........................................................  $   2,825  $   2,714
                                                                                     ---------  ---------

    A reconciliation of expected statutory tax expense using the statutory tax rate of 33% to actual tax expense follows (in thousands):

                                                                                       1994       1995
                                                                                     ---------  ---------
Expected statutory tax expense.....................................................  $   2,674  $   2,131
Amortization of goodwill...........................................................        218        218
Meals and entertainment............................................................         97        116
Miscellaneous items, net...........................................................       (164)       249
                                                                                     ---------  ---------
Actual tax expense.................................................................  $   2,825  $   2,714
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    At November 30, 1994 and 1995, substantially all of the deferred tax liability arises from temporary differences related to property and equipment basis differences.

    The Company's income tax returns are subject to review by Inland Revenue. Returns through 1993 have been settled, and the 1994 return is currently under discussion.

NOTE 10 -- PENSION PLANS
    The Company maintains a defined benefit pension plan. The benefits for this plan are based upon a final-pay benefit formula. The funding policy for the plan is to contribute such amounts as are necessary on an actuarial basis to provide the plan with sufficient assets to meet the benefits payable to plan participants. The plan's assets are primarily invested in equities and interest-bearing accounts.

                                 AVIALL LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- PENSION PLANS (CONTINUED)
    The following tables reflect the components of net pension expense and the funded status for the plan (in thousands):

                                                                                               1994       1995
                                                                                             ---------  ---------
NET PENSION EXPENSE
Service cost -- benefits earned during the year............................................  $   2,332  $   1,203
Interest cost on projected benefit obligation..............................................      1,344      1,585
Actual return on plan assets...............................................................        390     (2,993)
Net amortization and deferral..............................................................     (3,005)     1,131
                                                                                             ---------  ---------
Net pension expense........................................................................  $   1,061  $     926
                                                                                             ---------  ---------
                                                                                             ---------  ---------
FUNDED STATUS
Plan assets at fair value..................................................................  $  19,030  $  23,607
                                                                                             ---------  ---------
Actuarial present value of benefit obligations:
  Vested benefits..........................................................................     12,953     16,819
  Nonvested benefits.......................................................................        136        178
                                                                                             ---------  ---------
  Accumulated benefit obligation...........................................................     13,089     16,997
  Additional benefits based on projected future salary increases...........................      4,979      6,464
                                                                                             ---------  ---------
Projected benefit obligation...............................................................     18,068     23,461
                                                                                             ---------  ---------
Plan assets greater than projected benefit obligation......................................        962        146
Unrecognized net (gains) losses............................................................       (199)       876
Unrecognized prior service cost............................................................         23         20
                                                                                             ---------  ---------
Prepaid pension expense....................................................................  $     786  $   1,042
                                                                                             ---------  ---------
                                                                                             ---------  ---------

    The following table sets forth the year end actuarial assumptions used in the accounting for the plan:

                                                                                          1994         1995
                                                                                       -----------  -----------
Discount rate for determining projected benefit obligation...........................       9.00%        8.00%
Rate of increase in compensation levels..............................................       6.50%        5.50%
Expected long-term rate of return on plan assets.....................................       9.50%        9.50%

    Actuarial gains and losses and plan amendments are amortized over the average remaining service lives of active members expected to receive benefits, and transition amounts are amortized over 19 years.

NOTE 11 -- COMMON STOCK
    The Company is authorized to issue 1,000,000 L1 par value shares ("A Ordinary Shares") and 36,000,000 $1 par value shares ("B Ordinary Shares"). Each A Ordinary Share has 1.8 votes per share and each B Ordinary Share has 1 vote per share. Dividends or other amounts payable to holders, whether on liquidation or otherwise, are apportioned so that 1.8 times the amount payable in respect of each B Ordinary Share is payable in respect of each A Ordinary Share. All 1,000,000 A Ordinary Shares are issued and outstanding and 22,069,272 B Ordinary Shares are issued and outstanding.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES
    The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. Management believes that the disposition of these matters will not have a material impact on the financial condition, results of operations or cash flows of the Company.

                                 AVIALL LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- OTHER INFORMATION
    The Company operates in the aviation industry and reports its activities as one business segment. For the years ended November 30, 1994 and 1995, sales to Continental Airlines amounted to 34% and 24%, respectively, of total net sales and sales to Federal Express amounted to 19% and 15%, respectively, of total net sales. Net sales by geographic area were as follows:

                                                                                   1994         1995
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Export sales:
  North America...............................................................  $   125,668  $   111,889
  Europe......................................................................       15,546       23,620
  Other.......................................................................       32,376       43,942
                                                                                -----------  -----------
                                                                                    173,590      179,451
United Kingdom................................................................       30,915       37,669
                                                                                -----------  -----------
                                                                                $   204,505  $   217,120
                                                                                -----------  -----------
                                                                                -----------  -----------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           --------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................          12
The Aviall Acquisition.........................          17
Concurrent Transactions........................          17
Use of Proceeds................................          18
Capitalization.................................          19
Unaudited Pro Forma Combined Financial
 Information...................................          20
Selected Historical Financial Data.............          28
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          30
Industry Overview..............................          37
Business.......................................          39
Management.....................................          52
Certain Transactions...........................          57
Principal Stockholders.........................          59
Description of Capital Stock...................          60
Shares Eligible for Future Sale................          62
Description of Certain Indebtedness............          63
Description of Notes...........................          65
Underwriting...................................          89
Legal Matters..................................          89
Experts........................................          89
Available Information..........................          90
Index to Financial Statements..................         F-1

                           --------------------------

UNTIL                  , 1996 (40 DAYS AFTER  THE DATE OF THIS PROSPECTUS),  ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THE DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$150,000,000

GREENWICH AIR
SERVICES, INC.

   % SENIOR NOTES
DUE 2006

                                     [LOGO]

SALOMON BROTHERS INC

OPPENHEIMER & CO., INC.

DILLON, READ & CO. INC.

PROSPECTUS
DATED           , 1996

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses (other than selling commissions) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the Registration fee and the NASD filing fee, all amounts shown are estimates.


Registration fee.................................................  $  51,725
NASD filing Fee..................................................     15,500
Printing and engraving expenses..................................     75,000
Legal fees and expenses..........................................    150,000
Accounting fees and expenses.....................................    150,000
Registrar and Transfer Agent fees and expenses...................     50,000
Fees and expenses (including legal fees) for qualifications under
 state securities laws...........................................     25,000
Miscellaneous expenses...........................................      7,775
                                                                   ---------
      Total......................................................  $ 500,000
                                                                   ---------
                                                                   ---------


- ------------------------

*   To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Twelfth of the Amended and Restated Certificate of Incorporation of Greenwich Air Services, Inc. (the "Registrant") eliminates the personal liability of directors and/or officers to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such elimination of the personal liability of a director and/or officer of the Registrant does not apply to (i) any breach of such person's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions prohibited under Section 174 of the Delaware General Corporation Law (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchases or redemption of stock, unlawful distribution of assets of the Registrant to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors and/or officers), or (iv) any transaction from which the director derived an improper personal benefit. In addition, Article Thirteenth of the Registrant's Amended and Restated Articles of Incorporation provides that the Registrant shall indemnify its corporate personnel, directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time.

    The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director and executive officer of the Registrant (the "Indemnities"). The Indemnity Agreements provide that the Registrant will indemnify each Indemnitee against any amounts that he becomes legally obligated to pay in connection with any claim against him based upon any act, omission, neglect or breach of duty that he may commit, omit or suffer while acting in his capacity as a director and/or officer of the Registrant; provided, that such claim: (i) is not based upon the Indemnitee's gaining any personal profit or advantage to which he is not legally entitled; (ii) is not for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and (iii) is not based upon the Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Registrant in advance of the final disposition thereof, unless the Registrant, independent legal counsel, the stockholders of the Registrant or a court of competent jurisdiction determines that: (x) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant; (y) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful; or (z) the Indemnitee intentionally breached his duty to the Registrant or its stockholders. Each Indemnitee has undertaken to repay the Registrant for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he is not entitled to indemnification under an Indemnity Agreement.

ITEM 15.  EXHIBITS RECENT SALES OF UNREGISTERED SECURITIES.

    No securities that were not registered under the Securities Act have been issued or sold by the Registrant within the past three years.

ITEM 16.  EXHIBITS
A.  EXHIBITS.


  NUMBER                                              DESCRIPTION OF EXHIBIT
- -----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement (7)
       3.1   Amended and Restated Certificate of Incorporation of the Registrant (6)
       3.2   Amended and Restated By-laws of the Registrant (2)
       4.1   Indenture, dated             , 1996, relating to the Notes (7)
       4.2   Form of Subsidiary Guaranty (included in Exhibit 4.1)
       4.3   Specimen Note (included in Exhibit 4.1)
       4.4   Form of Collateral Sharing Agreement (7)
       4.5   Form of Shares Pledge (7)
       5.1   Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. as to the validity of the Notes being registered (7)
      10.1   Air Agency Certificate No. RH2R135L issued by the Federal Aviation Administration to the Registrant and
              related Repair Station Operations Specifications (1)
      10.2   General Terms Agreement, dated as of April 23, 1992, between General Electric Company ("GE") and
              Registrant relating to GE CF6 turbofan jet engines (1)
      10.3   Maintenance and Support Agreement between GE and Registrant, dated February 21, 1992, relating to GE
              LM1500 engines, components and accessories (1)
      10.4   Maintenance and Support Agreement, between GE and Registrant, dated June 19, 1985, as amended June 21,
              1990, and as further amended November 1, 1991, related to GE LM2500 engines, components and accessories
              (1)
      10.5   Agreement, dated as of July 15, 1992, between Registrant and Rolls-Royce, plc. and Rolls-Royce, Inc.
              relative to the repair and overhaul of Rolls Royce RB211-22B engines (1)
      10.6   Lease Agreement, dated January 14, 1992, between Registrant, as lessee, and Dade County, Florida, as lessor, in respect of former Eastern Airlines engines service center (1)
      10.7   Lease Agreement, dated as of March 15, 1988, as amended, between Dade County, Florida, as lessor, and the predecessor to the Registrant, as Lessee, in respect of buildings 2146 and 2169 in the westside cargo area of Miami International Airport (1)
      10.8   1992 Stock Option Plan, including form of Stock Option Agreement (1)
      10.9   Loan and Security Agreement, dated November 5, 1992, between the Registrant, World Air Leases, Inc. and
              CIT Group/Equipment Financing, Inc. as agent (2)
     10.10   Agreement between the Registrant and the United States Army Foreign Military Sales Program (2)
     10.11   Form of Indenture between Registrant and American Stock Transfer & Trust Company, as Trustee relating to the Debentures (2)
     10.12   Form of Representatives' Warrant (2)
     10.13   Form of Employment Agreement, dated as of September 15, 1993, between Registrant and Eugene P. Conese
              (3)

  NUMBER                                              DESCRIPTION OF EXHIBIT
- -----------  --------------------------------------------------------------------------------------------------------
     10.14   Form of Employment Agreement, dated as of November 15, 1993, between Registrant and Eugene P. Conese,
              Jr. (3)
     10.15   Form of Indemnity Agreement (3)
     10.16   Agreement of Purchase and Sale, dated March 21, 1994, by and among GTC, the Registrant and the Seller
              (4)
     10.17   Disclosure Package to Agreement of Purchase and Sale (4)
     10.18   Supplemental Letter Agreement dated March 21, 1994 between the Registrant and the Seller (4)
     10.19   Letter Agreement, Letter of Credit, and Escrow Agreement, all delivered on and as of April 22, 1994 (4)
     10.20   Second Amended and Restated Revolving Credit and Security Agreement, dated as of April 21, 1994 (4)
     10.21   Agreement and Plan of Merger dated November 7, 1995 by and between the Registrant and GCL (5)
     10.22   Amendment to Employment Agreement with Eugene P. Conese dated December 18, 1995 (5)
     10.23   Amendment to Employment Agreement with Eugene P. Conese, Jr., dated December 18, 1995 (5)
     10.24   Third Amended and Restated Revolving Credit and Security Agreement dated as of March 14, 1995 by and between Registrant, Gas Turbine Corporation and Greenwich Turbine, Inc. and the Bank of New York
              Commercial Corporation (5)
     10.25   Agreement of Purchase and Sale dated April 19, 1996, as amended, between GASI Engine Services
              Corporation and the Registrant and Aviall Services, Inc. and Aviall, Inc. (6)
     10.26   Form of Fourth Amended and Restated Revolving Credit and Security Agreement (7)
     10.27   Form of Revolving Credit Agreement (7)
      11.1   Statement re computation of per share earnings (6)
      12.1   Statement re computation of ratios (6)
      21.1   Subsidiaries of the Company (5)
      23.1   Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (included in Exhibit 5.1)
      23.2   Consent of Deloitte & Touche LLP (7)
      23.3   Consent of Price Waterhouse LLP (7)
      23.4   Consent of KPMG Peat Marwick LLP (7)
      23.5   Consent of Price Waterhouse (7)
        25   Statement of Eligibility of Qualification of Trustee for the Notes under the Trust Indenture Act of 1939
              (7)


- ------------------------
(1) Incorporated by reference and filed as Exhibits to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 10, 1992 (File No. 33-51854)

(2) Incorporated by reference and filed as Exhibits to Registrant's Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 22, 1993 (File No. 33-51854)

(3) Incorporated by reference and filed as Exhibits to Registrant's Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 1993

(4) Incorporated by reference and filed as Exhibits to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 1993 (File No. 33-51854)

(5) Incorporated by reference and filed as Exhibits to Registrant's Form 10-K filed with the Securities and Exchange Commission on December 27, 1995

(6) Previously filed

(7) Filed herewith

ITEM 17.  UNDERTAKINGS.

    1. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    4. The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.


                                          GREENWICH AIR SERVICES, INC.

                                          By:        /s/ EUGENE P. CONESE*

                                             -----------------------------------
                                                      Eugene P. Conese
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                /s/ EUGENE P. CONESE*
     -------------------------------------------        Chairman, Chief Executive Office and       June 4, 1996
                   Eugene P. Conese                      Director (principal executive officer)

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        President, Chief Operating Officer and     June 4, 1996
                Eugene P. Conese, Jr.                    Director

                /s/ ROBERT J. VANARIA*
     -------------------------------------------        Senior Vice President of administration    June 4, 1996
                  Robert J. Vanaria                      and Chief Financial Officer

               /s/ ORLANDO M. MACHADO*
     -------------------------------------------        Vice President, Finance (principal         June 4, 1996
                  Orlando M. Machado                     accounting officer)

           /s/ GENERAL CHARLES A. GABRIEL*
     -------------------------------------------        Director                                   June 4, 1996
        General Charles A. Gabriel USAF (Ret.)

     -------------------------------------------        Director                                   June  , 1996
                  Charles J. Simons

     -------------------------------------------        Director                                   June  , 1996
                  Chesterfield Smith

              *By: /s/ROBERT J. VANARIA
                  Rovert J. Vanaria
                   ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.


                                          GAS TURBINE CORPORATION

                                          By:        /s/ EUGENE P. CONESE*

                                             -----------------------------------
                                                      Eugene P. Conese
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                /s/ EUGENE P. CONESE*
     -------------------------------------------        Chairman, Chief Executive Office and       June 4, 1996
                   Eugene P. Conese                      Director (principal executive officer)

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        President, Chief Operating Officer and     June 4, 1996
                Eugene P. Conese, Jr.                    Director

                /s/ ROBERT J. VANARIA*
     -------------------------------------------        Senior Vice President of administration    June 4, 1996
                  Robert J. Vanaria                      and Chief Financial Officer

               /s/ ORLANDO M. MACHADO*
     -------------------------------------------        Vice President, Finance (principal         June 4, 1996
                  Orlando M. Machado                     accounting officer)

            *By: /s/EUGENE P. CONESE, JR.
                Eugene P. Conese, Jr.
                   ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.


                                          GREENWICH TURBINE, INC.

                                          By:        /s/ EUGENE P. CONESE*

                                             -----------------------------------
                                                      Eugene P. Conese
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                /s/ EUGENE P. CONESE*
     -------------------------------------------        Chairman, Chief Executive Office and       June 4, 1996
                   Eugene P. Conese                      Director (principal executive officer)

     -------------------------------------------        President and Director                     June 4, 1996
                   Robert Loffredo

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        Vice President and Director (principal     June 4, 1996
                Eugene P. Conese, Jr.                    accounting officer)

            *By: /s/EUGENE P. CONESE, JR.
                Eugene P. Conese, Jr.
                   ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.


                                          GASI ENGINE SERVICES CORPORATION

                                          By:        /s/ EUGENE P. CONESE*

                                             -----------------------------------
                                                      Eugene P. Conese
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                /s/ EUGENE P. CONESE*
     -------------------------------------------        Chairman, Chief Executive Office and       June 4, 1996
                   Eugene P. Conese                      Director (principal executive officer)

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        President, Chief Operating Officer and     June 4, 1996
                Eugene P. Conese, Jr.                    Director

                                                        Senior Vice President of
                /s/ ROBERT J. VANARIA*                   administration, Chief Financial
     -------------------------------------------         Officer and Director (principal           June 4, 1996
                  Robert J. Vanaria                      accounting officer)

            *By: /s/EUGENE P. CONESE, JR.
                Eugene P. Conese, Jr.
                   ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.


                                          GAS TURBINE TEST CORPORATION

                                          By:        /s/ EUGENE P. CONESE*

                                             -----------------------------------
                                                      Eugene P. Conese
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                /s/ EUGENE P. CONESE*
     -------------------------------------------        Chairman, Chief Executive Office and       June 4, 1996
                   Eugene P. Conese                      Director (principal executive officer)

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        President, Chief Operating Officer and     June 4, 1996
                Eugene P. Conese, Jr.                    Director

                                                        Senior Vice President of
                /s/ ROBERT J. VANARIA*                   administration, Chief Financial
     -------------------------------------------         Officer and Director (principal           June 4, 1996
                  Robert J. Vanaria                      accounting officer)

               /s/ ORLANDO M. MACHADO*
     -------------------------------------------        Vice President, Treasurer and Director     June 4, 1996
                  Orlando M. Machado

            *By: /s/EUGENE P. CONESE, JR.
                Eugene P. Conese, Jr.
                   ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.


                                          GREENWICH FOREIGN SALES CORPORATION

                                          By:        /s/ EUGENE P. CONESE*

                                             -----------------------------------
                                                      Eugene P. Conese
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                /s/ EUGENE P. CONESE*
     -------------------------------------------        Chairman, Chief Executive Office and       June 4, 1996
                   Eugene P. Conese                      Director (principal executive officer)

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        President, Chief Operating Officer and     June 4, 1996
                Eugene P. Conese, Jr.                    Director

               /s/ ORLANDO M. MACHADO*
     -------------------------------------------        Vice President, Treasurer and Director     June 4, 1996
                  Orlando M. Machado

            *By: /s/EUGENE P. CONESE, JR.
                Eugene P. Conese, Jr.
                   ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.



                                          GREENWICH AIR SERVICES -- TEXAS, L.P.



                                          By: GASI Engine Services Corporation,
                                             General Partner



                                          By:      /s/ EUGENE P. CONESE, JR.


                                             -----------------------------------

                                                   Eugene P. Conese, Jr.,


                                                          PRESIDENT



                               POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene P. Conese, Jr. and Robert J. Vanaria his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and any registration statement filed pursuant to Rule 462(b) of the Act prepared in connection therewith, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                 /s/ EUGENE P. CONESE
     -------------------------------------------        Chairman, Chief Executive Officer and      June 4, 1996
                   Eugene P. Conese                      Director (principal executive officer)

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        President, Chief Operating Officer and     June 4, 1996
                Eugene P. Conese, Jr.                    Director

                /s/ ROBERT J. VANARIA                   Senior Vice President of administration
     -------------------------------------------         and Chief Financial Officer and           June 4, 1996
                  Robert J. Vanaria                      Director

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 4, 1996.



                                          MCALLEN COMPONENTS, L.P.



                                          By: GASI Engine Services Corporation,
                                              General Partner



                                              By:    /s/ EUGENE P. CONESE, JR.


                                                --------------------------------

                                                     Eugene P. Conese, Jr.,


                                                           PRESIDENT



                               POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene P. Conese, Jr. and Robert J. Vanaria his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and any registration statement filed pursuant to Rule 462(b) of the Act prepared in connection therewith, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                         TITLE                         DATE
- ------------------------------------------------------  --------------------------------------  -----------------

                 /s/ EUGENE P. CONESE                   Chairman, Chief Executive Officer and
     -------------------------------------------         Director (principal executive            June 4, 1996
                   Eugene P. Conese                      officer)

              /s/ EUGENE P. CONESE, JR.
     -------------------------------------------        President and Director (principal         June 4, 1996
                Eugene P. Conese, Jr.                    accounting officer)

                /s/ ROBERT J. VANARIA                   Senior Vice President of
     -------------------------------------------         administration, Chief Financial          June 4, 1996
                  Robert J. Vanaria                      Officer and Director

                                 EXHIBIT INDEX


  NUMBER                                          DESCRIPTION OF EXHIBIT                                          PAGE
- -----------  ------------------------------------------------------------------------------------------------     -----
       1.1   Form of Underwriting Agreement (7)
       3.1   Amended and Restated Certificate of Incorporation of the Registrant (6)
       3.2   Amended and Restated By-laws of the Registrant (2)
       4.1   Indenture, dated             , 1996, relating to the Notes (7)
       4.2   Form of Subsidiary Guaranty (included in Exhibit 4.1)
       4.3   Specimen Note (included in Exhibit 4.1)
       4.4   Form of Collateral Sharing Agreement (7)
       4.5   Form of Shares Pledge (7)
       5.1   Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. as to the validity of the
              Notes being registered (7)
      10.1   Air Agency Certificate No. RH2R135L issued by the Federal Aviation Administration to the
              Registrant and related Repair Station Operations Specifications (1)
      10.2   General Terms Agreement, dated as of April 23, 1992, between General Electric Company ("GE") and
              Registrant relating to GE CF6 turbofan jet engines (1)
      10.3   Maintenance and Support Agreement between GE and Registrant, dated February 21, 1992, relating to GE LM1500 engines, components and accessories (1)
      10.4   Maintenance and Support Agreement, between GE and Registrant, dated June 19, 1985, as amended
              June 21, 1990, and as further amended November 1, 1991, related to GE LM2500 engines, components and accessories (1)
      10.5   Agreement, dated as of July 15, 1992, between Registrant and Rolls-Royce, plc. and Rolls-Royce,
              Inc. relative to the repair and overhaul of Rolls Royce RB211-22B engines (1)
      10.6   Lease Agreement, dated January 14, 1992, between Registrant, as lessee, and Dade County,
              Florida, as lessor, in respect of former Eastern Airlines engines service center (1)
      10.7   Lease Agreement, dated as of March 15, 1988, as amended, between Dade County, Florida, as lessor, and the predecessor to the Registrant, as Lessee, in respect of buildings 2146 and 2169 in the westside cargo area of Miami International Airport (1)
      10.8   1992 Stock Option Plan, including form of Stock Option Agreement (1)
      10.9   Loan and Security Agreement, dated November 5, 1992, between the Registrant, World Air Leases,
              Inc. and CIT Group/Equipment Financing, Inc. as agent (2)
     10.10   Agreement between the Registrant and the United States Army Foreign Military Sales Program (2)
     10.11   Form of Indenture between Registrant and American Stock Transfer & Trust Company, as Trustee
              relating to the Debentures (2)
     10.12   Form of Representatives' Warrant (2)
     10.13   Form of Employment Agreement, dated as of September 15, 1993, between Registrant and Eugene P.
              Conese (3)
     10.14   Form of Employment Agreement, dated as of November 15, 1993, between Registrant and Eugene P.
              Conese, Jr. (3)
     10.15   Form of Indemnity Agreement (3)
     10.16   Agreement of Purchase and Sale, dated March 21, 1994, by and among GTC, the Registrant and the
              Seller (4)
     10.17   Disclosure Package to Agreement of Purchase and Sale (4)

  NUMBER                                          DESCRIPTION OF EXHIBIT                                          PAGE
- -----------  ------------------------------------------------------------------------------------------------     -----
     10.18   Supplemental Letter Agreement dated March 21, 1994 between the Registrant and the Seller (4)
     10.19   Letter Agreement, Letter of Credit, and Escrow Agreement, all delivered on and as of April 22,
              1994 (4)
     10.20   Second Amended and Restated Revolving Credit and Security Agreement, dated as of April 21, 1994
              (4)
     10.21   Agreement and Plan of Merger dated November 7, 1995 by and between the Registrant and GCL (5)
     10.22   Amendment to Employment Agreement with Eugene P. Conese dated December 18, 1995 (5)
     10.23   Amendment to Employment Agreement with Eugene P. Conese, Jr., dated December 18, 1995 (5)
     10.24   Third Amended and Restated Revolving Credit and Security Agreement dated as of March 14, 1995 by and between Registrant, Gas Turbine Corporation and Greenwich Turbine, Inc. and the Bank of New
              York Commercial Corporation (5)
     10.25   Agreement of Purchase and Sale dated April 19, 1996, as amended, between GASI Engine Services
              Corporation and the Registrant and Aviall Services, Inc. and Aviall, Inc. (6)
     10.26   Form of Fourth Amended and Restated Revolving Credit and Security Agreement (7)
     10.27   Form of Revolving Credit Agreement (7)
      11.1   Statement re computation of per share earnings (6)
      12.1   Statement re computation of ratios (6)
      21.1   Subsidiaries of the Company (5)
      23.1   Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (included in Exhibit 5.1)
      23.2   Consent of Deloitte & Touche LLP (7)
      23.3   Consent of Price Waterhouse LLP (7)
      23.4   Consent of KPMG Peat Marwick LLP (7)
      23.5   Consent of Price Waterhouse (7)
        25   Statement of Eligibility of Qualification of Trustee for the Notes under the Trust Indenture Act of 1939 (7)


- ------------------------
(1) Incorporated by reference and filed as Exhibits to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 10, 1992 (File No. 33-51854)

(2) Incorporated by reference and filed as Exhibits to Registrant's Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 22, 1993 (File No. 33-51854)

(3) Incorporated by reference and filed as Exhibits to Registrant's Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 1993

(4) Incorporated by reference and filed as Exhibits to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 1993 (File No. 33-51854)

(5) Incorporated by reference and filed as Exhibits to Registrant's Form 10-K filed with the Securities and Exchange Commission on December 27, 1995

(6) Previously filed

(7) Filed herewith